UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule
14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934

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ADT INC.
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Letter from the Chairman of the Board, President and Chief Executive Officer

Dear Fellow Stockholders,

The past year has been pivotal for ADT, as we simplified and refocused our business model following the divestiture of our commercial business and our decision to exit the residential solar business. We also meaningfully improved our capital structure including repayment of more than $2 billion of debt. Meanwhile, in our core consumer business, we continued progress building on our leadership position in the security and smart home spaces to develop expanded offers and solutions to serve new and growing customer segments.

Our business remains centered on the belief that everyone deserves to feel safe. Every day we bring peace of mind to our more than 6 million customers through our innovative offerings, unrivaled commitment to safety, and premium customer experience. In doing so, we deliver Safe, Smart, and Sustainable solutions:

Safe: We protect what matters most

Smart: We deliver customer-focused products, technologies, and services

Sustainable: We make life better for the customers and communities we serve

As we look to the rest of 2024 and beyond, our top objective is to connect and protect our customers through our offerings in smart home and residential security. We believe we are uniquely positioned to do this with our team of more than 14,000 highly experienced professionals, best-in-class technologies and equipment, strong partnerships, and our unrivaled scale and iconic brand. We remain focused on delighting our customers to drive strong brand loyalty and retention.

Our mission is designed to deliver superior results for all stakeholders – our stockholders, our employees, our partners, customers, and the communities we serve. We’re excited for the next chapters in the story as we embark on our 150th year.

Sincerely,

Jim DeVries

TABLE OF CONTENTS

2024 PROXY STATEMENT

PROPOSAL 3 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (SAY ON FREQUENCY)	70

PROPOSAL 4 – APPROVAL OF AN AMENDMENT TO THE OMNIBUS INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER	71

PROPOSAL 5 – APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION FOR EXCULPATION OF OFFICERS	80

PROPOSAL 6 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	82

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	83

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	86

STOCKHOLDER PROPOSALS	87

SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT	88

HOUSEHOLDING MATTERS	92

OTHER MATTERS	93

CAUTIONARY STATEMENT REGARDING FORWARD – LOOKING STATEMENTS	94

APPENDIX A: AMENDMENT TO THE OMNIBUS INCENTIVE PLAN	A-1

APPENDIX B: AMENDMENT TO CERTIFICATE OF INCORPORATION	B-1

2024 PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice of Annual Meeting of Stockholders

Meeting Agenda
➊ Election of directors	➋ Advisory vote to approve the compensation of our named executive officers	➌ Advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers	➍ Approval of an amendment to the omnibus incentive plan to increase the number of shares of common stock authorized thereunder	➎ Approval of an amendment to the articles of incorporation for the exculpation of officers	➏ Ratification of appointment of independent registered public accounting firm

In addition, to transact such other business as may properly come before ADT Inc. (the “Company”) at its Annual Meeting of Stockholders, or any postponement or adjournment thereof (the “Annual Meeting”).

When

Wednesday, May 22, 2024

8:30 a.m. EDT

Where

Virtual Meeting

Who Can Vote at the Annual Meeting

All stockholders of record at the close of business on March 27, 2024, the record date for this year’s Annual Meeting, are entitled to attend and to vote on all items properly presented at the Annual Meeting. We refer to the holders of our Common Stock (the “Common Stock”) as our Common Stockholders. We refer to the holders of our Class B Common Stock as our Class B Common Stockholders. We refer to all of the holders of our Common Stock and Class B Common Stock together as “stockholders” in our proxy materials. Class B Common Stockholders are not entitled to vote on the election of directors.

Date of Mailing

We are mailing a notice of the Annual Meeting (and, for those who request it, a paper copy of this proxy statement and the enclosed form of proxy) to our stockholders on or about April 8, 2024.

Record Date

Close of business on March 27, 2024

How to Vote

If you are a stockholder on the record date, you may vote by following the instructions for voting in the Notice. If you receive paper copies of these proxy materials, you can vote by completing, signing and dating the proxy card you received from us and returning it in the enclosed envelope.

You may also vote via the Internet by following the instructions for voting in the Notice. If you vote online, by phone or by mailing in a proxy card, you or your legally appointed proxy may still attend the Annual Meeting.

We are pleased to announce that the Company will conduct its Annual Meeting on the above date and time by live audio webcast in lieu of an in-person meeting. The Company’s Board of Directors (the “Board of Directors” or the “Board”) believes this meeting format will enhance and facilitate attendance by providing convenient access for all of our stockholders. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting https://www.proxydocs.com/ADT and submit online voting by visiting https://www.proxypush.com/ADT.

We have planned and designed the meeting to encourage stockholder participation, protect stockholder rights, and promote transparency.

Dated: April 8, 2024

By order of the Board of Directors

David W. Smail

Executive Vice President, Chief Legal Officer and Secretary

By Telephone In the U.S. or Canada, you can vote your shares toll-free by calling 1-866-390-9971.
By Mail You can vote by mail by marking, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 22, 2024

The Notice of 2024 Annual Meeting (the “Notice”), Proxy Statement, and 2023 Annual Report and the means to vote by Internet are available at www.proxypush.com/ADT.

By Internet You can vote your shares online at www.proxypush.com/ADT.
By Tablet or Smartphone You can vote your shares with your tablet or smartphone by scanning the QR code.

2024 PROXY STATEMENT	1

PROPOSAL 1 — ELECTION OF DIRECTORS

PROPOSAL 1 Election of Directors The Board of Directors recommends that the stockholders vote FOR the re-election of the Class I Directors as set forth in this proxy statement.

Directors of the Company hold office until the third succeeding annual meeting of stockholders following their election and until the election and qualification of their successors. Under the Company’s amended and restated bylaws (the “Bylaws”) and amended and restated certificate of incorporation (the “Certificate of Incorporation”), the Board of Directors can change the number of directors comprising the entire Board of Directors so long as the number is not more than 15. The Board of Directors currently consists of 12 directors.

All of the nominees are members of the current Board of Directors. If any nominee for election to the Board of Directors should be unable to accept their nomination or election as a director, which is not expected, your proxy may be voted for a substitute or substitutes designated by the Board of Directors, or the number of directors constituting the Board of Directors may be reduced in accordance with the Company’s Bylaws and Certificate of Incorporation.

Directors will be elected by the holders of a plurality of the voting power of the holders of our common stock (the “Common Stock”) of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions and broker non-votes will not be counted for purposes of the election of directors. Under our Certificate of Incorporation, holders of Class B Common Stock are not entitled to vote for the election of directors.

Proposal 1 is for the re-election of each of James D. DeVries, Tracey R. Griffin, Benjamin Honig and Lee J. Solomon as a Class I director for a term that will expire at the 2027 Annual Meeting of Stockholders and until each of their successors has been duly elected and qualified.

2	2024 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

DIRECTOR SKILLS, BACKGROUND AND EXPERIENCE

Skills and Qualifications

Executive Experience: Directors who have held leadership positions in public companies provide insight into the best practices and challenges of leading complex organizations.	●		●	●	●		●	●	●	●	●	●	10

Public Company Board Experience: Directors with previous public company board experience help to enhance the Board’s corporate governance practices.			●	●	●	●	●	●		●	●	●	9

Human Capital Experience: Directors who have experience in human capital management assist in reviewing our efforts to recruit, retain and develop top talent.	●		●		●		●		●	●	●	●	8

Sales/ Marketing/ Brand Management Experience: Directors with experience in sales, marketing and brand management provide insights into the Company’s sales and marketing process and ways to increase the value of our brand in the marketplace.			●		●				●		●		4

Technology/ Cybersecurity Experience: Directors who have expertise in technology fields are particularly important given the Company’s focus on technology innovation and data privacy.									●			●	2

Finance & Accounting Experience: Directors with advanced understanding of finance and accounting provide meaningful oversight of the Company’s financial reporting and control environment, and assessment of its financial performance and stockholder return.	●	●	●	●	●	●	●	●	●	●	●	●	12

M&A and Corporate Strategy Experience: Directors who have expertise in M&A and corporate strategy provide insight into assessing M&A opportunities for a strategic fit, strong value creation potential and clear execution capacity.	●	●	●	●	●	●	●	●	●	●	●	●	12

Background

Director Since	2023	2023	2018	2017	2018	2022	2022	2016	2022	2016	2018	2021

Independent					●				●		●	●

Age	46	34	61	51	59	35	67	37	61	52	67	60

Gender	F	M	M	F	F	M	M	M	M	M	M	F

Race/ethnicity

African American		●			●		●

White/Caucasian	●		●	●		●		●	●	●	●	●

Committee Composition

Audit Committee					●						Chair	●

Compensation Committee	●				●			Chair

Executive Committee		●	●					Chair

Nominating and Corporate Governance Committee			●					Chair		●	●

2024 PROXY STATEMENT	3

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors recommends that the Common Stockholders vote FOR the re-election of the nominees for Class I directors listed below.

Class I Directors

The term of the following four Class I directors will expire at the Annual Meeting. Messrs. DeVries, Honig, Solomon and Ms. Griffin are the only nominees for election at the Annual Meeting for a term that will expire at the 2027 Annual Meeting of Stockholders and until each of their successors has been duly elected and qualified.

James D. DeVries
Age: 61 Director Since: 2018 Chairman, President and Chief Executive Officer Committees: • Executive • Nominating and Corporate Governance

James D. DeVries is Chairman of our Board of Directors, President and Chief Executive Officer (“CEO”) of ADT. Mr. DeVries joined the Company in 2016 as Executive Vice President and Chief Operating Officer and was appointed as our President in September 2017, CEO in December 2018 and as our Chairman in 2023. Prior to joining ADT, he spent nearly a decade at Allstate Insurance Company, serving as Executive Vice President of Operations as well as Executive Vice President and Chief Administrative Officer, with responsibility for real estate and administration, human resources, and procurement. Mr. DeVries has also held various executive and management roles at Principal Financial Group, Ameritech, Quaker Oats Company, and Andrew Corporation.

Currently, Mr. DeVries serves on the board of directors of ABM, a leading provider of integrated facility services and solutions, and is Lead Director on the board of Amsted Industries Inc., a diversified global manufacturer of industrial components. He is a past board member of the Human Resources Management Association of Chicago, the Chicago Public Library Foundation, and the Boys & Girls Clubs of Central Iowa. Mr. DeVries holds a bachelor’s degree from Trinity International University, a master’s degree from Loyola University, and a Master of Business Administration from the Kellogg School of Management at Northwestern University.

Tracey R. Griffin
Age: 59 Director Since: 2018 INDEPENDENT Committees • Audit • Compensation

Tracey R. Griffin is a member of our Board of Directors. She is Group Chief Financial Officer of Chalhoub Group, a privately held luxury goods retailer and distributor marketing in the GCC, headquartered in Dubai, UAE. Prior to her position at Chalhoub, Ms. Griffin served as Chief Financial Officer and Chief Operating Officer of Framebridge, Inc., an online and retail custom framing brand, from November 2019 to January 2023. Prior to that, she served as Chief Financial Officer of Austin-based lifestyle retail brand Kendra Scott, from September 2018 to November 2019. Prior to that, Ms. Griffin was Chief Financial Officer of PANDORA Americas, a global affordable jewelry brand, from February 2016 to September 2018, following her tenure as Chief Operating Officer from October 2014 to February 2016. In these roles at PANDORA, Ms. Griffin was responsible for implementing and overseeing strategic growth initiatives across the company, including its expansion into Latin America. Prior to that, she served as a Senior Partner at McKinsey & Company, a global management consulting firm, where she focused on retail and consumer goods clients. Ms. Griffin previously served on the board of directors of The Children’s Place, a specialty, mall-based retailer, where she was on the Audit and Human Capital Committees. In addition, she was previously the Chairman of the Finance and Audit Committee for the non-profit organization Partnership for a Healthier America, and previously served on the Board and Strategy Committee of the United Negro College Fund (UNCF). Ms. Griffin received her BS in Finance from Georgetown University and an MBA from the Stanford Graduate School of Business.

Chairman of the Finance

and Audit Committee for the

4	2024 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

Benjamin Honig
Age: 35 Director Since: 2022

Benjamin Honig is a member of our Board of Directors and a board designee of certain investors (the “Co-Investors”) in our indirect parent entities other than Apollo Global Management, Inc. (together with its subsidiaries and affiliates, “Apollo” or the “Sponsor”) and was designated by an affiliate of Temasek International (USA) LLC (“Temasek”). Mr. Honig has worked at Temasek, a global investment company, since 2013, investing in technology, media, healthcare, and business services companies. In his role at Temasek, Mr. Honig currently serves as a member of the board of directors of Creative Artists Agency (CAA) Holdings, LLC, a talent agency, and Horizon Media Holdings, LLC, a media agency, and as a board observer of National Veterinary Associates (NVA), a global pet care organization. He was also closely involved in investments made by Temasek including Virtu Financial, Inc., EMC Corp., VMware, Inc., Dell Technologies, Inc., and Harry’s, Inc. From 2010 to 2013, Mr. Honig was employed by Credit Suisse as an investment banker in the Mergers & Acquisitions department. Mr. Honig graduated magna cum laude with a BA in Economics from Cornell University.

Lee J. Solomon
Age: 52 Director Since: 2016 Committees • Nominating and Corporate Governance

Lee J. Solomon is a member of our Board of Directors and a designee of Apollo. Mr. Solomon is a Partner at Apollo Private Equity having joined in 2009. Previously, Mr. Solomon was an executive in the media industry, and prior to that, he served as a Principal at Grosvenor Park, which was a joint venture with Fortress Investment Group. Prior to that, he was the Executive Vice President of Business Affairs for Helkon Media. Mr. Solomon serves on the board of directors of Legend Pictures, LLC, CMG Holdings, Inc. (d/b/a Cox Media Group), Aspen Holdco, LLC (parent of Coinstar), ecoATM Parent, LLC, College Parent Holdings GP, LLC (parent of Yahoo!) and Colonnade Acquisition Corp. II. He previously served on the board of directors of AP NMT JV Newco B.V. (parent of Endemol Shine Group), Redbox Entertainment Inc., Terrier Gamut Holdings, Inc. and Mood Media Corporation. Mr. Solomon received his MBA from The Stern School of Business at New York University and graduated from the University of Rochester with a BA in Economics and Political Science.

Class II Directors

The term of the following four Class II directors will expire at the 2025 Annual Meeting of Stockholders.

Marques Coleman
Age: 34 Director Since: 2023

Marques Coleman is a member of our Board of Directors and a designee of Apollo. Mr. Coleman joined Apollo in 2021 as a Partner at Apollo Private Equity and is responsible for the evaluation of investments across multiple industries. Mr. Coleman previously served on the board of directors of the parent entity of Brightspeed, a telecommunications company, from March 2022 to November 2023. Prior to joining Apollo, Mr. Coleman was a Vice President at private equity firm Veritas Capital from 2019 to 2021. Mr. Coleman graduated from Brown University with a BA in Commerce, Organizations and Entrepreneurship and received his MBA from the Wharton School of Business.

2024 PROXY STATEMENT	5

PROPOSAL 1 — ELECTION OF DIRECTORS

William M. Lewis, Jr.
Age: 67 Director Since: 2022

William M. Lewis, Jr. is a member of our Board of Directors and a designee of Apollo. Mr. Lewis joined Apollo Global Management in November 2021 as a Partner and member of the Management Committee. Prior to joining Apollo, Mr. Lewis was a Managing Director and Chairman of Investment Banking at Lazard Ltd. which he joined in 2004. At Lazard, Mr. Lewis advised corporations on corporate and financial matters, including leveraged buyouts and other M&A activity. In addition, Mr. Lewis chaired the Firm’s Global Investment Banking Managing Director Promotion Committee. Mr. Lewis serves on the board of Ariel Alternatives, LLC and formerly served on the boards of Freddie Mac, Darden Restaurants and Lazard Ltd. He graduated with honors from Harvard College with an AB in Economics and he obtained an MBA from Harvard Business School.

Paul J. Smith
Age: 61 INDEPENDENT Director Since: 2022

Paul J. Smith is a member of our Board of Directors and a designee of State Farm Fire & Casualty Company (“State Farm”). Mr. Smith is Executive Vice President and Chief Operating Officer of State Farm with responsibility for the Property & Casualty and Life product lines along with Enterprise Technology. Currently, he also leads enterprise transformation efforts work to position State Farm for future growth. Mr. Smith joined State Farm in 1988 working in a variety of finance and operational positions. Since 2009, Mr. Smith has been a member of senior leadership, serving in various roles as Chief Financial Officer, EVP, Property and Casualty and EVP, Technology and Innovation. Mr. Smith is also a director of State Farm Investment Management Corp. and State Farm VP Management Corp. Mr. Smith received a BS in Accounting from the University of Wisconsin at Eau Claire and is a graduate of The General Managers Program at Harvard Business School.

Matthew E. Winter
Age: 67 Director Since: 2018 INDEPENDENT Committees • Audit (Chair) • Nominating and Corporate Governance

Matthew E. Winter is a member of our Board of Directors and our Lead Independent Director. Mr. Winter was the President of The Allstate Corporation from January 2015 to February 2018, and prior to that, served as the President, Allstate Personal Lines for The Allstate Corporation from January 2013 to January 2015. Mr. Winter joined The Allstate Corporation in 2009 as President and Chief Executive Officer of Allstate Financial. Mr. Winter also serves on the board of directors and the Audit and Compensation Committees of H&R Block Inc., a tax preparation company, and on the board of directors and Compensation Committee and Finance, Investment & Risk Management Committee of the Hartford Financial Services Group, an investment and insurance company. Mr. Winter holds a BS from the University of Michigan, a JD from the Albany Law School of Union University, and an LLM from the University of Virginia School of Law.

6	2024 PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

Class III Directors

The term of the following four Class III directors will expire at the 2026 Annual Meeting of Stockholders

Nicole Bonsignore
Age: 46 Director Since: 2023

Nicole Bonsignore is a member of our Board of Directors and a designee of Apollo. Mrs. Bonsignore is a Partner at Apollo where she has helped steward the organization’s human capital efforts for over a decade. Mrs. Bonsignore currently leads Human Capital for Apollo’s Equity Business and she is the Global Head of Talent Strategy. She is also a member of Apollo’s Human Capital Leadership Team. Prior to joining Apollo in 2011, Mrs. Bonsignore was a Vice President at Neuberger Berman responsible for the Recruiting and Training & Development team. Mrs. Bonsignore joined Neuberger Berman after spending eight years at Lehman Brothers where she served as the Head of Associate and Analyst Programs for the Investment Management Division. Mrs. Bonsignore started her career at Lehman Brothers as an Investment Banking Analyst in the Consumer & Retail group and she also spent several years as an Equity Research Associate covering Transports & Logistics. Mrs. Bonsignore is a member of the New York Advisory Board for America Needs You (ANY). Mrs. Bonsignore graduated from Bucknell University where she received a BA in Economics.

Stephanie Drescher
Age: 51 Director Since: 2017

Stephanie Drescher is a member of our Board of Directors and a designee of Apollo. Ms. Drescher is the Chief Client and Product Development Officer at Apollo and is a member of the firm’s Management Committee. Prior to joining Apollo in 2004, Ms. Drescher was employed by JP Morgan for ten years, primarily in its Alternative Investment group. Ms. Drescher has served on the board of directors of the JP Morgan Venture Capital Funds I and II, JP Morgan Corporate Finance Funds I and II, JP Morgan Private Investments Inc., and Allied Waste Industries. Ms. Drescher is currently on the board of directors of Daphne Tech Holdings LLC, The Student Leadership Network and the board of observers of iCapital. Ms. Drescher graduated summa cum laude, Phi Beta Kappa from Barnard College of Columbia University and earned her MBA from Columbia Business School.

2024 PROXY STATEMENT	7

PROPOSAL 1 — ELECTION OF DIRECTORS

Reed B. Rayman
Age: 37 Director Since: 2016 Committees • Executive (Chair) • Compensation (Chair) • Nominating and Corporate Governance (Chair)

Reed B. Rayman is a member of our Board of Directors and a designee of Apollo. Mr. Rayman is a Partner at Apollo, focused on private equity investing in the technology, media and home services sectors. Mr. Rayman serves on the board of directors of Yahoo, Western Digital Corporation, Shutterfly, Coinstar, and ecoATM. Prior to joining Apollo in 2010, Mr. Rayman was a member of the Principal Strategies Group at Goldman Sachs and previously was a member of the Industrials Investment Banking group at Goldman Sachs. Mr. Rayman currently serves on the board of New Visions for Public Schools and as Vice Chair of the Private Equity Executive Council of the UJA Federation of New York, and previously was involved with the TEAK Fellowship as a mentor and on the Young Professionals Board. Mr. Rayman graduated cum laude from Harvard with an AB in Economics.

Sigal Zarmi
Age: 60 Director Since: 2021 INDEPENDENT Committees • Audit

Sigal Zarmi is a member of our Board of Directors. Ms. Zarmi has over 30 years of experience in large scale digital transformation, technology operations, strategic planning, leadership and talent development. She is currently a Senior Advisor at the Boston Consulting Group, Inc., a global management consulting firm. Prior to that, she served as International CIO and Global Head of Transformation for Morgan Stanley. Prior to Morgan Stanley, Ms. Zarmi was Vice Chair—Global and US CIO of PwC, and before that, CIO of GE Capital, Americas, where she spent 18 years in various executive technology and operations leadership positions. Ms. Zarmi also serves on the board of directors of Hashicorp, Inc., an infrastructure software company, Global Atlantic Financial Group, a life insurance and reinsurance company, and GoDaddy, Inc., a domain registrant. Ms. Zarmi was inducted into The CIO Hall of Fame in 2021 for her contributions and her leadership in digital transformation and advancing diversity in STEM. Under her leadership Morgan Stanley was named to Fast Company Best Workplaces for Innovators three years in a row. Ms. Zarmi holds an MBA from Columbia University in New York City and a BS in Engineering from the Technion—Israel Institute of Technology in Haifa, Israel.

8	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Loss of Controlled Company Exception

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”). Prior to March 19, 2024, Apollo controlled more than 50% of the combined voting power of the Company with respect to the election of directors, and we were considered a “controlled company” for the purposes of NYSE rules and corporate governance standards. While we were a “controlled company” under NYSE rules, we availed ourselves of applicable “controlled company” exemptions, which exempted us from certain requirements, including the requirements that we have a majority of independent directors on our Board of Directors and that the Compensation Committee of our Board of Directors (the “Compensation Committee”) and Nominating and Corporate Governance Committee of our Board of Directors (the “Nominating and Corporate Governance Committee”) be comprised entirely of independent directors.

On March 19, 2024, upon completion of the underwriters’ exercise of an overallotment option as part of an underwritten secondary offering of our common stock by certain Apollo affiliates and our concurrent repurchase from the underwriters of 15,000,000 shares of common stock that were the subject of the offering which closed on March 11, 2024, Apollo’s combined voting power with respect to the election of directors fell to 49.5%, and we ceased to be a controlled company as of that date. Under NYSE rules, a company that ceases to be a controlled company must comply with the independent board committee requirements as they relate to the nominating and corporate governance and compensation committees on the following phase-in schedule: (i) at least one independent committee member at the time the company ceases to be a controlled company; (ii) at least a majority of independent committee members within 90 days of the date the company ceases to be a controlled company; and (iii) all independent committee members within one year of the date the company ceases to be a controlled company. Additionally, the NYSE rules provide a 12-month phase-in period from the date a company ceases to be a controlled company to comply with the majority independent board requirement.

We currently have one independent committee member on each of the Nominating and Corporate Governance and the Compensation Committees of the Board and are in compliance with the phase-in requirements described above. The Board of Directors will take all action necessary to comply with the remaining phase-in requirements, including appointing a majority of independent directors to the Board of Directors and ensuring that our Compensation and Nominating and Corporate Governance Committees are composed entirely of independent directors by March 19, 2025.

The Audit Committee of our Board of Directors (the “Audit Committee”) is comprised entirely of independent directors.

Director Independence

We have historically availed ourselves of the “controlled company” exemptions under NYSE rules, which exempted us from certain requirements, including that we have a majority of independent directors on our Board of Directors (see “Corporate Governance – Loss of Controlled Company Exception”). No director qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board of Directors broadly considers all relevant facts and circumstances relative to independence and considers the issue not merely from the standpoint of the director, but also from the viewpoint of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships (among others). In accordance with NYSE listing standards, the Board of Directors considers the following categorial standards of director independence, according to which independent directors:

•

Are not, nor have been within the last three years, an employee of the listed company; nor is an immediate family member of such director currently, nor has been within the last three years, an executive officer, of the listed company;

•

Have not received, nor has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

2024 PROXY STATEMENT	9

CORPORATE GOVERNANCE

•

(a) Are not a current partner or employee of a firm that is the listed company’s internal or external auditor; (b) does not have an immediate family member who is a current partner of such a firm; (c) does not have an immediate family member who is a current employee of such a firm and personally works on the listed company’s audit; or (d) were not, and do not have an immediate family member who was, within the last three years, a partner or employee of such a firm and personally worked on the listed company’s audit within that time;

•

Are not, and do not have an immediate family member who is, or have been within the last three years, employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serves or served on that company’s compensation committee;

•

Are not a current employee, or an immediate family member is not a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues; and

•	Do not accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any subsidiary thereof.

The listing standards of the NYSE and the rules of the Securities and Exchange Commission (the “SEC”) require the members of a company’s audit committee to be independent. In compliance with the NYSE listing standards applicable to companies that have just exited “controlled company” status, we have one independent committee member on each of our Compensation and our Nominating and Corporate Governance Committees. The majority of our Board of Directors and the entirety of our Compensation and Nominating and Corporate Governance Committees are required to be independent by March 19, 2025.

The Board of Directors has determined that Ms. Griffin, Mr. Smith, Mr. Winter and Ms. Zarmi are our independent directors, as such term is defined by the applicable rules and regulations of the NYSE and that Ms. Griffin, Mr. Winter and Ms. Zarmi are also independent as defined by the applicable rules and regulations of the SEC and the NYSE for service on the various committees of the Board on which they currently serve. In considering Mr. Smith’s independence, the Audit Committee and the Board of Directors considered the relationship between the Company and State Farm. Our Audit Committee is comprised of Ms. Griffin, Mr. Winter, who serves as chair, and Ms. Zarmi.

Board of Directors Leadership Structure and Board’s Role in Risk Oversight

The Board of Directors is responsible for providing oversight for the Company’s Risk Management programs. As part of its oversight function, the Board regularly reviews the Company’s credit and liquidity positions, as well as its operations, and the risks associated with each. Additionally, the Board, through the Audit Committee, takes an active role in oversight of ADT’s Enterprise Risk Management (“ERM”) program. The Board’s evaluation of the Company’s ERM practices is an ongoing process, with a comprehensive review conducted on an annual basis followed by quarterly updates as necessary or appropriate. Management has developed a comprehensive ERM program based on the 2017 COSO ERM Framework. As part of this framework, management solicits the views and expertise of senior executives from across the Company, conducts external research on industry and general trends, and utilizes third-party risk consulting services. The Company’s Vice President of Risk, Governance, and Internal Audit provides a comprehensive review of ADT’s ERM program, including a review of the Company’s Risk Register, Risk Appetite Statement, and the Company’s plans to mitigate its top risks to the Audit Committee on an annual basis. The Chair of the Audit Committee is responsible for providing updates to the Board of Directors, including with regard to the Company’s Risk Register, and for requesting full Board approval of the Company’s Risk Appetite Statement.

The Compensation Committee is responsible for overseeing the management of risks relating to employee compensation plans and arrangements, and the Audit Committee is responsible for overseeing the management of financial risks, which also more broadly encompasses enterprise risk management, including compliance, cybersecurity, privacy and related risks, as well as the Company’s environmental, social, and governance (“ESG”) strategies, policies and public disclosures. While each committee is responsible for evaluating certain risks, and overseeing the management of such risks, the entire Board

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of Directors is regularly informed through committee reports about such risks. The Company also has a designated Chief Compliance Officer who reports to the Executive Vice President, Chief Legal Officer and Secretary of the Company. The Chief Compliance Officer provides quarterly reports to the Audit Committee.

Our Board of Directors does not currently have a policy as to whether the roles of Chair of our Board of Directors and of the CEO should be separate. Our Board of Directors believes that the Company and its stockholders are best served by maintaining flexibility to determine whether the Chair and CEO positions should be separated or combined at a given point in time in order to provide appropriate leadership for the Company at that time. Currently, our President and CEO, Mr. DeVries, also serves as the Chair of our Board of Directors, a position which Mr. DeVries has held since September 2023. The Board of Directors has determined in its judgment that the Company benefits from having a combined Chair and CEO role at this time. Our Board believes that Mr. DeVries’ leadership and commitment to advancing our mission is important to achieving our strategic objectives. The Board believes that the Company and our stockholders benefit from Mr. DeVries’ deep understanding of our business and culture, as well as his in-depth knowledge of the issues, opportunities and challenges facing the Company and its business.

To balance Mr. DeVries’ combined Chair/CEO role, the Board has a strong Lead Independent Director with a clearly defined role and robust set of responsibilities to further promote effective corporate governance. Our Lead Independent Director is appointed by our non-management directors and Mr. Winter currently serves in this role. We believe Mr. Winter’s strong leadership background in the insurance industry and his deep experience as a public company board member makes him a strong Lead Independent Director. Mr. Winter collaborates with Mr. DeVries in setting meeting agendas, and either may call special meetings of the Board of Directors. As Chair, Mr. DeVries presides over meetings of the Board of Directors. As our Lead Independent Director, Mr. Winter provides independent oversight and works to facilitate effective communication among Mr. DeVries and our independent directors, as well as among non-management directors. As more fully described in our Board Governance Principles, the Lead Independent Director role also includes the following authority and responsibilities, among others:

•	Preside at all meetings of the Board at which the Board Chair is not present;

•	Have the authority to call, and lead, non-management and/or independent director sessions;

•	Have the authority to call special meetings of the Board;

•	Solicit the non-management directors for advice on agenda items for meetings of the Board and executive sessions to help facilitate Board focus on key issues and topics of interest to the Board;

•	Communicate with major shareholders of the Company, as appropriate, if requested by such shareholders; and

•	Consult with the chair of the Compensation Committee on the annual evaluation of the performance of the CEO.

The Company understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company’s size, industry, operations, history and culture. Accordingly, our Board of Directors, with the assistance of the Nominating and Corporate Governance Committee, assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our stockholders.

We believe that our current Board of Directors leadership structure is appropriate and serves the interests of the Company and its stockholders based on the Company’s specific facts and circumstances at this time. In reaching this conclusion, we considered, among other things, the composition and diverse skill-set of the Board of Directors, the tenure of the directors with the Company and their overall experience in the business and working with the Chairman, President and CEO, the executive management group, and the ability of the Board, as currently constituted and managed, to ask challenging questions and further develop the Company’s strategic vision. We also considered the Company’s risk oversight policies and practices to promote more focused and sustained attention to critical areas. These policies and procedures permit and encourage each member to take an active role in all discussions, while also being designed to ensure that different committees develop specific subject matter risk expertise and have focused oversight responsibilities and the ability to act quickly if necessary in their corresponding areas. Our Chairman, President and CEO currently serves on the Executive Committee as well as in the Nominating and Corporate Governance Committee as we are transitioning out of our controlled

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company status under the NYSE listing standards. We believe Mr. DeVries provides an important connection and integration across various aspects of the Board and the Company. This structure of developing focused expertise that feeds up to an informed and engaged full Board is reflected in the Company’s disclosure controls and procedures as well, particularly, although not exclusively, with regard to the Company’s disclosures around risks, trends and uncertainties. Specific disclosures are produced or reviewed and updated by subject matter experts at the Company before being considered by our internal legal and SEC reporting teams, with those inputs then being communicated to our management disclosure committee. Each of our Board committees is authorized by its charter to consult at its discretion with any experts or advisors that it feels would be helpful, and similarly our disclosure committee led by the Company’s Vice President, Chief Accounting Officer and Controller, may consult with internal or external advisors as it deems appropriate in seeking to ensure that our senior management, including our CEO and our Chief Financial Officer, receive the information they need to make timely decisions about the Company’s required disclosures. To facilitate the receipt of full information and robust communication, our Audit Committee, which is chaired by our Lead Independent Director, receives regular reports about the Company’s disclosures from our Chief Financial Officer and from our Chief Accounting Officer.

We will continue to review the appropriateness of these Board and risk oversight systems and structures. If we determine that we should change our leadership structure, we will provide prompt notice to our stockholders, as required under the circumstances.

Board of Directors Meetings and Committees

In fiscal 2023, the Board of Directors held six meetings. During the past fiscal year, all directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

Recent representative discussion topics of the Board of Directors included:

•	The Company’s mission, strategic imperatives and vision, as well as short-term and long-term objectives in light of such mission, strategy and vision.

•

The Company’s strategic initiatives, including with respect to the acceleration of capital efficient growth, maintaining a market leadership position, brand management, go-to-market initiatives, innovation in products and offerings and the development of the Company’s ADT+ platform, and prioritizing the customer experience.

•	Budget in light of key strategic investment areas, product innovation, information technology infrastructure transformation, and progress toward the Company’s multi-year goals.

•	Adoption of the Company’s clawback policy.

•

M&A activity, including a bulk account purchase of approximately 57,000 accounts and strategic partnership activity, including the Company’s ongoing strategic relationship with Google and partnership with State Farm. Among other matters, the Board of Directors discussed the Google strategic relationship, including the expansion of the relationship to Google Cloud Services commitment and the amendment of the Google commercial agreement; and the State Farm strategic partnership including the development of the ADT Home Security Program for State Farm and state-by-state expansion.

•	The divestiture of our commercial business, including its strategic rationale and financial impacts, and related changes to our operating and reportable segments.

•

The Company’s initial plans to strategically optimize its solar business to focus on top performing markets and rationalize its overhead and infrastructure, and later announced plan to fully exit the residential solar business following a strategic review of the business and continued macroeconomic and industry pressures.

•

Cybersecurity, including a tabletop exercise attended by members of the Audit Committee during which key stakeholders reviewed real-world scenarios in order to evaluate and test readiness and response capabilities; facilitate discussions around strategies, effectiveness, and gaps; and suggest improvements for consideration in readiness and response.

•	ERM and associated risk mitigation efforts, including the approval of a company-wide Risk Appetite Statement.

•	The Company’s ESG and corporate responsibility initiatives, as well as related public disclosures such as the Company’s CDP Climate Change Questionnaire.

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•

The Company’s deployment of excess capital, including the use of a portion of the proceeds from the divestiture of our commercial business to redeem approximately $1.3 billion of the first lien term loan facility due 2026, the adoption of a share repurchase plan, and the increase of our quarterly dividend in the first quarter of 2024.

•	Certain capital structure and cost of funds considerations and actions.

•

Reviews by each committee Chairperson of the matters discussed during their most recent committee meetings, together with any committee-recommended actions for the consideration of the Board of Directors.

The Board of Directors has four committees:

•	Audit;

•	Compensation;

•	Executive; and

•	Nominating and Corporate Governance.

Each of these committees operates under written charters which are available at the Company’s website at https://investor.adt.com/ by opening the “Governance” tab, clicking on “Governance Documents,” and clicking on the name of the respective committee charter. Committee charters are also available in print upon the written request of any stockholder. The current committee membership of our Board of Directors is as follows:

Name	Audit Committee	Compensation Committee	Executive Committee	Nominating and Corporate Governance Committee

James D. DeVries (Chairman)

Nicole Bonsignore

Marques Coleman

Tracey R. Griffin

Reed B. Rayman

Lee Solomon

Matthew E. Winter (Lead Independent Director)

Sigal Zarmi

= Member     = Committee Chair

Audit Committee

In fiscal 2023, the Audit Committee held seven meetings. Our Audit Committee consists of Mr. Winter (Chair), Ms. Griffin and Ms. Zarmi. Our Board of Directors has determined that each of Ms. Griffin, Mr. Winter and Ms. Zarmi qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that each of Ms. Griffin, Mr. Winter and Ms. Zarmi are independent as independence is defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the NYSE listing standards. The principal duties and responsibilities of our Audit Committee include the following:

•	To oversee and monitor our accounting, tax, treasury, financial reporting, external reporting, and asset-safeguarding policies and processes;

•	To oversee and monitor the integrity of our financial statements and internal controls;

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•	To oversee and monitor the independence, qualifications, performance, and compensation of our independent auditor;

•	To oversee and monitor the performance of our internal audit function;

•	To discuss, oversee, and monitor policies with respect to risk assessment and risk management;

•	To discuss with management our information technology and cybersecurity risks and concerns on an annual basis, and more frequently if and as needed;

•	To oversee and monitor our compliance with legal and regulatory requirements and the implementation and effectiveness of our compliance and ethics programs;

•	To review and evaluate any actual or potential conflict of interest regarding a related person transaction;

•	To oversee, monitor and engage with management regarding our ESG strategy, policies and public disclosures;

•	To conduct investigations the Audit Committee deems appropriate;

•	To prepare the annual Audit Committee report to be included in our annual proxy statement; and

•	To provide regular reports to the Board of Directors.

The Audit Committee has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.

Recent representative discussion topics of the Audit Committee included:

•

Disclosure, internal control implications and integration and separation considerations relating to the Company’s various M&A activities, including the divestiture of our commercial business, and related changes to our operating and reportable segments.

•

The restatement of our consolidated financial statements included in Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 31, 2022, and Amendments No. 1 to our quarterly reports for the quarters ended September 30, 2022 and March 31, 2023, and the related material weakness in internal control over financial reporting and remediation plan, as well as the conclusion that for the periods ended September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022, and September 30, 2022, disclosure controls and procedures were not effective at the reasonable assurance level.

•	The Company’s ongoing strategic relationship with Google LLC (“Google”) and the more recent investment by and strategic partnership with State Farm.

•	The Company’s ERM framework, objectives and governance, including a recommendation to the Board of Directors with respect to a company-wide Risk Appetite Statement.

•	Disclosures relating to ESG, corporate responsibility and related metrics, the Company’s CDP Climate Change Questionnaire, and the Company’s ongoing ESG program.

•

Information technology operation risks, cybersecurity, and information technology infrastructure transformation, including risks from the development, deployment, and use of artificial intelligence and the Company’s plans to migrate our technology infrastructure to the cloud.

•	Financing transactions considered by the Company and the Company’s capital structure, including those related to the use of proceeds from the divestiture of our commercial business.

•	Tax and Treasury operations and ongoing strategies.

•	Compliance and ethics matters, including Code of Conduct training.

•	Data management and privacy programs.

•	The Company’s supply chain and management.

•	The Company’s Investor Day multi-year goals.

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•	Environmental, health and safety practices.

•	Business continuity governance and disaster recovery management.

•	Review of regulatory and legislative developments impacting the Company and industry.

•	Significant legal matters being addressed by the Company.

•	The Company’s periodic filings and other public disclosures.

Executive Committee

In fiscal 2023, until August, our Executive Committee (the “Executive Committee”) consisted of Messrs. Becker (Chair), DeVries and Rayman. Since September 2023 onward, this committee consists of Messrs. Rayman (Chair), Coleman and DeVries. The Executive Committee held no meetings during 2023. Subject to certain exceptions, the Executive Committee generally may exercise all of the powers and duties of the Board of Directors when the Board of Directors is not in session, or when it is impractical to call a special meeting of the Board of Directors, and to implement the policy decisions of the Board of Directors. The Executive Committee serves at the pleasure of our Board of Directors.

Compensation Committee

In fiscal 2023, the Compensation Committee held three meetings. During 2023, until August, our Compensation Committee consisted of Mr. Becker (Chair), Ms. Griffin and Mr. Rayman. Since September 2023, this committee consists of Mr. Rayman (Chair), Ms. Griffin and Ms. Bonsignore. The principal duties and responsibilities of the Compensation Committee include the following:

•	Review and determine the Company’s compensation strategy to ensure it is appropriate to attract, retain and motivate senior management and other key employees;

•

Review and determine the Company’s executive compensation philosophy, policies and programs that in the Committee’s judgment support the Company’s overall business strategy and review and discuss, at least annually, the material risks associated with executive compensation structure, policies and programs to determine whether such structure, policies and programs encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate any such risk;

•

On an annual basis, review and approve the corporate goals and objectives relevant to the compensation of the Company’s CEO and other executive officers, evaluate each such individual’s performance in light of those goals and objectives, and determine and approve each such individual’s compensation based on such evaluation;

•	Review and approve the Company’s incentive compensation, equity-based plans and pension plans;

•	Review and approve any employment agreement or compensatory transaction with an executive officer of the Company involving compensation in excess of $120,000 per year;

•	Establish and periodically review policies concerning perquisite benefits;

•	Review the Company’s responses to shareholder proposals, if any, relating to compensation matters;

•	Develop and recommend to the Board for approval a CEO and executive officer succession plan; and

•

Prepare an annual Compensation Committee report and take such other actions as are necessary and consistent with respect to the Company’s public disclosures, governing law and the Company’s organizational documents.

Recent representative discussion topics of the Compensation Committee included:

•	Corporate goals and objectives relevant to the compensation of and a determination of the compensation for the CEO and other executive officers and consideration of long-term stockholder value.

•	The evaluation of compensation performance goals and incentive plan structure and related impact on risk-taking by senior executives and employees.

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•	Review and recommendation to the Board for the approval, confirmation and adoption of the Company’s amended and restated clawback policy.

•	Policies designed to foster alignment between management and our stockholders.

•	Consideration of the appropriate peer group for compensation and talent acquisition purposes.

•	Director compensation.

•	New disclosure rules and requirements as they relate to compensation-related matters.

•	Results of our Say on Pay vote and published reports by third parties who evaluate the Company’s compensation practices.

•	Stock ownership guidelines.

We recently ceased to be a “controlled company” under NYSE listing standards and are required to have a Compensation Committee comprised entirely of independent directors by March 19, 2025.

Nominating and Corporate Governance Committee

Our Board of Directors established a Nominating and Corporate Governance Committee. In fiscal 2023, the Nominating and Corporate Governance Committee held two meetings. During 2023, until August, this committee consisted of Messrs. Becker (Chair), DeVries and Press. Between September 2023 and March 2024, this committee consisted of Messrs. Rayman (Chair), DeVries and Solomon. Since March 19, 2024, this committee consists of Messrs. Rayman (Chair), DeVries, Solomon and Winter. The principal duties and responsibilities of the Nominating and Corporate Governance Committee include the following:

•	To identify individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board;

•

To recommend to the Board for approval director nominees, consistent with the criteria approved by the Board, and recommend to the Board the director nominees for the next annual meeting of stockholders or to fill vacancies on the Board;

•

To develop and periodically assess the Company’s policies and procedures with respect to the consideration of director nominees submitted by stockholders of the Company and review the qualifications of such candidates pursuant to these policies and procedures, and to evaluate such candidates in the same manner as other candidates identified to the Nominating and Corporate Governance Committee;

•	To develop and recommend to the Board for approval the criteria for Board membership;

•	To review stockholder proposals affecting corporate governance and to make recommendations to the Board accordingly;

•	To develop and recommend to the Board for approval corporate governance guidelines applicable to the Company; and

•	To oversee the evaluation of the Board, its committees, and management.

Recent representative discussion topics of the Nominating and Corporate Governance Committee included:

•

Review of certain governance matters, such as the continued adequacy of the Company’s Board Governance Principles (the “Board Governance Principles”), and the recent decision to combine the Chair and CEO roles and to nominate a Lead Independent Director.

•	Review and recommendations regarding nominees for election as Directors and with respect to the independence of Directors and qualification of Directors to serve on our various committees.

•	Assessment of the effectiveness of the Board of Directors and committees of the Board of Directors in providing proper governance and oversight.

•	Review of regulatory and legislative developments impacting the Company and industry.

We recently ceased to be a “controlled company” under NYSE rules and are required to have a Nominating and Corporate Governance Committee composed entirely of independent directors by March 19, 2025.

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Compensation Committee Interlocks and Insider Participation

Members of the Compensation Committee during 2023 included Mr. Becker until August, Mr. Rayman (Chair), Ms. Griffin and Ms. Bonsignore, who joined the Compensation Committee in September 2023. None of the members of the Compensation Committee in 2023 were, at any time during 2023 or at any other time, an officer or employee of the Company.

During 2023, none of our executive officers served as a member of the board of directors, or as a member of the compensation committee or similar committee, of another entity that has one or more executive officers who served on our Board of Directors or Compensation Committee at the same time.

Except as described in the section entitled “Certain Relationships and Related Person Transactions” below, none of the members of the Compensation Committee had or has any relationships with us that are required to be disclosed under Item 404 of Regulation S-K.

Identifying and Evaluating Candidates for the Board of Directors

In considering possible candidates to serve on the Board of Directors, the Nominating and Corporate Governance Committee will take into account all appropriate qualifications, qualities and skills in the context of the current make-up of the Board of Directors and will consider the entirety of each candidate’s credentials, including, among other things, their individual background, experience and knowledge. In addition, the Nominating and Corporate Governance Committee will evaluate each nominee according to the following criteria:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards;

•

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company;

•	Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees;

•

Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public and to act in the interests of all stockholders;

•

Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director; and

•

Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, gender identity, sexual orientation, age, disability, political affiliation or any other basis proscribed by law. The value of diversity on the Board should be considered.

The Company has in place Board Governance Principles which are considered when reviewing and evaluating candidates for the Board of Directors. The Nominating and Corporate Governance Committee reviews these Board Governance Principles annually.

In addition, our Board Governance Principles address over-boarding and in order to provide sufficient time for informed participation in their Board responsibilities, any non-management directors who are employed as the CEO of a publicly traded company are required to limit their external directorships of other public companies to one; non-management directors who are otherwise executive officers of a public company are required to limit their external directorships of other public companies to one; non-management directors who are not fully employed are required to limit their external directorships of other public companies to three; and our CEO is required to limit his service on other public company boards to no more than two. The Nominating and Corporate Governance Committee is notified of the intention of directors and the CEO to serve on another for-profit public or private company board of directors, and the Nominating and Corporate Governance Committee reviews the possibility for conflicts of interest or time constraints and may object to such placement in which event the full Board shall determine the disposition of the matter.

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Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee. To have a candidate considered by the Nominating and Corporate Governance Committee, our Bylaws require a stockholder to submit the recommendation in writing and must include the following information:

•

The name and address of the stockholder, as they appear on the Company’s books and records, and evidence of the stockholder’s ownership of Company stock, including the class or series and number of shares owned and the length of time of ownership;

•	A description of all arrangements or understandings between the stockholder and each candidate pursuant to which the nomination is being made;

•

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if nominated by the Board of Directors; and

•

Such other materials or information regarding each proposed candidate required under the Bylaws of the Company and as would be required to be included in a proxy statement under the rules of the SEC if such candidate had been nominated by the Board of Directors.

Each such recommendation must be sent to the Secretary of the Company at ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431 and must be received within the time indicated below under “When are stockholder proposals due for consideration at next year’s annual meeting?” The Nominating and Corporate Governance Committee will evaluate stockholder-recommended director candidates in the same manner as it evaluates director candidates identified by other means.

Corporate Governance Guidelines

Our Board of Directors has adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all of our directors, officers, and employees, and is intended to comply with the relevant listing requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The Code of Conduct contains general guidelines for conducting our business consistent with the highest standards of business ethics. The Company also maintains an ethics hotline as set forth in our Code of Conduct so that any suspected violation of our Code of Conduct can be reported confidentially, without fear of reprisal. We intend to disclose future amendments to certain provisions of our Code of Conduct, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions, and our directors, on our website at https://investor.adt.com/. The Code of Conduct is made available on our website.

We have Board Governance Principles that address significant issues of corporate governance and set forth procedures by which our managers and Board of Directors carry out their respective responsibilities. The principles are available for viewing on our website at https://investor.adt.com/. We will also provide the Board Governance Principles, free of charge, to stockholders who request them. Such requests should be directed to our Secretary at ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431.

Environmental, Social and Governance Initiatives

We recognize the importance of corporate responsibility and have established the following ESG Commitment Statement which guides the integration of our ESG initiatives into our business:

Our commitment to respect the environment, promote social responsibility, and lead with responsible governance is fundamental to who we are and guides our safe, smart and sustainable business practices.

We have also tracked our ESG initiatives in internal annual and periodic reporting. In 2023, we published to our website our 2022 ESG Report, a supplementary report to ADT’s 2021 ESG report, intended to update stakeholders on ESG progress made in 2022. We have continued to include disclosure of our corporate ESG initiatives in our 2023 Annual Report on Form 10-K, and we plan to publish to our website during the second quarter of 2024 our 2023 Corporate Impact Report, which will include as an appendix our 2023 Sustainability Accounting Standards Board Index Report. These reports can be found on our investor relations website at https://investor.adt.com/esg/.

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Executive Sessions of Non-Management Directors

The non-management directors of the Company meet in executive sessions without management on a regular basis. Under the Company’s Board Governance Principles, the Lead Independent Director has authority to call and lead non-management director sessions.

Apollo Approval of Certain Matters and Rights to Nominate Certain Directors

Although funds affiliated with or managed by Apollo no longer beneficially own a majority of our outstanding common stock, Apollo is able to exert significant influence over all matters requiring stockholder approval, including the election of Directors, amendment of our Certificate of Incorporation, and certain corporate transactions. See “Certain Relationships and Related Person Transactions.”

Compensation Risk Assessment

We believe that the performance goals and incentive plan structures generally established under the Company’s executive, annual and long-term incentive programs would not contribute to excessive risk-taking by our senior executives or employees. The approved goals under our incentive programs are consistent with our financial operating plans and strategies, and these programs are discussed and reviewed by the Compensation Committee. The Company’s compensation systems are balanced, rewarding both short-term and long-term performance, and its performance goals are team-oriented, with an individual component, and include measurable factors and objective criteria. The Compensation Committee is actively engaged in setting compensation systems, monitoring those systems during the year and using discretion in making rewards, as necessary. As a result of the procedures and practices described above, the Compensation Committee believes that the Company’s compensation policies and practices for its employees do not encourage risk-taking that is reasonably likely to have a material adverse effect on the Company. This conclusion is based on a risk assessment that was performed by management in conjunction with Pearl Meyer & Partners, LLC (“Pearl Meyer”), the Company’s independent compensation consultant, and presented to and reviewed with the Compensation Committee at its October 2023 meeting.

Communications with the Board of Directors

Stockholders and other interested parties desiring to communicate directly to the full Board of Directors, a Committee of the Board, the Lead Independent Director, independent directors as a group, or an individual director, may do so in writing addressed to the attention of the intended recipient(s), c/o Secretary, ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431. Interested parties may communicate anonymously and/or confidentially if they desire. The Board will periodically review all pertinent stockholder communications. Additionally, the Corporate Law Department may forward certain communications only to the Lead Independent Director, the Chair of the relevant Committee or the individual Board member to whom a communication is directed. All communications received that relate to the Company’s accounting, internal accounting controls or auditing matters will be referred to the Chair of the Audit Committee unless the communication is otherwise addressed. Other communications received will be forwarded as appropriate to the relevant director or directors. Those items that are unrelated to the duties and responsibilities of the Board or its Committees may not be provided to the Board by the Corporate Law Department, including, without limitation, business solicitations, advertisements and surveys; requests for donations and sponsorships; job referral materials such as resumes; product-related communications; unsolicited ideas and business proposals; and material that is determined to be illegal or otherwise inappropriate.

Director Attendance at Annual Meeting

The Company encourages all of our directors to attend each Annual Meeting of Stockholders. Eleven of our directors attended the 2023 Annual Meeting of Stockholders.

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EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

The names of the current executive officers of the Company (and their respective ages as of the date of this proxy statement) are set forth below. Each of our executive officers is re-elected annually by our Board of Directors.

Name	Age	Position

James D. DeVries	61	Chairman of the Board, President and Chief Executive Officer

Jeffrey A. Likosar	53	President, Corporate Development and Chief Transformation Officer and Interim Chief Financial Officer

Jamie E. Haenggi	54	Executive Vice President, Solar

DeLu Jackson	51	Executive Vice President and Chief Marketing Officer

David Scott	50	Executive Vice President and Chief People and Administration Officer

David W. Smail	58	Executive Vice President, Chief Legal Officer and Secretary

Wayne Thorsen	51	Executive Vice President and Chief Business Officer

Donald M. Young	59	Executive Vice President and Chief Operating Officer

James D. DeVries. For the biography of James D. DeVries, please see “Class I Directors.”

Jeffrey A. Likosar

Jeffrey A. Likosar has served as our Interim Chief Financial Officer, since December 31, 2023, and our President, Corporate Development and Chief Transformation Officer since August 2022. Prior to that, and from April 2021, Mr. Likosar was our Chief Financial Officer and President, Corporate Development. From March 2018 to April 2021, Mr. Likosar was our Executive Vice President, Chief Financial Officer and Treasurer, and from February 2017 to March 2018, Mr. Likosar was our Executive Vice President and Chief Financial Officer. Mr. Likosar is currently responsible for corporate strategy, business development, pricing and product strategy, and organizational transformation. Before joining ADT, from February 2014 to September 2016, Mr. Likosar served as CFO at Gardner Denver, a leading global provider of high quality industrial equipment, technologies and services to a broad and diverse customer base through a family of highly recognized brands. Prior to that, Mr. Likosar served in various executive finance roles at Dell Inc., a privately owned multinational computer technology company, and at General Electric, where he held executive finance roles across the Appliances, Plastics, and Aviation Divisions. Mr. Likosar holds a BS in Business Administration from the University of North Carolina at Chapel Hill, Kenan-Flagler Business School.

Jamie E. Haenggi

Jamie E. Haenggi has served as our Executive Vice President, Solar since December 2022. From September 2017 to December 2022, Ms. Haenggi has held senior roles at ADT, including Chief Sales and Marketing Officer, Chief Growth Officer and Chief Customer Officer. With nearly 30 years of experience in the security and telecom industries, Ms. Haenggi is recognized as a leader who builds cultures that inspire world-class customer service and team engagement. Prior to joining ADT in 2016, Ms. Haenggi was Chief Marketing & Customer Experience Officer at Protection One and Chief Marketing Officer and Vice President of Customer Experience at Vonage, Inc., a leading communications solution provider. Ms. Haenggi also led sales and marketing departments at ADT in previous years as well as at Holmes Protection Group and National Guardian Corporation. Ms. Haenggi currently serves on the board of directors for Enphase Energy, a global energy management technology company and the Board of Visitors for Taylor University. Ms. Haenggi holds a BA in International Relations and Japanese from the University of Minnesota. She has been honored in the Marketing Hall of Femme and is a multi-year SAMMY Industry Marketing Award winner.

20	2024 PROXY STATEMENT

EXECUTIVE OFFICERS

DeLu Jackson

DeLu Jackson has served as our Executive Vice President and Chief Marketing Officer since February 2023, where he leverages his over 25 years of marketing and brand leadership with the world’s most recognizable brands to drive ADT’s transformation forward. From September 2021 to February 2023, Mr. Jackson served as our Senior Vice President, Chief Marketing Officer. Prior to joining ADT, he served as Vice President, Precision Marketing at Conagra Brands from August 2017 to September 2021, where he was responsible for integrated marketing, e-commerce, brand strategy, and advertising. Mr. Jackson’s career includes senior roles for domestic and international brands, including Kellogg Company, McDonald’s, Audi, Nissan and Subaru. Mr. Jackson serves as a board member of Latham Group, Inc. Mr. Jackson holds an MBA from the NYU Stern School of Business and a BA in Politics from Princeton University.

David Scott

David Scott has served as our Executive Vice President, Chief People and Administration Officer since September 2023. He is responsible for the Company’s human resources, real estate, security and environmental, health and safety functions. Prior to joining ADT Mr. Scott served as the Executive Vice President, Chief Human Resources Officer at DISH Network from February 2018 to July 2023, where he led an HR transformation and oversaw real estate, construction, travel, security and corporate dining. Mr. Scott began his career at Walmart, where he served for 20 years in various HR leadership roles, eventually serving as Senior Vice President of Talent and Organizational Effectiveness before his departure. He is a graduate of the University of Florida with a BS in business. Mr. Scott currently serves as an Advisory Board member of RemotelyMe.

David W. Smail

David W. Smail has served as our Executive Vice President, Chief Legal Officer and Secretary since February 2019 and has more than 30 years of legal experience in the U.S. and internationally, including 10 years of law firm corporate and securities transactional practice, and more than 20 years in public company general counsel roles. From August 2015 to September 2018, he served as Executive Vice President & Chief Legal Officer for Scientific Games Corporation, a leading developer and provider of technology-based products, systems, platforms and services for the global gaming and lottery industries. Prior to that he held the role of Executive Vice President & General Counsel at Morgans Hotel Group, an international hospitality company, and previously was Executive Vice President and Group General Counsel of global advertising and communications services group Havas S.A. He also was a partner in the international law firm Hogan Lovells (previously Hogan & Hartson). He received a JD cum laude from Harvard Law School and a BA summa cum laude in Biology and French from Macalester College.

Wayne Thorsen

Wayne Thorsen has served as our Executive Vice President and Chief Business Officer since joining ADT in January 2023 and is responsible for leading ADT’s product, innovation, business development and partnership teams. From May 2018 until January 2023, Mr. Thorsen served as Vice President, Devices and Services Business Development at Google, where he led partnerships for Nest, Pixel, Chromecast, Google Home, Fitbit, Google Labs, Google Fi and the smart home ecosystem. Prior to that, he was Senior Vice President, Marketing and Strategic Partnerships at Social Finance, Inc. (SoFi), a personal finance company, from 2017 to 2018. He has more than 15 years of experience in business development, strategic partnerships and product and marketing development, including leadership roles at SoFi, Viacom, Telefónica Digital and Microsoft. Mr. Thorsen holds an MBA from Columbia Business School and BS in Computer Science from Columbia University.

2024 PROXY STATEMENT	21

EXECUTIVE OFFICERS

Donald M. Young

Donald M. Young has served as our Executive Vice President and Chief Operating Officer since April 2021, and is responsible for leading the Company’s field office and call center operations, IT, and procurement. Previously Mr. Young was our Chief Information Officer and Executive Vice President, Field Operations from December 2018 to April 2021, and our Senior Vice President and Chief Information Officer from September 2017 to December 2018. He has more than 30 years of experience in the security industry, including executive roles at Protection One, Stanley Security Solutions, ASG Security and Securitylink. Mr. Young also held leadership positions within security industry associations as past president of both The Monitoring Association (TMA) and Partnership for Priority Video Alarm Response (PPVAR). Mr. Young began his career in the security industry after serving four years in the United States Air Force as a computer programmer analyst. He holds an Associate Degree in Data Processing from the Community College of the Air Force and a BS degree in Information Management from the American Military University.

22	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION - COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) section of the proxy statement describes in detail the Company’s executive compensation philosophy and programs, as well as the compensation decisions made by the Compensation Committee and the factors which were considered in making those decisions. This Compensation Discussion and Analysis focuses on the compensation of our named executive officers (“NEOs”) who, for fiscal year 2023, are listed below.

NAME	AGE	TITLE

James D. DeVries	61	Chairman of the Board, President and Chief Executive Officer

Jeffrey A. Likosar	53	President, Corporate Development and Chief Transformation Officer and Interim Chief Financial Officer

David W. Smail	58	Executive Vice President, Chief Legal Officer and Secretary

Wayne D. Thorsen	51	Executive Vice President, Chief Business Officer

Donald M. Young	59	Executive Vice President and Chief Operating Officer

Kenneth J. Porpora(1)	47	Former Executive Vice President and Chief Financial Officer

Daniel M. Bresingham(2)	52	Former Executive Vice President, Commercial

Harriet K. Harty(3)	57	Former Executive Vice President and Chief Administrative Officer

(1)	Mr. Porpora’s employment with the Company ended on December 29, 2023.
(2)	Mr. Bresingham’s employment with the Company ended on October 2, 2023 as a result of the divestiture of our commercial business.
(3)	Ms. Harty’s employment with the Company ended on August 4, 2023.

Executive Compensation - Compensation Discussion and Analysis Table of Contents

2024 PROXY STATEMENT	23

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

2023 Highlights

We delivered solid overall performance during 2023, while also investing for the future, reshaping and focusing our portfolio, and meaningfully improving our capital structure and related flexibility.

We remain focused on cash generation and capital-efficient growth within our core security and smart home business, which we believe is large and growing. Our commitment to our core business was underscored by the October 2023 divestiture of our commercial business and the January 2024 announcement of our exit from the residential solar market.

In our consumer and small business segment (“CSB”), we saw strong demand for our smart home and security solutions despite the inflationary economic conditions and rising interest rates, and generated revenue growth of 6% year-over-year. We maintained high customer retention and delivered a record year-end recurring monthly revenue (“RMR”) balance of $353 million. We retained our existing customers with a gross revenue attrition rate of 12.9%, and we added new customers efficiently, with a low revenue payback period of 2.1 years.

We also advanced key components of our strategy, including the launch of our next-gen ADT+ platform, our growing use of virtual technologies, including to replace truck rolls, and advancement of our partnerships with State Farm and Google to introduce new offers and capabilities.

In early 2023 we launched our ADT+ for self-set up customers, and in December 2023, we began the rollout of the ADT+ app and new hardware set for professionally installed customers in select pilot markets. We plan to expand this offering to new geographies throughout 2024, enabling greater differentiation and new use cases of appeal to new and growing customer segments. In connection with our partnership with State Farm, we also launched an exclusive offer to State Farm policy holders in initial markets during 2023, and we now have offerings available in 13 states. Our Google partnership continues to enable greater capital efficiency through high device take-rates, which contributed to our average install revenue of approximately $1,400 per new residential installation, while delivering strong customer satisfaction.

We also significantly reduced leverage, improved borrowing costs, and extended debt maturities during 2023, highlighted by $2.1 billion of debt reduction. We refinanced approximately $1.4 billion of debt, extending the maturity from 2026 to 2030, reduced borrowing costs by approximately 35 basis points, and benefited from both Moody’s and S&P upgrading our corporate credit rating.

Chief Executive Officer – Performance Goals

Mr. DeVries’ performance as President and CEO is evaluated using the following categories which are determined by the Compensation Committee: operating results, developing and implementing a long-term strategy, maintaining and motivating a high-performing team, and building a culture and team inclusive of underrepresented groups.

Under Mr. DeVries’ leadership, ADT delivered solid performance, invested for the future, reshaped its portfolio, and meaningfully improved the Company’s capital structure. ADT delivered record end-of-period RMR, maintained near-record customer retention and improved revenue payback, and posted strong financial and operating results.

With a focus on the long-term growth strategy of ADT, Mr. DeVries delivered on key areas of focus for ADT’s future.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Delivered Foundations for Growth

•	Continued growth of RMR, ending the year at a record level

•	Maintained near-record customer retention and improved revenue payback with strong customer satisfaction

Unlocked Shareholder Value

•	Completed sale of commercial business at market premiums

•	Fortified capital structure and balance sheet by reducing debt, improving borrowing costs, and improving credit ratings

Drove Strategic Differentiators: Innovative Offerings, Unrivaled Safety and Premium Experience

•	Launched ADT’s new proprietary home security and smart home application and product and solution set

•	Advanced State Farm partnership with offering for State Farm customers expanding to 13 states

•	Extended and expanded Google relationship to include Cloud and AI undertakings focused on efficiency and service improvements

•	Accelerated digital migration with expansion of virtual service and sales, and strengthening of eCommerce presence

•	Expanded Alarm Scoring pilot program, enabling first responders to prioritize based on more precise alarm and event data

•	For the fifth consecutive year, ADT earned the title of most trusted home security system brand in a study based on consumer ratings conducted by Lifestory Research

Executive Compensation Philosophy

The Company’s executive compensation program is guided by the following principles, which make up our executive compensation philosophy:

Pay for Performance. Compensation opportunities are designed to align executives’ pay with the Company’s performance, measure the impact of performance against individual objectives and focus on producing sustainable long-term growth.

Attract, Promote and Retain Talented Management Team. We compete for talent with other companies both smaller and larger, and both in our market and in other industries. To attract and retain executives with the experience necessary to achieve our business goals, compensation must be competitive and appropriately balanced between fixed compensation and at-risk compensation.

Align Management’s Interests with Interests of Stockholders. We believe that management should have a significant financial stake in the Company to align their interests with those of the stockholders and to encourage the creation of long-term value. Therefore, equity awards make up a substantial component of executive compensation.

To reflect these principles, our executive compensation program has three key elements: base salary, annual cash incentive compensation and long-term equity compensation. We have aimed to ensure that the base salary and target annual incentive levels of each NEO are competitive to retain and appropriately reward our NEOs for their ongoing service and achievements, and the focus we place on equity compensation aligns the interests of management with those of our shareholders and promotes focus on long-term success. We also provide limited perquisites and retirement benefits to our NEOs.

2024 PROXY STATEMENT	25

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

We believe that the design of our executive compensation program and our compensation practices support our compensation philosophy. Each year, our Compensation Committee evaluates our compensation philosophy and each of the elements of our compensation program, and may make adjustments or changes as it deems appropriate.

	WHAT WE DO	WHAT WE DO NOT DO

We align executive compensation with the interests of the Company’s stockholders	Pay clearly aligned with performance	No guaranteed pay increases
	Executive compensation program designed to ensure majority of value is at-risk	No guaranteed level of annual bonus payouts
Double-trigger change in control provisions

We designed the Company’s executive compensation program to avoid excessive risk and promote sustainable growth	Annual evaluation of risk in compensation programs to ensure mitigation of undue risk	Cap incentive-based payouts
	Mix of compensation components (fixed and variable pay, short- and long-term incentives) that encourage focus on both the short- and long-term interests of the Company and its stockholders	No hedging, pledging or short sales of our stock is permitted by employees or directors(1)
Incentive awards with payouts based upon a variety of financial, operational and individual objectives, which minimizes the risk associated with any single performance measure
Compensation Committee has discretion to reduce incentive payouts even if goals were achieved
Pay Recoupment Policy

We adhere to executive compensation best practices	Independent compensation consultant	No repricing of underwater stock options
	Reasonable post-employment/change in control provisions	No inclusion of the value of equity awards in severance calculations
	Limited perquisites	No excise tax gross-ups upon change in control
	Anti-hedging and pledging policies	No hedging, pledging or short sales of our stock is permitted by employees or directors(1)
Executive and Non-Employee Director stock ownership guidelines

(1)	Pledges existing at the time such prohibition was established in July 2021 were permitted to remain in existence.

Process for Determining Executive Officer Compensation (Including NEOs)

Role of Compensation Committee and Board of Directors

Our Compensation Committee is responsible for, among other things, overseeing our overall compensation structure, policies and programs, including assessing whether our compensation structure results in appropriate compensation levels and incentives for executive management and employees, and for reviewing the performance of and approving the compensation awarded to our executive officers and other senior officers who are subject to the filing requirements of Section 16 of the Exchange Act. Our Lead Independent Director also will consult with the chair of our Compensation Committee on the performance of the CEO. In addition, our Compensation Committee is responsible for the approval of equity awards to all of our employees, including grants made to our executive officers. The Board of Directors approves, pursuant to Rule 16b-3 of the Exchange Act, the exemption of such grants, acquisition of shares of our Common Stock upon settlement or exercise of such grants, and subsequent dispositions of such shares of our Common Stock to the Company for tax withholding from liability under Section 16(b) of the Exchange Act. In addition, the Compensation Committee reviews annually the corporate goals and objectives applicable to the compensation of our executive officers. The Compensation Committee also ratifies, from time to time, the authority of our CEO to approve equity grants to our employees who are not executive officers under our Policy and Procedures for Granting Equity-Based Awards, subject to certain other restrictions as set forth in such policy.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Role of Management

In making determinations with respect to executive compensation for executive officers, our Compensation Committee considers input from the CEO. The CEO provides insight to the Compensation Committee on specific decisions and recommendations related to the compensation of the executive officers other than himself. Our Compensation Committee believes that the input of the CEO with respect to the assessment of individual performance, succession planning, and retention is a key component of the process.

Role of Independent Compensation Consultant

The Compensation Committee has the authority to retain, compensate, and terminate an independent compensation consultant and any other advisors necessary to assist in its evaluation of executive compensation.

The Board of Directors retained Pearl Meyer, a compensation consulting firm, as its independent external advisor to assist in its evaluation of executive compensation, and to provide insight and market perspective on our current compensation programs. In selecting Pearl Meyer, the Board of Directors reviewed their independence, including the factors prescribed by the SEC and NYSE, and concluded that there were no conflicts of interest that would preclude them from serving as an independent advisor to the Board. Pearl Meyer does not provide other services to us, except at the direction of our Board of Directors or Compensation Committee. We do not have any other relationships with Pearl Meyer.

Role of External Market Data

The Compensation Committee considers a number of factors in determining target total compensation for each of the Company’s executive officers (including our NEOs). These factors include, but are not limited to, position-specific market data, the executive’s experience and performance, and internal pay equity. While the Compensation Committee strives to generally target executive compensation at the median of the Company’s competitive market (including both selected peer companies and the broader competitive market) in the aggregate, it also applies discretion based upon its review of the factors noted above to make individual compensation decisions for the Company’s executive officers. In addition, the Compensation Committee may target above-median market compensation for specific individuals for a variety of reasons, including, but not limited to:

•	specific organizational considerations, for example, because the role is considered critical to delivering on our overall business strategy;

•	the need for specific expertise in building new or improving upon existing business functions, particularly in the process of hiring candidates from external sources; and

•	the retention of key executives the Company believes are critical to its success.

Similarly, the Compensation Committee may target below-median compensation if individuals are new in their roles or are performing a role that is narrower than what is typical in the market.

2024 PROXY STATEMENT	27

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Peer Group Development

The Compensation Committee, with the assistance of Pearl Meyer, has developed a peer group for use in making compensation decisions. While the Compensation Committee considers the executive compensation data at peer group companies, it is not the sole factor in the decision-making process. The Compensation Committee also considers general industry data from third-party providers in its review of compensation for our executive officers (including our NEOs). Neither the Compensation Committee nor management has any input into the companies included in these general industry surveys. The table below highlights how the companies included in the peer group were chosen, and how the compensation information related to these companies is used.

How Peer Group Companies are Selected	How Peer Group Data is Utilized

•  Similar or related industry sector

•  Generally focused on business models that generate subscription-based recurring revenue

•  Provide a technology-enabled service

•  Primarily business-to-consumer (B2C) focused, although companies that are business-to-business (B2B) focused are also considered

•  Generally between $2 billion and $10 billion in revenue

•  As an input in determining base salaries, annual incentive targets and long-term incentive award targets

•  As an input in the design of compensation plans

•  To validate whether our executive compensation program is aligned with Company performance

•  To inform on market practice regarding the form and mix of equity awards granted to our employees

The Compensation Committee assesses the peer group periodically to determine whether any significant changes to the business conditions of the Company or any of its peers would warrant any changes to the peer group. In October 2023, the Compensation Committee approved the 2024 peer group with no changes from the previous year. The peer group consists of technology focused companies with high prevalence across all key business model criteria.

2024 Peer Group

Akamai Technologies, Inc.	H&R Block, Inc.	Rollins, Inc.

The Brink’s Company	NCR Voiyx Corporation	Sirius XM Holdings Inc.

Cintas Corporation	NetApp, Inc.	Telephone and Data Systems, Inc

Equifax Inc.	Republic Services, Inc.	Trimble Inc.

Frontier Communications Parent	Rockwell Automation, Inc.	VMware, Inc.

2023 Advisory Vote on Executive Compensation

At our 2023 Annual Meeting, over 99% of the shares voted were cast in favor of our advisory vote to approve the compensation of our NEOs.

We recognize that the business and executive compensation environments continue to evolve, and we are committed to having compensation programs and practices that support our business objectives, promote good corporate governance, and align executive pay with the Company’s performance. The Compensation Committee will continue to consider the results from this year’s and future advisory stockholder votes regarding our executive compensation programs. See “Proposal 3—Advisory Vote to Approve the Compensation of our Named Executive Officers” for additional information.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Elements of Executive Compensation

The Company’s total direct compensation program consists of three main elements: base salary, annual cash incentives, and equity-based long-term incentives. A significant majority of our NEOs’ total direct compensation is performance-based and at-risk. The Company also provides various benefit and retirement programs. The table below provides an overview of the elements of the Company’s executive compensation program, a brief description of each compensation element, and the reason for inclusion in the executive compensation program.

COMPENSATION DASHBOARD

Fiscal Year 2023

Annual Total Direct Compensation

2024 PROXY STATEMENT	29

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Other Elements of Compensation

Benefits	Retirement Programs	Perquisites

•  To promote the health, wellness, and well-being of executives

•  Includes medical, dental, and disability plans

•  The NEOs are eligible to participate in the same benefit plans applicable to the Company’s employee population as a whole

•  The NEOs generally are eligible to participate in the same basic retirement plans available to the Company’s non-union employee population as a whole

•  Includes both a retirement savings plan and a deferred compensation plan

•  The Company generally believes that providing perquisites to our executives that are not provided to the employee population as a whole is not aligned with stockholder interests and best practices

•  As a limited exception, our CEO is provided reimbursement of certain travel and housing expenses on a grossed-up for taxes basis each calendar year and certain executives, including the NEOs, are eligible to receive an annual physical examination at the Company’s expense

•  Additional detail can be found in this section under the heading “Executive Benefits and Limited Perquisites.”

Base Salary

Each NEO is party to an employment agreement or offer letter that provides for a fixed base salary, subject to annual review. The Compensation Committee reviews base salary levels on an annual basis to determine whether the base salary level is appropriate given the NEO’s job responsibilities, experience, value to the Company, and market pay level. Base salary levels are determined by taking into consideration all elements of compensation as a whole, and are based on individual position, experience, and competitive market base salaries for similar positions. We do not guarantee any base salary increases.

In February 2023, the Compensation Committee approved base salary increases, effective March 26, 2023, as shown in the table below.

The following are the actual base salaries for each NEO as of December 31, 2022 and 2023, respectively (actual salary paid in respect of 2023 appears in the Summary Compensation Table).

Name	Base Salary December 31, 2022	Base Salary December 31, 2023	Increase %

James D. DeVries	$1,086,750	$1,124,786	3.5%

Jeffrey A. Likosar	$ 706,808	$ 731,546	3.5%

David W. Smail	$ 551,655	$ 570,963	3.5%

Wayne D. Thorsen (1)	$ —	$ 565,000	—

Donald M. Young	$ 565,446	$ 585,237	3.5%

Kenneth J. Porpora (2)	$ 600,000	$ 636,000	6.0%

Daniel M. Bresingham (3)	$ 565,446	$ 585,237	3.5%

Harriet K. Harty (4)	$ 524,996	$ 543,371	3.5%

(1)	Mr. Thorsen began his employment with the Company on January 9, 2023.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

(2)	Mr. Porpora’s employment with the Company ended on December 29, 2023.
(3)	Mr. Bresingham’ s employment with the Company ended October 2, 2023 as a result of the divestiture of our commercial business.
(4)	Ms. Harty’s employment with the Company ended on August 4, 2023.

Annual Incentive Compensation

The second component of executive officer compensation is an annual cash incentive based on the Company’s performance. Tying a portion of total compensation to annual Company performance permits us to adjust the performance metrics each year to reflect changing objectives and to emphasize those that may be of special importance for a particular year. Through the annual incentive program, we seek to provide an appropriate amount of short-term cash compensation that is at-risk and tied to the achievement of certain short-term performance goals.

For 2023, the target bonus opportunities for our NEOs were as follows:

Name	Target Bonus % of Base Salary

James D. DeVries	150%

Jeffrey A. Likosar	100%

David W. Smail	70%

Wayne D. Thorsen	100%

Donald M. Young	100%

Daniel M. Bresingham	100%

Kenneth J. Porpora	100%

Harriet K. Harty	70%

For the 2023 fiscal year, the annual incentive plan (the “2023 AIP”) was approved with a design that reflects the Company’s focus as a primarily subscriber-based business with significant RMR. The metrics utilized in the 2023 AIP were selected to drive results in those categories that we believed would have the most significant impact on the success of our subscriber-based business. The metrics utilized for the 2023 fiscal year, as well as the respective weightings for each metric, are set forth in the table below. In order to achieve any payout on a metric, a threshold performance level was required to be met, which would result in a 50% payout for that metric. Bonus payouts were also subject to a maximum of 200% of target; performance above maximum would not result in any additional payout. In addition, the Compensation Committee retains discretion to adjust the payout levels under the AIP, including to reflect the Company’s performance more broadly or an executive’s individual performance.

Performance Metric	Weighting	Target(1)	Actual Performance	Performance as a % of Target	Weighted Business Performance

Adjusted EBITDA ($ Millions)(2)	50%	$2,414	$2,365	98.0%	35%

Ending Recurring Monthly Revenue (RMR) ($ Millions)(3)	50%	$352.0	$353.1	100.3%	54%

TOTAL					89%

(1)

Targets were adjusted as a result the disposition of several businesses, the largest of which was our commercial business. The Committee determined that an adjustment to Annual Incentive Plan targets was warranted, which is reflected in the table above. This adjustment, which was necessary to compare actual performance to the target on a consistent basis, resulted in the Adjusted EBITDA target for 2023 being lower than the corresponding target and actual performance for 2022.

(2)	Adjusted EBITDA is a non-GAAP metric. See below for definition of this non-GAAP metric.
(3)	Ending RMR is generated by contractual recurring fees for monitoring and other recurring services provided to our CSB customers, including contracts monitored but not owned.

The Company’s performance against the metrics presented above, including the weighted business performance result of 89% was used to fund the overall award pool.

2024 PROXY STATEMENT	31

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

The following table summarizes the calculation of bonuses for fiscal year 2023 paid to each of the NEOs.

Name	Base Salary	Bonus Target %	Bonus Target	Business Performance	Actual Bonus Paid for Fiscal Year 2023	Payout as a Percent of Target

James D. DeVries	$1,124,786	150%	$1,687,179	89%	$1,501,589	89%

Jeffrey A. Likosar(1)	$731,546	100%	$731,546	89%	$851,076	116%

David W. Smail	$570,963	70%	$399,674	89%	$355,710	89%

Wayne D. Thorsen(2)	$565,000	100%	$552,616	89%	$491,829	89%

Donald M. Young	$585,237	100%	$585,237	89%	$520,861	89%

Kenneth J. Porpora(3)	$636,000	100%	$636,000	89%	$—	0%

Daniel M. Bresingham(4)	$585,237	100%	$585,237	89%	$—	0%

Harriet K. Harty(5)	$543,371	70%	$225,089	89%	$200,329	89%

(1)

Mr. Likosar’s bonus payout percentage is based upon the Compensation Committee’s review of his individual performance against full year 2023 objectives and he received an additional $200,000 in recognition of his enabling ADT’s transformation, focusing on consumer and small business with the divestiture of the Commercial business and the expansion of the State Farm relationship

(2)

Mr. Thorsen has served as our Executive Vice President and Chief Business Officer since January 9, 2023. In accordance with his offer letter, his 2023 AIP incentive award was prorated based on his hire date. The actual bonus payment is based on the actual level of achievement of the applicable performance goals for the year.

(3)

Mr. Porpora served as our Executive Vice President and Chief Financial Officer until his separation from the Company on December 29, 2023. In connection with his termination of employment, his AIP award was forfeited.

(4)

Mr. Bresingham served as our Executive Vice President, Commercial until his employment with the Company ended on October 2, 2023 as a result of the divestiture of our commercial business. As a result, he did not receive an AIP award.

(5)

Ms. Harty served as our Executive Vice President and Chief Administrative Officer until her separation from the Company on August 4, 2023. In accordance with the terms of her Separation Agreement dated August 4, 2023, her 2023 AIP award is based on the number of full months completed from the beginning of the fiscal year through the date of her separation from service. The actual bonus payment is based on the actual level of achievement of the applicable performance goals for the year as agreed in connection with her separation of service.

Non-GAAP Measures – Adjusted EBITDA

Adjusted EBITDA

We believe Adjusted EBITDA is useful to investors to measure the operational strength and performance of our business. We believe the presentation of Adjusted EBITDA is useful as it provides investors additional information about our operating profitability adjusted for certain non-cash items, non-routine items we do not expect to continue at the same level in the future, as well as other items not core to our operations. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against other peer companies using similar measures.

We define Adjusted EBITDA as income or loss from continuing operations adjusted for (i) interest; (ii) taxes; (iii) depreciation and amortization, including depreciation of subscriber system assets and other fixed assets and amortization of dealer and other intangible assets; (iv) amortization of deferred costs and deferred revenue associated with subscriber acquisitions; (v) share-based compensation expense; (vi) merger, restructuring, integration, and other items such as separation costs; (vii) losses on extinguishment of debt; (viii) radio conversion costs, net of any related incremental revenue earned ; (ix) adjustments related to acquisitions, such as contingent consideration and purchase accounting adjustments, or dispositions; (x) impairment charges; and (xi) other income/gain or expense/loss items such as changes in fair value of certain financial instruments or financing and consent fees.

There are material limitations to using Adjusted EBITDA. Adjusted EBITDA does not take into account certain significant items, including depreciation and amortization, interest, taxes, and other adjustments which directly affect our net income

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or loss. These limitations are best addressed by considering the economic effects of the excluded items independently and by considering Adjusted EBITDA in conjunction with income or loss from continuing operations as calculated in accordance with GAAP.

Long-Term Equity Compensation

The Company’s long-term incentive compensation program is designed to provide a significant portion of our executives’ compensation opportunity in equity-based instruments. We believe that long-term equity compensation is important to ensure that the interests of our executives are aligned with those of our stockholders, thus promoting value-creation for our executives and our stockholders. The annual equity award grant process occurs in conjunction with our annual assessment of individual performance and potential and takes into account the competitive compensation landscape. In addition to annual grants, the Company may make equity grants in certain other circumstances, such as for new hires or promotions, or to recognize an individual’s extraordinary contributions to the Company.

Our Board of Directors adopted, and our stockholders approved, our 2018 Omnibus Incentive Plan (as amended, the “Omnibus Incentive Plan”), pursuant to which we are permitted to grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock, restricted stock units (“RSUs”), and other stock-based awards as permitted under the Omnibus Incentive Plan. The Omnibus Incentive Plan is designed to align the interests of our management team with our stockholders.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

2023 Long-Term Incentive Plan Equity Awards

For fiscal year 2023, awards of equity under our annual long-term incentive program (the “2023 LTIP”) were delivered to employees in the form of RSUs. The following table describes the general terms and conditions applicable to awards under our 2023 LTIP:

Grant Type	Vesting	Other Terms & Conditions
RSUs	Generally, one-third per year, subject to continued employment through each applicable vesting date.	Accumulate dividend equivalent units with respect to dividends, which vest in accordance with the vesting of the underlying RSU award.

Target 2023 long-term incentive opportunities for Messrs. DeVries, Likosar, Smail, Thorsen, Young, Porpora, and Bresingham and Ms. Harty, were approved in early 2023. Prior to the approval of the 2023 long-term incentive opportunities for our NEOs, the Compensation Committee reviewed and determined that the amounts remain market competitive. Target 2023 long-term incentive opportunities and the number of RSUs awarded to our NEOs are set forth in the table below:

Name	Aggregate Value of 2023 LTI Award	RSUs Awarded (#)

James D. DeVries	$5,977,125	786,463

Jeffrey A. Likosar	$1,150,000	151,315

David W. Smail	$750,000	98,684

Wayne D. Thorsen(1)	$750,000	98,684

Donald M. Young	$750,000	98,684

Kenneth J. Porpora(2)	$1,000,000	131,578

Daniel M. Bresingham(3)	$750,000	98,684

Harriet K. Harty(4)	$750,000	98,684

(1)	The 2023 target long-term incentive opportunity for Mr. Thorsen does not reflect his sign-on equity award opportunity as described below.
(2)	Mr. Porpora’s employment with the Company ended on December 29, 2023, and his long-term incentive awards were forfeited in connection with such termination.
(3)

Mr. Bresingham’ s employment with the Company ended on October 2, 2023 as a result of the divestiture of our commercial business. The treatment of his long-term incentive awards in connection with such termination is described below.

(4)	Ms. Harty’s employment with the Company ended on August 4, 2023. The 2023 long-term incentive award was forfeited in connection with such termination.

In 2023, we also granted a one-time sign-on award to Mr. Thorsen in connection with his hiring. The sign-on award was in the form of RSUs, which were granted on February 1, 2023 with a grant date value of $3,000,000 (341,296 RSUs), and which will vest in three equal installments on the first three anniversaries of the grant date.

2023 Decisions Related to Equity Awards in connection with the Divestiture of ADT Commercial

In connection with the divestiture of our commercial business (“ADT Commercial”), the Board approved certain modifications to equity awards held by employees of ADT Commercial, including Mr. Bresingham. These modifications were made to provide for consistency of treatment between employees in the divestiture and to ensure employees of ADT Commercial were retained and properly incentivized to ensure a successful closing of the divestiture. As a result of these modifications to Mr. Bresingham’s awards: (i) his service with the buyer of ADT Commercial will count as if it was service with the Company for purposes of determining Mr. Bresingham’s ability to exercise his outstanding stock options; (ii) his Distributed Shares and Top-Up Options (each, as defined below) will remain eligible to vest if the performance hurdle is achieved prior to the award’s regular expiration date (as opposed to remaining outstanding and eligible to vest only for 12 months); and (iii) his RSUs that would have otherwise been forfeited in full vested on a pro-rata basis through the closing of the divestiture. SEC rules require that the incremental value associated with these modifications be reported as compensation to Mr. Bresingham, which is reflected in the Summary Compensation Table.

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Employment Arrangements

Each of our NEOs is party to an employment agreement, offer letter, or other employment arrangement, which specifies the terms of the executive’s employment, including certain compensation levels, and is intended to assure us of the executive’s continued employment and to provide stability in our senior management team. The terms of these employment arrangements are described under the heading “Employment Arrangements” which follows the Summary Compensation Table and under the heading “Potential Payments upon Termination or Change in Control” below.

Supplemental Savings and Retirement Plan

All of our NEOs are eligible to participate in the ADT Supplemental Savings and Retirement Plan (the “SSRP”), a deferred compensation plan that permits the elective deferral of base salary and annual performance-based bonus for executives in certain career bands. The SSRP provides eligible employees the opportunity to:

•	contribute retirement savings in addition to amounts permitted under the ADT Retirement Savings and Investment Plan (the “RSIP”);

•	defer compensation on a tax-deferred basis and receive tax-deferred market-based growth; and

•	receive any Company contributions that were reduced under the RSIP due to Internal Revenue Service (“IRS”) compensation limits.

Executive Benefits and Limited Perquisites

The Company’s executive officers, including the NEOs, are eligible to participate in the benefit plans that are available to substantially all of the Company’s employees, including defined contribution savings plans (e.g., the RSIP), medical, dental and life insurance plans and long-term disability plans, as well as discounts on the services we provide. Additionally, the Company provides relocation benefits when a move is required. None of the NEOs participate in a defined benefit pension plan.

We provide limited perquisites to our NEOs, including an annual executive physical for all of our NEOs. Mr. DeVries is also entitled to reimbursement for certain personal housing expenses and certain work-related travel expenses that, in each case, do not qualify as reimbursable business-related expenses, up to an annual maximum of $100,000 and an additional income tax gross-up payment related to such actual taxable reimbursements incurred.

Severance Benefits

Other than Messrs. DeVries, Likosar, Smail and Young, certain of our executive officers, including Mr. Thorsen, may be eligible for certain benefits under either The ADT Inc. Severance Plan for U.S. Officers and Executives (the “Severance Plan”) or The ADT Corporation Change in Control Severance Plan (the “CIC Severance Plan”), depending upon the circumstances leading to their termination of service or employment with the Company. In the case of the CIC Severance Plan, a “double trigger” is required (i.e., a change in control, plus a qualifying termination of employment) before benefits become available to the executives covered by that plan. We believe that the benefits available to executives under these plans are equitable in comparison to the broader market. Details with respect to the key provisions of the severance plans currently in effect and the payments and benefits that would be payable under the plans are set forth in the section titled “—Potential Payments Upon Termination or Change in Control” below.

Severance for our other NEOs is pursuant to the terms of their respective employment arrangements. Details with respect to the payments and benefits that would be payable under the employment arrangements are set forth in the section titled “—Potential Payments upon Termination or Change in Control” below.

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Other Compensation Policies and Practices

Insider Trading Policy and Equity Transaction Pre-Approval

The Company maintains an insider trading policy, applicable to all employees and directors, which prohibits the Company’s personnel from: (i) buying, selling, donating, or engaging in transactions in the Company’s securities at any time while aware of material non-public information about the Company; (ii) buying or selling securities of other companies at any time while aware of material non-public information about those companies that they become aware of as a result of business dealings between the Company and those companies; (iii) recommending to another person that they buy, hold, or sell Company securities; or (iv) disclosing material non-public information to any unauthorized persons outside the Company. Each of the Company’s directors and Section 16 Officers, as well as any member of management who reports directly to the CEO, is required to receive the approval of the Company’s Chief Legal Officer prior to entering into any transaction in Company securities. This approval applies to each of our NEOs. Generally, trading by our directors, the Executive Officers, and a limited group of other Company employees is permitted only during announced “open window” trading periods that follow the public release of the Company’s quarterly earnings. Those who are subject to these trading restrictions, including the NEOs, may enter into a trading plan under Rule 10b5-1 of the Exchange Act. These trading plans may be entered into only during an open window and must be approved by the Company’s Chief Legal Officer or any designee thereof. These trading plans include a minimum “cooling off” period before the plan becomes effective, and the trading plans may not be amended during their term without the consent of the Company. Directors and employees, including the NEOs, bear full responsibility for any violation of the Company’s insider trading policy.

Anti-Hedging and Short Sale Policy

The insider trading policy maintained by the Company contains a provision which specifically prohibits all Company personnel from engaging in hedging transactions, including buying and selling puts, calls, options or other derivatives in respect of the Company’s securities. The insider trading policy prohibits all Company personnel from selling Company securities short.

Anti-Pledging/Purchases of Company Securities on Margin

The insider trading policy maintained by the Company contains a provision which specifically prohibits all Company personnel from pledging Company securities or purchasing Company securities on margin, provided pledges existing at the time such prohibition was established in July 2021 were permitted to remain in existence.

Equity Grant Practices

The Company’s practice is to grant annual equity awards to eligible employees on or after the second trading day after financial and other information about the Company has been widely released through a press release, newswire or periodic report filed with the SEC. This timing ensures that annual equity grants are made at a time when the market has the greatest amount of information concerning the Company’s performance, including its financial condition and results of operations, as is reasonably possible. All other equity grants during the year, which are generally comprised of new hire awards or other one-time grants, are made in conjunction with the Company’s Policy and Procedures for Granting Equity-Based Awards.

Pay Recoupment (Clawback) Policy

To encourage sound financial reporting and increase individual accountability, the Company’s pay recoupment policy provides that, in addition to any other remedies available to it and subject to applicable law, the Company may recover any incentive compensation (whether in the form of cash or equity) paid by the Company to any current or former executive officer that resulted from any restatement of the reported financial results of the Company or one of its segments, if any, due to material non-compliance with financial reporting requirements (unless due to a change in accounting policy or applicable law) caused or contributed to by such individual’s fraud, willful misconduct or gross negligence. Our Compensation Committee has the sole discretion to make any and all determinations under this policy and will periodically review this policy to determine whether any changes are warranted.

The Company has also adopted the Incentive Compensation Clawback Policy in order to comply with the compensation recoupment requirements of the Dodd-Frank Act and the NYSE listing requirements (the “clawback rules”). As required by

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the clawback rules, the Incentive Compensation Clawback policy provides for the recovery, following an accounting restatement, of certain incentive compensation that was erroneously “received” (as defined in the clawback rules) by our executive officers in light of the restatement.

Stock Ownership Guidelines

The Company’s stock ownership guidelines help further align the long-term interests of our independent directors and our management with the long-term interests of our stockholders. For purposes of determining an executive’s compliance with the guidelines, shares that count toward compliance are actual shares owned and unvested time-based RSUs. No stock options or unearned performance shares count toward guideline achievement. Under these guidelines, certain individuals are required to own a multiple in value of their equity to their annual base salary or, in the case of our independent directors, their annual cash retainer, before they can sell any of their shares of Common Stock as follows:

Position	Multiple of Annual Base Salary or Annual Cash Retainer

CEO	6x

CFO	3x

Executive Officers and CEO Management Direct Reports	2x

CEO Designees	2x

Independent Directors	5x

Tax and Accounting Considerations

Section 162(m) of the Code

For income tax purposes, public companies may not deduct any portion of compensation that is in excess of $1 million paid in a taxable year to certain “covered employees,” including our NEOs, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Once an individual becomes a “covered employee” under Section 162(m) of the Code, all current and future compensation to these individuals will remain subject to the limitation under Section 162(m) of the Code.

These tax effects were only one factor considered by our Compensation Committee when entering into compensation arrangements. Our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) of the Code if those requirements would impair flexibility in compensating our NEOs in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of our stockholders and reserve the right to award compensation that may not be deductible under Section 162(m) of the Code where the Company believes it is appropriate to do so.

Section 280G of the Code

Section 280G of the Code disallows a tax deduction with respect to certain payments to executives of companies that undergo a change in control, and Section 4999 of the Code imposes a 20% penalty on the individual receiving “excess parachute payments.” Generally, parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans, including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation.

The employment agreements with Messrs. DeVries, Likosar and Young, each provide that, to the extent the executive would be subject to Section 280G or 4999 of the Code, the executive’s parachute payments would be reduced to the extent that no portion of the payment shall be subject to the excise tax, but only if the executive’s net after-tax benefit would exceed what the net after-tax benefit would have been if such reduction were not made and the executive paid the applicable excise tax. We do not provide excise tax gross-ups to our NEOs.

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EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Members of the Compensation Committee:

Reed B Rayman, Chairman

Nicole Bonsignore

Tracey R. Griffin

The Report of the Compensation Committee is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Summary Compensation Table

The information set forth in the following table reflects compensation paid to or earned by the NEOs for fiscal years 2023, 2022 and 2021. The table reflects total compensation earned beginning in the later of fiscal year 2021 or the year an individual first became a NEO.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2)(3) ($)	Option Awards(4)	Non-Equity Incentive Plan Compensation(5) ($)	All Other Compensation(6)(7) ($)	Total ($)

James D. DeVries	2023	1,114,546	—	5,977,119	—	1,501,589	243,553	8,836,807
Chairman, President and Chief Executive Officer	2022	1,076,856	—	5,775,000	—	1,733,366	241,022	8,826,244
	2021	1,043,269	—	4,612,498	—	1,648,500	175,525	7,479,792

Jeffrey A. Likosar	2023	724,886	—	1,149,994	—	851,076	86,047	2,812,003
President, Corporate Development and	2022	700,373	—	1,149,999	—	901,887	79,620	2,831,879
Chief Transformation Officer and Interim Chief Financial Officer	2021	678,422	67,098	999,993	—	857,730	52,758	2,656,001

David W. Smail	2023	565,765	—	749,998	—	355,710	56,818	1,728,291
Executive Vice President and Chief Legal Officer	2022	546,633	75,000	749,995	—	542,738	60,653	1,975,019

Wayne D. Thorsen	2023	532,404	500,000	3,749,990	—	491,829	76,201	5,350,424
Executive Vice President and Chief Business Officer

Donald M. Young	2023	579,909	—	749,998	—	520,861	67,961	1,918,729
Executive Vice President and	2022	560,298	—	749,995	—	721,510	6,596	2,038,399
Chief Operating Officer	2021	542,738	—	599,997	—	686,184	43,476	1,872,395

Kenneth J. Porpora	2023	626,308	—	999,993	—	—	10,295	1,636,596
Former Executive Vice President and Chief Financial Officer	2022	523,830	—	749,995	—	965,600	9,804	2,249,229

Daniel M. Bresingham	2023	587,556	—	1,749,383	812,651	—	10,615	3,160,205
Former Executive Vice President, Commercial	2022	560,298	—	749,995	—	871,510	27,445	2,209,248
	2021	542,738	—	599,997	—	686,184	36,530	1,865,449

Harriet K. Harty (8)	2023	363,678	—	749,998	—	200,329	932,867	2,246,872
Former Executive Vice President and Chief Administrative Officer			—		—

(1)

The amount for Mr. Thorsen in 2023 represents the value of a sign-on bonus made in accordance with his offer letter. The amount for Mr. Smail in 2022 represents the value of a discretionary bonus awarded to him in connection with his role in developing the Company’s partnership with State Farm and integrating the Company and State Farm teams to initiate a strong working partnership. The amounts in this column for Mr. Likosar represent the value of a distribution bonus (in respect of accrued distributions on the Class A-2 Units of Prime Security Services TopCo Parent, L.P. (“Prime TopCo LP”) underlying Mr. Likosar’s retention bonus paid to Mr. Likosar in connection with the vesting of the fourth installment of a retention bonus that was provided to Mr. Likosar at the time he commenced employment with the Company).

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(2)	The values in the “Stock Awards” column for fiscal years 2023, 2022 and 2021 reflect the following:

•

2023: The grant date fair value of RSU awards made to Messrs. DeVries, Likosar, Smail, Thorsen, Young, Porpora, and Bresingham and Ms. Harty, in connection with the 2023 LTIP and the grant date fair value of a sign-on RSU award made to Mr. Thorsen on February 1, 2023.

•	2022: The grant date fair value of RSU awards made to Messrs. Messrs. DeVries, Likosar, Smail, Thorsen, Young, Porpora, and Bresingham and Ms. Harty, in connection with the 2022 LTIP.
•	2021: The grant date fair value of RSU awards made to Messrs. DeVries, Likosar, Smail, Young and Bresingham in connection with the 2021 LTIP.
•

The assumptions used in the valuation of stock-based awards are discussed in Note 12 “Share-Based Compensation” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(3)

The values in the “Stock Award” column for Mr. Bresingham in fiscal year 2023 also includes non-cash accounting charges representing the incremental fair value associated with the modification of the Distributed Shares, and 2022 and 2023 RSU awards in connection with the divestiture of ADT Commercial, in each case computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation,” (“FASB ASC Topic 718”). The increase in fair value of the Distributed Shares was $1,060,864 and the decrease in fair value of the 2022 RSUs and 2023 RSUs awards was $33,392 and $28,087, respectively.

(4)

The values in the “Option Awards” column for fiscal year 2023 represents a non-cash accounting charge representing the incremental fair value associated (computed in accordance with FASB ASC Topic 718) with respect to the modification to Mr. Bresingham’s Top-Up Options, and 2018 and 2019 non-qualified stock options in connection with the divestiture of ADT Commercial, in each case computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation,” (“FASB ASC Topic 718”). The increase in fair value of the Top-Up Options, and 2018 and 2019 non-qualified stock options was $144,601, $78,781 and $589,270 respectively.

(5)

The amounts reported in this column were earned under our annual cash incentive bonus program for the applicable year, which is described above. See “Executive Compensation—Annual Incentive Compensation.”

(6)	Details with respect to the amounts in this column are set forth in the “All Other Compensation” table below.

(7)	Mr. Porpora separated from the Company on December 29, 2023.

(8)	Ms. Harty separated from the Company on August 4, 2023. Base salary includes the balance of unused paid time off.

Summary Compensation Table—All Other Compensation

The components of the “All Other Compensation” column in the Summary Compensation Table for each NEO are shown in the following table.

Name	Fiscal Year	Retirement Plan Contributions(1) ($)	Miscellaneous(2) ($)	Total All Other Compensation ($)

James D. DeVries	2023	142,396	101,157	243,553

Jeffrey A. Likosar	2023	81,339	4,708	86,047

David W. Smail	2023	55,425	1,393	56,818

Wayne D. Thorsen	2023	11,611	64,590	76,201

Donald M. Young	2023	65,071	2,890	67,961

Kenneth J. Porpora	2023	9,530	765	10,295

Daniel M. Bresingham	2023	10,079	536	10,615

Harriet K. Harty	2023	8,601	924,266	932,867

(1)

Amounts represent matching contributions made by the Company on behalf of each NEO to its tax-qualified 401(k) RSIP and to its non-qualified SSRP, as applicable. SSRP employer contributions are reported in the year earned rather than the successive year when the contribution amount is finalized.

(2)

Miscellaneous compensation in fiscal year 2023 includes: (i) for Mr. DeVries, $34,200 related to certain reimbursed housing expenses, $26,067 in certain work-related travel expenses that did not qualify as reimbursable business expenses, and an additional payment in 2023 equal to $39,102 as a gross up for the taxes on the aforementioned expenses; (ii) the value of Company-paid contributions for life insurance benefits for all NEOs; (iii) for Mr. Thorsen, relocation benefits valued at $63,919 and (iv) for Ms. Harty a severance payment in the amount of $923,731 as described below under “Potential Payments upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements with NEOs”.

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Grants of Plan-Based Awards in Fiscal 2023 Table

The following table shows grants of plan-based awards granted to our NEOs during fiscal year 2023. All numbers have been rounded to the nearest whole dollar or share.

Name	Grant Type		Approval Date	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise of Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
					(a)	(b)	(c)	(d)	(e)	(f)	(g)

James D. DeVries	2023 AIP	(2)			843,590	1,687,179	3,374,358	—	—	—	—

	LTIP-RSU	(3)	3/1/2023	3/1/2023	—	—	—	786,463	—	—	5,977,119

Jeffrey A. Likosar	2023 AIP	(2)			365,773	731,546	1,463,092	—	—	—	—

	LTIP-RSU	(3)	3/1/2023	3/1/2023	—	—	—	151,315	—	—	1,149,994

David W. Smail	2023 AIP	(2)			199,837	399,674	799,348		—	—	—

	LTIP-RSU	(3)	3/1/2023	3/1/2023	—	—	—	98,684	—	—	749,998

Wayne D. Thorsen	2023 AIP	(2)			276,308	552,616	1,105,232	—	—	—	—

	LTIP-RSU	(3)	3/1/2023	3/1/2023	—	—	—	98,684	—	—	749,998

	Sign-on RSU	(4)	2/1/2023	2/1/2023	—	—	—	341,296	—	—	2,999,992

Donald M. Young	2023 AIP	(2)			292,619	585,237	1,170,474	—	—	—	—

	LTIP-RSU	(3)	3/1/2023	3/1/2023	—	—	—	98,684	—	—	749,998

Kenneth J. Porpora	2023 AIP	(2)			318,000	636,000	1,272,000	—	—	—	—

	LTIP-RSU	(3)	3/1/2023	3/1/2023	—	—	—	131,578	—	—	999,993

Daniel M. Bresingham	2023 AIP	(2)			292,619	585,237	1,170,474	—	—	—	—

	LTIP-RSU	(3)	3/1/2023	3/1/2023	—	—	—	98,684	—	—	749,998

	Acct. Mod. Cost	(5)	10/1/2023	10/1/2023							1,812,037

Harriet K. Harty	2023 AIP	(2)(6)			190,180	380,360	760,720	—	—	—	—

	LTIP-RSU	(3)	3/1/2023	3/1/2023	—	—	—	98,684	—	—	749,998

(1)

Amounts in this column show the grant date fair value of the RSU awards granted to the NEOs. These amounts reflect the fair value of the entire amount of the award calculated in accordance with FASB ASC Topic 718. For grants of RSUs, fair value is computed by multiplying the total number of shares subject to the award by the closing price of the Company’s Common Stock on the date of grant.

(2)

Under our 2023 AIP, each NEO is eligible to receive an annual cash incentive bonus for the fiscal year, the amount of which will vary depending on the degree of attainment of certain performance goals, and evaluation of individual performance, as described in “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Compensation.” Amounts reported in columns (a) through (c) represent the potential amount of the bonus if performance goals were attained at threshold, target, or maximum levels.

(3)	Amounts represent grants of RSUs with respect to our long-term incentive program and are described more fully in the Outstanding Equity Awards at Fiscal 2023 Year-End Table.

(4)	Amounts represent the sign-on award for Mr. Thorsen.

(5)

Amounts in the “Grant Date Fair Value of Stock Awards” column reflect the incremental fair value associated with the modification of Mr. Bresingham’s Distributed Shares, 2022 and 2023 RSU awards, Top-Up Options, and 2018 and 2019 non-qualified stock options in connection with the divestiture of ADT Commercial. See footnotes (3) and (4) to the “Stock Awards” and “Option Awards” columns, respectively of the “Summary Compensation Table” above for additional information.

(6)	Ms. Harty’s actual 2023 AIP award was prorated based on the number of full months worked during the performance period in accordance with The ADT Inc. Severance Plan for U.S. Officers and Executives.

Employment Arrangements

James D. DeVries

Mr. DeVries is party to an amended and restated employment agreement with ADT LLC dated September 4, 2018, which was subsequently amended on November 30, 2018, pursuant to which he serves as our President and CEO. The employment

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agreement had an initial term from May 23, 2016, through May 23, 2021, and extends automatically for successive one-year periods, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the then-applicable term. Under his employment agreement, his annual base salary is subject to annual review and possible increase (but not decrease). In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. In February 2023, the Compensation Committee increased Mr. DeVries’ target annual bonus to 150% of base salary. Mr. DeVries participates in our long-term incentive plan and is eligible to receive long-term incentive awards with a target value equal to 550% of his base salary. He is also eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.

Mr. DeVries’ employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “Potential Payments upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements with NEOs.”

Jeffrey A. Likosar

Mr. Likosar is party to an amended and restated employment agreement with ADT LLC dated December 19, 2017, pursuant to which he currently serves as our President, Corporate Development and Chief Transformation Officer and interim Chief Financial Officer. The employment agreement had an initial term from October 17, 2016, through October 17, 2021, and extends automatically for successive one-year periods, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the then-applicable term. Under his employment agreement, his annual base salary is subject to annual review and possible increase (but not decrease). In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. Likosar’s target annual bonus for 2023 is 100% of base salary. He participates in our long-term incentive plan and is eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.

Mr. Likosar’s employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “Potential Payments upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements with NEOs.”

David W. Smail

Mr. Smail is party to an offer letter with ADT LLC, dated February 1, 2019, pursuant to which he currently serves as our Executive Vice President, Chief Legal Officer and Secretary. Under the terms outlined in his offer letter, Mr. Smail’s annual base salary is subject to annual review and may be adjusted based on his and the Company’s performance. In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. Smail’s target annual bonus for 2023 is 70% of base salary. He participates in our long-term incentive plan and is eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.

Mr. Smail’s offer letter provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “Potential Payments upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements with NEOs.”

Wayne K. Thorsen

Mr. Thorsen is party to an offer letter with ADT LLC dated December 8, 2022, pursuant to which he serves as our Executive Vice President, Chief Business Officer. Under the terms outlined in his offer letter, Mr. Thorsen’s annual base salary is subject to annual review and may be adjusted based on his and the Company’s performance. In addition, he is eligible to receive an

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annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. Thorsen’s target annual bonus for 2023 is 100% of base salary. He received a one-time sign-on equity award of RSUs with a grant date value of $3,000,000, which will vest in equal installments over a 3-year period.” Mr. Thorsen is eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, relocation reimbursement, retirement, medical and welfare benefits.

Mr. Thorsen’s employment relationship established by the offer letter is an at-will arrangement which provides that he is eligible to participate in the Severance Plan and the CIC Severance Plan, which provide for severance benefits to be paid in the event of employment termination in certain circumstances, and also includes post-termination restrictive covenant provisions, which are described below under “—Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements.”

Donald M. Young

Mr. Young is party to an amended and restated employment agreement with The ADT Security Corporation, dated December 19, 2017, as amended on May 3, 2019, pursuant to which he serves currently as our Executive Vice President and Chief Operating Officer. The employment agreement had an initial term from July 1, 2015, through July 1, 2020, and now automatically extends for successive one-year periods, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the then-applicable term. Under his employment agreement, his annual base salary is subject to annual review and possible increase (but not decrease). In addition, he is eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. Young’s target annual bonus for 2023 is 100% of base salary. He participates in our long-term incentive plan and is eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.

Mr. Young’s employment agreement provides for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “—Potential Payments upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements with NEOs.”

Kenneth J. Porpora

Mr. Porpora served as our Executive Vice President and Chief Financial Officer until his separation from the Company on December 29, 2023. Mr. Porpora’s was not party to an employment agreement or offer letter with the Company. Mr. Porpora received a base salary, was eligible for an annual cash bonus targeted at 100% of base salary and was eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, relocation reimbursement, retirement, medical and welfare benefits.

Mr. Porpora participated in The ADT Inc. Severance Plan for U.S. Officers and Executives which provided for severance benefits to be paid in the event of employment termination in certain circumstances, and also included post-termination restrictive covenant provisions. As a result of his voluntary departure, Mr. Porpora did not receive any payments or benefits in connection with his termination.

Daniel M. Bresingham

Mr. Bresingham was party to an amended and restated employment agreement with The ADT Security Corporation, dated December 19, 2017, pursuant to which he served as our Executive Vice President, Commercial until his separation from the Company on October 2, 2023 in connection with the sale of ADT Commercial. The employment agreement had an initial term from July 1, 2015, through July 1, 2020, which automatically extended for successive one-year periods, unless either party provides written notice of non-renewal to the other party at least 90 days prior to the expiration of the then-applicable term. Under his employment agreement, his annual base salary was subject to annual review and possible increase (but not decrease). In addition, he was eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Mr. Bresingham’s target annual bonus was 100% of base salary. He participated in our

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long-term incentive plan and was eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, retirement, medical and welfare benefits.

Mr. Bresingham’s employment agreement provided for certain severance benefits to be paid in the event of employment termination in certain circumstances, as well as post-termination restrictive covenant provisions, which are described below under “Potential Payments upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements with NEOs.” Mr. Bresingham’s employment with the Company terminated upon the divestiture of ADT Commercial on October 2, 2023. Mr. Bresingham did not receive any other payments or benefits in connection with the divestiture.

Harriet K. Harty

Ms. Harty was party to an offer letter with ADT LLC dated June 26, 2020, pursuant to which she served as our Executive Vice President and Chief Administrative Officer until her separation from the Company on August 4, 2023. Under the terms outlined in her offer letter, Ms. Harty’s annual base salary was subject to annual review and could be adjusted based on her and the Company’s performance. In addition, she was eligible to receive an annual cash bonus based on the attainment of objective financial and/or other subjective or objective criteria. Ms. Harty’s target annual bonus was 70% of base salary. Ms. Harty was eligible to participate in the employee benefit plans, programs, and arrangements of the Company in effect from time to time, in accordance with their terms, including, without limitation, relocation reimbursement, retirement, medical and welfare benefits.

Ms. Harty participated in The ADT Inc. Severance Plan for U.S. Officers and Executives which provided for severance benefits to be paid in the event of employment termination in certain circumstances, and also included post-termination restrictive covenant provisions. The payment and benefits Ms. Harty received upon her separation from the Company are described below under “Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits under Employment Agreements with NEOs.”

See “Compensation Discussion and Analysis—Elements of Executive Compensation—Annual Incentive Compensation” for additional details regarding the annual cash bonus program for our NEOs and see “Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Equity Compensation” for a discussion of the material terms of the equity awards reflected in the “Summary Compensation Table” and the “Grants of Plan-Based Awards in Fiscal 2023 Table.”

Distributed Shares and Top-Up Options

Each of Messrs. DeVries, Likosar, Young, Porpora and Bresingham, hold restricted shares of the Company’s Common Stock that were distributed to each of them in connection with the redemption of the executive’s entire Class B interest in Prime TopCo LP in connection with our initial public offering (“IPO”) in 2018 (the “Distributed Shares”). Fifty percent of the Distributed Shares of each award were subject to service-based vesting conditions and have since fully vested. The remaining 50% of the Distributed Shares of each award are scheduled to vest only upon satisfaction of certain performance thresholds (the “Performance Tranche”). Fifty percent of the Performance Tranche will vest only if, as of any measurement date (i.e., any date on which Apollo receives cash distributions and/or cash proceeds in respect of Class A Units in Prime TopCo LP) Apollo achieves a multiple of invested capital (“MOIC”) of 1.75, and the remaining 50% of the Performance Tranche will vest only if, as of any measurement date, Apollo achieves a MOIC of 2.0.

In addition, each individual who received Distributed Shares also received a grant of stock options under the Omnibus Incentive Plan (the “Top-Up Options”). The unvested portion of the Top-Up Options is eligible to vest pursuant to the same vesting schedule as the unvested Distributed Shares held by the recipient of such stock options. The portion of the Top-Up Options that was subject to service-based vesting conditions is fully vested. The portion of the Top-Up Options that is subject to performance-based vesting conditions is referred to herein as the “Tranche B Option.”

Beginning February 21, 2020, and annually thereafter, 20% of the Performance Tranche of the Distributed Shares and the shares of Common Stock subject to the Tranche B Option, which are both subject to performance-based vesting conditions,

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cease to be at risk of forfeiture due to the individual’s termination of employment (other than a termination for cause) (i.e., they will no longer require continued service in order to vest); provided, that the vesting of all such shares will remain subject to the previously established return hurdles and will be forfeited if such return hurdles are not achieved.

Distributed Shares and shares of Common Stock received upon the exercise of Top-Up Options are subject to the terms of an Amended and Restated Management Investor Rights Agreement (the “MIRA”), as amended. See “Certain Relationships and Related Person Transactions – Management Investor Rights Agreement” for information regarding the MIRA, as amended.

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Outstanding Equity Awards at Fiscal 2023 Year-End Table

The following table shows equity awards outstanding as of December 31, 2023 for each of the NEOs. All numbers (other than exercise prices) have been rounded to the nearest whole dollar or share.

			Option Awards(1)					Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options: (#) Exercisable(1)	Number of Securities Underlying Unexercised Options: (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(7)	Market Value of Shares or Units of Stock That Have Not Vested ($)(8)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(9)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(8)
	(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

James D. DeVries	1/18/2018	(2)	775,707	—	775,706	13.30	1/18/2028	1,514,133	10,326,387	1,119,194	7,632,903

	1/18/2018	(3)	288,865	—	—	13.30	1/18/2028

	9/4/2018	(4)	1,000,000	—	—	8.49	9/4/2028

	3/14/2019	(5)	1,076,555	—	—	5.48	3/14/2029

	3/9/2020	(6)	1,202,458	—	—	5.27	3/9/2030

Jeffrey A. Likosar	1/18/2018	(2)	794,822	—	794,821	13.30	1/18/2028	299,829	2,044,834	1,146,774	7,820,999

	1/18/2018	(3)	131,302	—	—	13.30	1/18/2028

	3/14/2019	(5)	239,234	—	—	5.48	3/14/2029

	3/9/2020	(6)	1,231,762	—	—	5.27	3/9/2030

David W. Smail	3/14/2019	(5)	358,851	—	—	5.48	3/14/2029	193,181	1,317,494	—	—

	3/9/2020	(6)	130,562	—	—	5.27	3/9/2030

Wayne D. Thorsen								447,265	3,050,347	—	—

Donald M. Young	1/18/2018	(2)	712,320	—	712,319	13.30	1/18/2028	193,181	1,317,494	1,229,275	8,383,656

	1/18/2018	(3)	78,781	—	—	13.30	1/18/2028

	3/14/2019	(5)	143,540	—	—	5.48	3/14/2029

	3/9/2020	(6)	1,261,070	—	—	5.27	3/9/2030

Kenneth J. Porpora	1/18/2018	(2)	66,903	—	53,522	13.30	1/18/2028	—	—	77,222	526,651

	1/18/2018	(3)	78,781	—	—	13.30	1/18/2028

	3/14/2019	(5)	47,847	—	—	5.48	3/14/2029
	3/9/2020	(6)	58,028	—	—	5.27	3/9/2030

Daniel M. Bresingham	1/18/2018	(2)	712,320	—	712,319	13.30	1/18/2028	—	—	1,229,275	8,383,656

	1/18/2018	(3)	78,781	—	—	13.30	1/18/2028

	3/14/2019	(5)	143,540	—	—	5.48	3/14/2029

	3/9/2020	(6)	1,061,070	—	—	5.27	3/9/2030

Harriet K. Harty								86,070	586,997	—	—

(1)	Represents stock options granted under the Omnibus Incentive Plan. Stock options granted to the NEOs expire on the 10th anniversary of the grant date.

(2)

Represents the Top-Up Options granted under the Omnibus Incentive Plan in connection with the redemption of each NEO’s Class B Units. The performance-based stock options (i.e., the Tranche B Options) reflected in column (c) will vest as of any measurement date if, and to the extent that, Apollo receives specified levels of its invested capital in the Company. See “Distributed Shares and Top-Up Options” above for a discussion of the Performance Tranche vesting criteria.

(3)	Represents stock options granted in connection with our IPO, which are fully vested.

(4)	Represents stock options granted in connection with Mr. DeVries’ promotion to the role of CEO which became fully vested on December 1, 2021.

(5)

Represents stock options granted as part of the 2019 LTIP, with the exception of Mr. Smail whose amount represents a portion of his initial award upon joining the Company which were subject to a three-year cliff vesting schedule and became fully vested on the third anniversary of the grant date. Stock options vest as to approximately one-third of the shares subject to the stock option on each of the first three anniversaries of the grant date.

(6)	Represents stock options granted in 2020 that vested as to approximately one-third of the shares subject to the stock option on each of the first three anniversaries of the grant date.

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(7)

Represents unvested RSUs granted under the Omnibus Incentive Plan and also includes dividend equivalent units granted with respect to such RSUs in connection with dividends paid on the Company’s Common Stock following the grant date. The table below shows on a grant-by-grant basis the vesting schedules related to the unvested RSU awards.

(8)	The values in these columns are based on the $6.82 closing price of our common stock on December 29, 2023, the last trading day prior to the end of our last completed fiscal year.

(9)

Represents unvested Distributed Shares subject to performance-based vesting requirements (i.e., the Performance Tranche). These performance-based Distributed Shares will vest as of any measurement date if, and to the extent that, Apollo receives specified levels of its invested capital in the Company. See “Distributed Shares and Top-Up Options” above for a discussion of the Performance Tranche vesting criteria.

Name	Grant Date	Vesting Schedule

James D. DeVries	3/1/2021	• 208,871 unvested RSUs (including dividend equivalent units) became fully vested on March 1, 2024.

	3/2/2022	• 505,777 unvested RSUs (including dividend equivalent units) vest in two equal installments on March 2, 2024 and 2025.

	3/1/2023	• 799,485 unvested RSUs (including dividend equivalent units) vest in three installments of one-third on March 1, 2024, 2025 and 2026.

Jeffrey A. Likosar	3/1/2021	• 45,288 unvested RSUs (including dividend equivalent units) became fully vested on March 1, 2024.

	3/2/2022	• 100,721 unvested RSUs (including dividend equivalent units) vest in two equal installments on March 2, 2024 and 2025.

	3/1/2023	• 153,820 unvested RSUs (including dividend equivalent units) vest in three installments of one-third on March 1, 2024, 2025 and 2026.

David W. Smail	3/1/2021	• 27,176 unvested RSUs (including dividend equivalent units) became fully vested on March 1, 2024.

	3/2/2022	• 65,687 unvested RSUs (including dividend equivalent units) vest in two equal installments on March 2, 2024 and 2025.

	3/1/2023	• 100,318 unvested RSUs (including dividend equivalent units) vest in three installments of one-third on March 1, 2024, 2025 and 2026.

Wayne D. Thorsen	2/1/2023	• 346,947 unvested RSUs (including dividend equivalent units) vest in three installments of one-third on February 1, 2024, 2025 and 2026.

	3/1/2023	• 100,318 unvested RSUs (including dividend equivalent units) vest in three installments of one-third on March 1, 2024, 2025 and 2026.

Donald M. Young	3/1/2021	• 27,176 unvested RSUs (including dividend equivalent units) became fully vested on March 1, 2024.

	3/2/2022	• 65,687 unvested RSUs (including dividend equivalent units) vest in two equal installments on March 2, 2024 and 2025.

Harriet K. Harty	3/1/2023	• 100,318 unvested RSUs (including dividend equivalent units) vest in three installments of one-third on March 1, 2024, 2025 and 2026.

	3/1/2021	• 20,383 unvested RSUs (including dividend equivalent units) became fully vested on March 1, 2024.

	3/2/2022	• 65,687 unvested RSUs (including dividend equivalent units) vest in two equal installments on March 2, 2024 and 2025.

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Stock Vested in Fiscal 2023 Table

The following table sets forth information regarding equity awards that vested during fiscal year 2023. All numbers have been rounded to the nearest whole dollar or share, where applicable.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

James D. DeVries	—	—	964,116	7,337,604

Jeffrey A. Likosar	—	—	375,065	2,857,933

David W. Smail	—	—	121,838	927,207

Wayne D. Thorsen	—	—	—	—

Donald M. Young	—	—	318,371	2,426,754

Kenneth J. Porpora	—	—	136,085	1,035,711

Daniel M. Bresingham	200,000	732,510	373,332	2,757,619

Harriet K. Harty	—	—	91,467	644,818

(1)	The values realized are based on the closing price of our common stock on the applicable vesting or exercise dates.

(2)

Includes the accelerated vesting of a portion of the March 1, 2021, March 2, 2022 and March 1, 2023 RSU awards held by Mr. Bresingham, which would not otherwise have been vested upon his separation from the Company on October 2, 2023 in connection with the divestiture of ADT Commercial as outlined in the Section “2023 Decisions Related to Equity Awards in connection with the Divestiture of ADT Commercial”

Non-Qualified Deferred Compensation for Fiscal 2023

The following table sets forth information related to the non-qualified deferred compensation accounts of our NEOs as of December 31, 2023.

	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
	(a)	(b)	(c)	(d)	(e)

James D. DeVries	130,396	130,396	243,776	—	1,575,458

Jeffrey A. Likosar	69,339	69,339	317,454	—	1,112,177

David W. Smail	43,425	43,425	52,705		386,482

Wayne D. Thorsen	—	—	—	—	—

Donald M. Young	131,156	58,290	1,381,980	—	5,156,982

Kenneth J. Porpora	—	—	243	—	5,043

Daniel M. Bresingham	—	—	39,283	—	641,657

Harriet K. Harty	429,750	16,027	100,302	—	947,365

(1)

The amounts shown in columns (a) and (b) reflect employee and Company contributions, respectively, under the SSRP, the Company’s non-qualified retirement savings plan during fiscal 2023. All of the amounts in columns (a) and (b) are included in the Summary Compensation Table under the column heading “Salary” and “All Other Compensation,” respectively.

(2)	The amounts shown in this column include earnings (or losses) on the NEO’s notional account in the SSRP.

The SSRP is a non-qualified deferred compensation plan that operates in conjunction with our RSIP. A participant must designate the portion of the credits to his account that shall be allocated among the various measurement funds. If no such

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designation is made, credits to a participant’s account are allocated to one or more measurement funds as determined by the SSRP’s plan administrator. Participant notional account balances are credited daily with the rate of return earned by the applicable measurement fund. The measurement funds for the SSRP are consistent with those funds available under the Company’s RSIP.

For fiscal 2023, (i) Mr. DeVries elected to make pre-tax contributions equal to 5% of his base salary and 5% of his performance bonus, (ii) Mr. Likosar elected to make pre-tax contributions equal to 5% of his base salary and 5% of his performance bonus, (iii) Mr. Young elected to make pre-tax contributions equal to 11% of his base salary and 11% of his performance bonus, (iv) Mr. Smail elected to make pre-tax contributions equal to 5% of his base salary and 5% of his performance bonus, and (v) Ms. Harty elected to make pre-tax contributions equal to 8% of her base salary and 80% of her performance bonus.

The Company made matching contributions equal to 50% of the first 5% of eligible pay contributed by each eligible executive. An additional Company contribution was made in 2023 based on the satisfaction of a specific Company performance metric. Under the terms of the SSRP, eligible executives may elect to defer up to 50% of their base salary and up to 80% of their performance bonus.

A participant is always fully vested in the participant’s own contributions and vests in the Company contributions after completing three years of service from the date of hire, subject to full vesting upon death, disability, retirement (e.g., (i) age 55 and (ii) a combination of age and years of service at separation totaling at least 60), or a change in control. Distributions are made in either a lump sum or in annual installments (up to 15 years) in accordance with a participant’s election. In the event a separation from service is due to a participant’s death or disability a distribution is made in a lump sum within 90 days of such event.

Potential Payments upon Termination or Change in Control

The following describes the potential severance payments and benefits our NEOs would be entitled to receive if their employment with the Company is terminated under various circumstances. Since Mr. Porpora voluntarily terminated his employment with the Company on December 29, 2023 to become the Chief Executive Officer of a privately-held company, he did not receive any payments or benefits in connection with his termination. Mr. Bresingham’s employment with the Company terminated upon the divestiture of ADT Commercial on October 2, 2023. In connection with such divestiture, all ADT equity awards held by ADT Commercial employees, including those held by Mr. Bresingham, were modified as described above in “2023 Decisions Related to Equity Awards in connection with the Divestiture of ADT Commercial.” Mr. Bresingham did not receive any other payments or benefits in connection with the divestiture. As a result, Messrs. Porpora and Bresingham are generally excluded from the disclosure below.

Severance Payments and Benefits under Employment Arrangements with NEOs

Employment Agreements and Offer Letters. Messrs. DeVries, Likosar, Smail and Young are entitled to certain severance payments and benefits following termination of employment under such NEO’s employment agreement or offer letter. All severance payments and benefits are conditioned upon the execution by such NEO of a general release of claims in favor of the Company and such NEO’s continued compliance with the restrictive covenants contained in such NEO’s employment agreement or offer letter. All of the employment agreements or offer letters prohibit such NEO from disclosing confidential information of the Company at any time. In addition, Messrs. DeVries, Likosar, Smail and Young may not make disparaging statements about the Company, its products or practices, or any of its directors, officers, agents, representatives, stockholders, or the Company’s affiliates at any time. Messrs. DeVries, Likosar, Smail and Young are required during employment and for the twenty-four (24)-month period thereafter not to compete with the Company and are required during such same period not to solicit the employees, customers, subscribers, or suppliers of the Company. References to the “Company” in this paragraph and in this section mean Prime TopCo LP and any direct or indirect subsidiaries thereof and any successors thereto.

If Messrs. DeVries, Likosar, Smail or Young have their respective employment terminated by the Company without Cause (as defined below), by the Company in the event the Company elects not to renew the term of his employment, or by such NEO

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for Good Reason (as defined below), such NEO will be entitled to (i) continued payment of his annual base salary beginning on the date of such termination (the “Qualifying Termination Date”) and ending on the earlier of (x) the twenty-four (24)-month anniversary of the Qualifying Termination Date and (y) the first date that such NEO violates any restrictive covenants in his employment agreement (the “Severance Period”), (ii) continued coverage during the Severance Period for such NEO and any eligible dependents under the health and welfare plans in which such NEO and any such dependents participated immediately prior to the Qualifying Termination Date, subject to any active-employee cost-sharing or similar provision in effect for the executive as of immediately prior to the Qualifying Termination Date, and (iii) a prorated portion of the annual bonus payable with respect to the year of such termination, based solely on the actual level of achievement of the applicable performance goals for such year, and payable if and when annual bonuses are paid to other senior executives of the Company with respect to such year.

Severance Plan. Mr. Thorsen would receive benefits under the Severance Plan upon an involuntary termination of employment other than for Cause, permanent disability, or death. Upon such termination, Mr. Thorsen would be entitled to the following: (i) salary continuation payments equal to twelve (12) months of base salary and target annual bonus; (ii) continued participation in the Company’s medical, dental and health care reimbursement account coverage for twelve (12) months following termination of employment (or until Mr. Thorsen commences employment by another company and becomes eligible for coverage under the new employer’s plans), subject to his payment of the employee portion of such coverage; (iii) to the extent he remains enrolled, coverage under the medical, dental and health care reimbursement plans after the twelve (12)-month period following termination of employment, a lump-sum cash payment equal to the projected value of the employer portion of the premiums for such coverage for an additional period of six (6) months; (iv) at the Company’s discretion and subject to the terms of the Company’s annual bonus plan, a pro rata bonus for the year of termination based on the actual performance of the Company and paid when bonuses are paid to other participants in the plan; and (v) at the Company’s discretion, outplacement services for a period not to exceed twelve (12) months. Mr. Thorsen must execute a general release of claims in favor of the Company in order to receive these benefits. Pursuant to his offer letter, Mr. Thorsen is required during employment and for the twenty-four (24)-month period thereafter not to compete with the Company and is required during employment and for the twenty-four (24)-month period thereafter not to solicit the employees, customers, vendors, agents or representatives of the Company. The Severance Plan also imposes on Mr. Thorsen post-termination covenants regarding non-disclosure of confidential information and non-disparagement.

CIC Severance Plan. In connection with a change in control, Mr. Thorsen would receive benefits under the CIC Severance Plan only if he had a qualifying termination of employment (an involuntary termination of employment other than for Cause, permanent disability or death, or a Good Reason Resignation, within the period beginning sixty (60) days prior to, and ending twenty-four (24) months following, a change in control). Upon such termination, Mr. Thorsen would be entitled to the following: (i) a lump-sum payment equal to two times his base salary and two times his target annual bonus; (ii) continued coverage under the Company’s medical, dental and health care reimbursement plans for twelve (12) months following termination of employment (or until Mr. Thorsen commences employment by another company and becomes eligible for coverage under the new employer’s plans), subject to his payment of the employee portion of such coverage; (iii) to the extent such NEO has not become eligible for medical, dental and health care reimbursement coverage by a new employer after the twelve (12)-month period following termination of employment, a lump-sum cash payment equal to the projected value of the employer portion of the premiums for such coverage for an additional period of twelve (12) months; (iv) a pro-rata bonus for the year of termination based on the target bonus for the year of termination; and (v) payment of the cost of outplacement services for twelve (12) months following the termination of employment. Mr. Thorsen must execute a general release of claims in favor of the Company in order to receive these benefits. The CIC Severance Plan also requires Mr. Thorsen to comply with certain post-termination covenants regarding non-disclosure of confidential information and non-disparagement as a condition to his receipt of severance benefits.

No Tax Gross-Ups. The Company does not reimburse its NEOs with respect to any excise tax triggered by Section 4999 of the Code, but pursuant to the terms of the employment agreements any parachute payments (i.e., payments made in connection with a change in control as defined in Section 280G of the Code and the regulations thereunder) will be capped at three times the NEO’s “base amount” under Section 280G of the Code and the regulations thereunder if the cap results in a greater after-tax payment to the NEO than if the payments were not capped.

2024 PROXY STATEMENT	49

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Applicable Definitions

For purposes of the employment arrangements with our NEOs:

For Messrs. DeVries, Likosar, and Young, a termination is for “Cause” if he (i) is convicted of, or pleads nolo contendere to, a crime that constitutes a felony or involves fraud or a breach of the executive’s duty of loyalty with respect to the Company, or any of its customers or suppliers that results in material injury to the Company, (ii) repeatedly fails to perform reasonably assigned duties which failure remains uncured for ten (10) days after receiving written notice, (iii) commits an act of fraud, misappropriation, embezzlement, or materially misuses funds or property belonging to the Company, (iv) commits a willful violation of the Company’s written policies, or other willful misconduct that results in material injury to the Company, which violation remains uncured for ten (10) days after receiving written notice, (v) materially breaches his employment arrangements resulting in material injury to the Company, which breach remains uncured for ten (10) days after receiving written notice, or (vi) violates the terms of his confidentiality, non-disparagement, non-competition and non-solicitation provisions.

For Mr. Smail, a termination for “Cause” shall mean his (i) substantial failure or refusal to perform duties and responsibilities of his job as required by the Company, (ii) material violation of any fiduciary duty owed to the Company, (iii) conviction of, or entry of a plea of nolo contendere with respect to, a felony, (iv) conviction of, or entry of a plea of nolo contendere with respect to, a misdemeanor which involves dishonesty, fraud or morally repugnant behavior, (v) dishonesty, (vi) theft, (vii) violation of Company rules or policy, or (viii) other egregious or morally repugnant conduct that has, or could have, a serious and detrimental impact on the Company and its employees. The Company, in its sole and absolute discretion, shall determine Cause.

For Mr. Thorsen, a termination for “Cause” shall mean his (i) substantial failure or refusal to perform duties and responsibilities of his job as required by the Company, (ii) material violation of any fiduciary duty owed to the Company, (iii) conviction of, or entry of a plea of nolo contendere with respect to, a felony, (iv) conviction of, or entry of a plea of nolo contendere with respect to, a misdemeanor which involves dishonesty, fraud or morally repugnant behavior, (v) dishonesty, (vi) theft, (vii) violation of Company rules or policy, or (viii) other egregious or morally repugnant conduct that has, or could have, a serious and detrimental impact on the Company and its employees. The Company, in its sole and absolute discretion, shall determine Cause.

Messrs. DeVries, Likosar, or Young may terminate their employment for “Good Reason” if any of the following events occur without such NEO’s prior express written consent: (i) the executive’s annual base salary or target bonus is decreased, (ii) the Company fails to pay any material compensation due and payable to the executive in connection with his employment or employment agreement, (iii) the executive’s duties, responsibilities, authority, positions, or titles are materially diminished, (iv) the Company requires the executive to be relocated more than thirty (30) miles from a specified location (the Longwood, Florida area for Mr. Young, and the Boca Raton, Florida area for Messrs. DeVries and Likosar), or (v) the Company breaches its obligations under such NEO’s employment agreement.

Mr. Smail may terminate his employment for “Good Reason” in the event that any of the following actions are taken by the Company or any of its subsidiaries without his consent: (i) a decrease in his annual base salary; (ii) a decrease in his target bonus; (iii) any failure by the Company to pay any material compensation due and payable to him in connection with his employment; (iv) any material diminution of his duties, responsibilities, authority, positions, or titles; (v) the Company’s requiring him to be based at any location more than thirty (30) miles from the Boca Raton, Florida area; or (vi) any material breach by the Company of any term or provision of his employment.

Such NEO must provide written notice to the Company describing the events that constitute Good Reason within forty-five (45) days following the first occurrence of such events and the Company has a thirty (30)-day cure period following receipt of such notice before such NEO may terminate his employment for Good Reason.

For Mr. Thorsen, a “Good Reason Resignation” under the CIC Severance Plan means any retirement or termination of employment by him that is not initiated by the Company and that is caused by any one or more of the following events which occurs during the period beginning sixty (60) days prior to the date of a change in control and ending twenty-four (24) months after the date of such change in control: (i) without his written consent, assignment to him of any duties

50	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

inconsistent in any material respect with his authority, duties or responsibilities as in effect immediately prior to the change in control which represent a diminution of such duties, or any other action by the Company which results in a material diminution in such authority, duties or responsibilities; (ii) without his written consent, a material change in the geographic location at which he must perform services to a location which is more than fifty (50) miles from his principal place of business immediately preceding the change in control; provided, that such change in location extends the commute of Mr. Thorsen; (iii) without his written consent, a material reduction to his base compensation and benefits, taken as a whole, as in effect immediately prior to the change in control; or (iv) the Company’s failure to obtain a satisfactory agreement from any successor to assume and agree to perform the Company’s obligations to Mr. Thorsen under the CIC Severance Plan. Notwithstanding the foregoing, Mr. Thorsen will be considered to have a Good Reason Resignation only if he provides written notice to the Company specifying in reasonable detail the events or conditions upon which he is basing such Good Reason Resignation and he provides such notice within ninety (90) days after the event that gives rise to the Good Reason Resignation. Within thirty (30) days after notice has been received, the Company will have the opportunity, but will have no obligation, to cure such events or conditions that give rise to the Good Reason Resignation. If the Company does not cure such events or conditions within the thirty (30) day period, Mr. Thorsen may terminate employment with the Company based on Good Reason Resignation within thirty (30) days after the expiration of the cure period.

Equity Awards—Treatment upon Termination (Not in Connection with a Change in Control)

Distributed Shares/Top-Up Options. If a NEO who holds Distributed Shares or Top-Up Options experiences a qualifying termination and during the one (1)-year period following the Qualifying Termination Date all or any portion of the performance-based vesting tranche would have vested had such NEO’s employment not been terminated, then such NEO will also be deemed vested in a percentage of the Distributed Shares and Top-Up Options in respect of the performance-based vesting tranche equal to the percentage of the performance-based vesting tranche (e.g., 50% or 100%) that would have vested had such NEO’s employment not been terminated. In the event such NEO’s employment is terminated for “Cause” all unvested Distributed Shares and Top-Up Options then held by such NEO are immediately forfeited.

RSUs and Options. Under the terms of the award agreements, if a NEO’s employment is terminated without Cause, then such NEO’s unvested equity awards made prior to 2022 (other than the Distributed Shares and Top-Up Options, as applicable) will vest on a prorated basis as of the date of termination, with respect to a number of shares underlying the award based on the number of full months of service completed commencing with the date of grant and ending on the date of such termination, divided by the number of full months required to achieve complete vesting. For NEO equity awards made in 2022 and 2023, the unvested award then held by such NEO is immediately forfeited on termination.

Under the terms of the 2021, 2022 and 2023 LTIP award agreements for Messrs. DeVries, Likosar, Smail, Thorsen, Young, Porpora, and Bresingham and Ms. Harty, if their employment is terminated due to “retirement,” then their equity awards will continue to vest in accordance with their terms; provided, that such retirement occurs at least one year after the date of grant. As of December 31, 2023, Messrs. DeVries, Smail and Young were retirement eligible under the terms of the equity awards. Ms. Harty was retirement eligible at the time of her termination of employment.

If a NEO’s employment is terminated due to death or disability, then the unvested portion of the award will fully vest as of the date of such termination. If such NEO’s employment is terminated for “Cause” then the award (whether vested or unvested) then held by such NEO is immediately forfeited. In addition, pursuant to the terms of the respective option and RSU award agreements, each NEO has agreed to be subject to post-termination non-compete and non-solicitation restrictions for the 12-month period following his termination of employment. Such restrictive covenants are in addition to (but run concurrent with) the post-termination restrictive covenants included in each such NEO’s respective employment arrangement.

For purposes of the RSU and option awards granted pursuant to the 2018 through 2023 long-term incentive plans, “retirement” includes a termination of such NEO’s employment with the Company or as a result of such NEO’s voluntary resignation on or after age 55 if the sum of such NEO’s age and full years of service with the Company is at least 60.

2024 PROXY STATEMENT	51

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Equity Awards—Treatment upon a Change in Control or a Termination in Connection with a Change in Control

RSUs and Options. Under the terms of the award agreements, if a NEO experiences a termination without Cause or a resignation for Good Reason during the 24-month period following a change in control, then all unvested awards (other than the Distributed Shares and Top-Up Options, as applicable) will become fully vested as of the date of such termination.

For purposes of all equity awards (other than the Distributed Shares and Top-Up Options for which a change in control is irrelevant), a “change in control” has the meaning contained in the Omnibus Incentive Plan, which generally means: any person or entity acquires beneficial ownership of 50% or more of our outstanding Common Stock or combined voting power over our outstanding voting securities; the incumbent directors cease to constitute a majority of the Board of Directors over a 12-month period; the complete liquidation or dissolution of the Company; or the completion of certain corporate transactions including a reorganization or merger or the sale or disposition of all or substantially all of the assets of the Company, in each case subject to certain exceptions.

The following table summarizes the severance benefits that would have been payable to each of the NEOs upon termination of employment or upon a qualifying termination (e.g., termination by the Company without Cause or a resignation by the NEO for Good Reason, as applicable) in connection with a change in control, assuming that the triggering event or events occurred on December 29, 2023, which was the last business day of 2023. See “—Non-Qualified Deferred Compensation For Fiscal 2023” on pages 47-48, of this Proxy Statement for details regarding payment of account balances under our SSRP for the NEOs in connection with certain triggering events.

	Change in Control		Termination of Employment
Name/Form of Compensation(1)	Without Qualified Termination ($)(2)	With Qualified Termination ($)(2)	With Cause ($)	With Qualified Termination ($)	Retirement ($)	Death or Disability ($)

James D. DeVries
Cash Severance	—	2,249,572	—	2,249,572	—	—
Prorated Bonus	—	1,501,589	—	1,501,589	—	—
Benefit Continuation(3)	—	18,972	—	18,972	—	—
Accelerated Vesting of RSUs(4)	—	10,326,387	—	1,305,791	4,873,899	10,326,387

Total	—	14,096,520	—	5,075,924	4,873,899	10,326,387

Jeffrey A. Likosar
Cash Severance	—	1,463,092	—	1,463,092	—	—
Prorated Bonus	—	851,076	—	851,076	—	—
Benefit Continuation(3)	—	26,199	—	26,199	—	—
Accelerated Vesting of RSUs(4)	—	2,044,834	—	283,125	—	2,044,834

Total	—	4,385,201	—	2,623,492	—	2,044,834

David W. Smail
Cash Severance	—	1,141,926	—	1,141,926	—	—
Prorated Bonus	—	355,710	—	355,710	—	—
Benefit Continuation(3)	—	26,177	—	26,177	—	—
Accelerated Vesting of RSUs(4)	—	1,317,494	—	169,893	633,326	1,317,494

Total	—	2,841,307	—	1,693,706	633,326	1,317,494

Wayne K. Thorsen
Cash Severance	—	2,260,000	—	1,130,000	—	—
Prorated Bonus	—	491,829	—	491,829	—	—
Benefit Continuation(3)	—	19,217	—	9,609	—	—
Outplacement Services		25,000	—	—	—	—
Accelerated Vesting of RSUs(4)	—	3,050,347	—	—	—	3,050,347

Total	—	5,846,393	—	1,656,438	—	3,050,347

Donald M. Young
Cash Severance	—	1,170,474	—	1,170,474	—	—
Prorated Bonus	—	520,861	—	520,861	—	—
Benefit Continuation(3)	—	18,617	—	18,617	—	—
Accelerated Vesting of RSUs(4)	—	1,317,494	—	169,893	633,326	1,317,494

Total	—	3,027,446	—	1,879,845	633,326	1,317,494

Harriet K. Harty(5)
Cash Severance	—	—	—	923,731	—	—
Prorated Bonus	—	—	—	200,329	—	—
Benefit Continuation(3)	—	—	—	13,089	—	—
Outplacement Services	—	—	—	25,000	—	—
Retirement Treatment of RSUs(6)	—	—	—	586,997	—	—

Total	—	—	—	1,749,146	—	—

52	2024 PROXY STATEMENT

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

(1)

Mr. Porpora voluntarily terminated his employment with the Company on December 29, 2023 to become the Chief Executive Officer of a privately-held company. Since his termination was voluntary, Mr. Porpora did not receive any payments or benefits in connection with such termination. Mr. Bresingham’s employment with the Company terminated upon the divestiture of ADT Commercial on October 2,2023. In connection with such divestiture, all ADT equity awards held by ADT Commercial employees, including those held by Mr. Bresingham,were modified as described above in “2023 Decisions Related to Equity Awards in connection with the Divestiture of ADT Commercial.” The incremental value associated with this modification equaled $1,812,037 and is reported hereto as required by SEC rules. Mr. Bresingham did not receive any other payments or benefits in connection with the divestiture.

(2)

In accordance with the terms of the award agreements for the Distributed Shares and the Top-Up Options, assuming that a change in control was also a measurement date, the hypothetical return to Apollo would not have been sufficient to trigger full or partial vesting of the Performance Tranche of the Distributed Shares or the Tranche B Option of the Top-Up Options.

(3)	Represents the amount of the benefits continuation cost for each of our NEOs.

(4)	Represents accelerated vesting of unvested RSUs including outstanding dividend equivalent units associated with the underlying RSUs.

(5)

Ms. Harty separated with the Company effective August 4, 2023 and in connection therewith, entered into a Separation of Employment Agreement and General Release (the “Harty Separation Agreement”). Under the terms of the Harty Separation Agreement, Ms. Harty received the following severance benefits: (i) salary continuation payments equal to the sum of twelve (12) months of base salary and her target annual bonus and (ii) eligibility of a cash bonus payout for 2023 based on the number of full months worked during the performance period and actual performance.

(6)	Because Ms. Harty was retirement eligible at the time of her termination, her RSUs remained outstanding and will continue to vest.

2024 PROXY STATEMENT	53

PAY RATIO DISCLOSURE

PAY RATIO DISCLOSURE

The following information relates to the relationship of the annual total compensation of the individual identified as our median compensated employee and the annual total compensation of Mr. DeVries, our Chairman President and CEO. The measurement date used for the CEO Pay Ratio was December 31, 2023, and as of such date our employee population consisted of 14,287 individuals with all of these individuals located in the United States. This population consisted of our full-time, part-time, and temporary employees. To identify the “median employee” from our employee population, we used a “consistently applied compensation measure” that included base salary, bonus, overtime, and commissions, and such compensation was annualized for any individual who was employed less than the full year (other than temporary employees). The annual total compensation for the median employee was based on the same methodology used for calculating the total compensation of the CEO as set forth in the Summary Compensation Table. For the fiscal year ending December 31, 2023, our last completed fiscal year:

•	The annual total compensation of the individual identified as the median compensated employee of the Company (other than our CEO) was $72,539; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table of this proxy statement, was $8,836,807.

As a result, for fiscal year 2023, the ratio of the annual total compensation of Mr. DeVries, our Chairman, President and CEO, to the annual total compensation of the median compensated employee was 122 to 1.

54	2024 PROXY STATEMENT

PAY VERSUS PERFORMANCE

PAY VERSUS PERFORMANCE
The Company’s executive compensation philosophy is to pay for performance by providing compensation opportunities designed to align executives’ pay with the Company’s performance, measure the impact of performance against individual objectives and focus on producing sustainable long-term growth. A key component of our pay for performance strategy is to align management’s interests with interests of our stockholders through equity award grants which make up a substantial component of our executive compensation program. For further information concerning executive compensation for our named executive officers (NEOs), see “Executive Compensation—Compensation Discussion and Analysis” on page 23 of this Proxy Statement and the “Elements of Executive Compensation” on page 29 of this Proxy Statement.
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation disclosed in the Summary Compensation Table and executive compensation “actually paid” (as defined in Item 402(v) of
Regulation S-K)
and certain measures of our financial performance.
Pay versus Performance Disclosure Table
The following table discloses, for fiscal years 2020, 2021, 2022 and 2023, information on compensation “actually paid” to our principal executive officer, who is our CEO, and average compensation “actually paid” to our other non-CEO
NEOs, alongside total shareholder return (TSR) and net income metrics, as well as the Company selected most important performance measure of Adjusted EBITDA. We believe Adjusted EBITDA is the most important performance measure in linking compensation actually paid to our NEOs because we use it for evaluating performance of our CEO and other NEOs, it is a predominant metric used in our annual incentive compensation plan and we use it for evaluation of our business performance, making budgeting decisions, and comparing our performance against that of our peer companies which in turn provides useful information to investors about our operating profitability (adjusted for certain items as described in the definition of Adjusted EBITDA on pages 32-33). The amounts set forth below under the headings “Compensation Actually Paid to CEO” and “Average Compensation Actually Paid to
Non-CEO
NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation
S-K.
“Compensation actually paid” includes, among other things, year-over-year changes in the value of unvested equity-based awards. As a result of the calculation methodology required by the SEC, compensation “actually paid” amounts below differ from compensation actually received by the individuals and the compensation decisions described in the “Executive Compensation—Compensation Discussion and Analysis” section above.

Year	Summary Compensation Table Total for CEO ($) (1)(2)	Compensation “Actually Paid” to CEO ($) (5)	Average Summary Compensation Table Total for Non-CEO NEOs ($) (3)(4)	Average Compensation “Actually Paid” to Non-CEO NEOs ($) (5)	Value of Initial Fixed $100 Investment Based On:		Net Income ($) (7)	Adjusted EBITDA (8)
					Company Total Shareholder Return ($) (6)	Peer Group Total Shareholder Return ($) (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	($000) (h)	($000) (i)

2023	8,836,807	1,214,302	2,621,874	(314,323)	92.8	132.9	463,009	2,364,800

2022	8,826,244	10,598,832	2,465,935	3,690,397	120.70	101.10	172,618	2,446,728

2021	7,479,792	9,809,680	2,854,449	3,830,424	110.00	122.40	(340,820)	2,212,579

2020	14,142,293	18,007,358	7,718,158	10,162,481	101.00	107.00	(632,193)	2,199,237

(1)	The CEO for each year reported was James D. DeVries.

(2)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. DeVries in the “Total” column of the Summary Compensation Table for each applicable year.

2024 PROXY STATEMENT	55

PAY VERSUS PERFORMANCE

(3)	Non-CEO NEOs for each year reported were as follows:

•
2023: Jeffrey A. Likosar, David W. Smail, Wayne K. Thorsen, Donald M. Young, Kenneth Porpora (our former Executive Vice President and Chief Financial Officer), Daniel M. Bresingham (our former Executive Vice President, Commercial) and Harriet K. Harty (our former Executive Vice President and Chief Administrative Officer

•	2022: Kenneth Porpora; Jeffrey A. Likosar; Daniel M. Bresingham; David W. Smail; Donald M. Young and Keith F. Holmes (our former Executive Vice President and Chief Revenue Officer).

•	2021: Jeffrey A. Likosar; Daniel M. Bresingham; Donald M. Young; Keith F. Holmes and James P. Boyce.

•	2020: Jeffrey A. Likosar; Daniel M. Bresingham; Donald M. Young; Jamie E. Haenggi and James P. Boyce.

(4)	The dollar amounts reported in column (d) represent the average of the amounts reported for our Non-CEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year.

(5)
The dollar amounts reported in columns (c) and (e) represent the amount of compensation “actually paid” to the CEO and the average amount of compensation “actually paid” to the
Non-CEO
NEOs as a group, as computed in accordance with Item 402(v) of Regulation
S-K.
The following table details the applicable adjustments that were made to the CEO’s and the
Non-CEO
NEOs’ total compensation for each year to determine the compensation “actually paid” (all amounts are averages for the
Non-CEO
NEOs other than the CEO). For purposes of determining the compensation “actually paid”, no value was included for the pension benefit adjustments, because the Company does not provide such benefits to the NEOs (including the CEO). For purposes of the following equity award adjustments, (a) no equity awards were cancelled due to a failure to meet vesting conditions and (b) no dividends were paid on the equity awards that were not otherwise reflected in fair value or total compensation:

Year			Equity Award Adjustments
	Executives	Reported Summary Compensation Table Total ($)	Deduct Reported Value of Equity Awards ($)(a)	Add Year-End Value Of Unvested Equity Awards Granted In Year ($)(b)	Change In Value Of Unvested Equity Awards Granted In Prior Years ($)(b)	Change In Value Of Equity Awards Granted In Prior Years Which Vested In Year ($)(b)	Deduct Value Of Equity Awards Granted In Prior Year And Fail To Vest ($)(b)	Total Compensation “Actually Paid” ($)
				(i)	(ii)	(iii)	(iv)

2023	CEO	8,836,807	(5,977,119)	5,452,488	(1,607,958)	(1,389,588)	(4,100,327)	1,214,302

	Non-CEO NEOs	2,621,874	(1,271,424)	911,422	(2,055,502)	(421,564)		(314,323)

2022	CEO	8,826,244	(5,775,000)	6,742,711	2,016,362	(1,211,485)		10,598,832

	Non-CEO NEOs	2,465,935	(816,662)	953,511	1,257,222	(169,609)		3,690,397

2021	CEO	7,479,792	(4,612,498)	5,069,868	1,642,234	230,284		9,809,680

	Non-CEO NEOs	2,854,449	(1,099,997)	995,458	1,067,010	13,503		3,830,424

2020	CEO	14,142,293	(10,931,453)	16,069,483	(250,649)	(1,022,317)		18,007,358

	Non-CEO NEOs	7,718,158	(5,959,248)	8,599,832	(69,098)	(127,164)		10,162,481

(a)
The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year. The amount reported in this column is subtracted from the Summary Compensation Table Total for the applicable year in connection with computing the amounts “actually paid”.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (iv) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of such prior fiscal year. For purposes of the above equity award adjustments, no equity awards were cancelled due to a failure to meet vesting conditions and as such no deduction was included. Fair value or change in fair value, as applicable, was determined by reference to (a) for stock options (excluding the
Top-Up
Options), calculated using the Lattice model (i.e, the Company’s closing stock price and volatility and other market data such as the risk-free rate as of the valuation date), (b) for
Top-Up
Options, Distributed Shares and RSUs, the same valuation assumptions were used as at the time of grant (i.e., the Company’s closing stock price as of each valuation and measurement date).

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PAY VERSUS PERFORMANCE

(6)
The Company’s TSR and the Company’s Peer Group TSR reflected in these columns for each applicable fiscal year is determined based on the value of an initial fixed investment of $100 on December 31, 2019. The peer group TSR represents TSR of the S&P North America Consumer Services Index, which is the industry peer group used by the Company for purposes of Item 201(e) of Regulation
S-K.

(7)	Represents, in thousands, the amount of net income (loss), reflected in the Company’s audited financial statements for the year indicated.

(8)
Adjusted EBITDA is Adjusted EBITDA from continuing operations. As a result of the divestiture of our commercial business, prior periods have been recast to present Adjusted EBITDA from continuing operations for all periods presented.

Tabular List of Most Important Financial Performance Measures
As discussed in the “Executive Compensation—Compensation Discussion and Analysis” section, our executive compensation program is designed to align our executives’ long-term performance with our shareholder interests. The performance metrics used in our incentive compensation plans are carefully selected to support these objectives. The most important financial performance measures used by the Company to link executive compensation “actually paid” to the Company’s NEOs (including the CEO), for the applicable fiscal year, to the Company’s performance are listed below. The performance measures included in the table are not necessarily ranked by relative importance. We do not currently use any other metrics, performance or otherwise, in our incentive compensation plans but may incorporate other metrics in the future.

•	Adjusted EBITDA

•	Ending RMR
The two financial performance metrics listed above are the main metrics used for our short-term performance-based awards and are selected to incentivize achievement of performance objectives that create value for our enterprise and our shareholders.
For definitions of the financial measures used above, see sections titled “Annual Incentive Compensation” and
“Non-GAAP
Measures – Adjusted EBITDA”, which are located on pages 31 and 32, respectively, of this Proxy Statement.
Analysis of the Information presented in the Pay vs. Performance Table
Relationship Between Compensation “Actually Paid” and TSR (including comparison of Company TSR to Peer TSR)

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PAY VERSUS PERFORMANCE

Relationship Between Compensation “Actually Paid” and Net Income

Relationship Between Compensation “Actually Paid” and Adjusted EBITDA

COMPENSATION OF
NON-EMPLOYEE
DIRECTORS

Compensation for our
non-employee
directors (other than directors who are affiliated with Apollo, Temasek or State Farm) consists of an annual cash retainer in the amount of $100,000 per year, paid on a quarterly basis in arrears, and an annual equity award of RSUs with a grant date fair value of approximately $100,000 and a one-year
vesting term. In addition,
non-employee
directors who are chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees will receive an additional annual cash retainer in the amount of $25,000, $20,000, and $15,000 per year, respectively, each of which will be paid in substantially equal quarterly installments in arrears. In September 2023 the Compensation Committee approved an additional annual cash retainer in the amount of $25,000 to be provided to the independent director who serves in the position of the Lead Independent Director. New directors who join our Board of Directors between annual meetings of our stockholders will receive a pro rata portion of cash and equity compensation based on the period of time from the date of their appointment to the Board of Directors to the date of the next annual meeting of stockholders. Our

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directors are also eligible to participate in our employee discount program with respect to certain services we provide to our customers.
The following table sets forth information concerning the fiscal year 2023 compensation paid to our eligible non-employee
directors.
Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)

Tracey R. Griffin	100,000	100,000	200,000

Matthew E. Winter (2)	126,087	100,000	226,087

Sigal Zarmi	100,000	100,000	200,000

(1)
This column reflects the fair value of the awards granted to our independent non-employee
directors on May 24, 2023, calculated in accordance with FASB ASC Topic 718, excluding estimated forfeitures. The fair value of RSUs is computed by multiplying the total number of shares subject to the award by the closing price of the Company’s Common Stock per share on the NYSE on the date of grant. RSUs granted to independent non-employee
directors generally vest and the underlying units are converted to shares and delivered to independent non-employee
directors on the first anniversary of the date of grant. The value of dividend equivalent units granted in connection with dividends paid on the Company’s Common Stock during fiscal year 2023 are excluded from the “Stock Awards” column. As of December 31, 2023, the total number of RSUs (inclusive of dividend equivalent units) outstanding for each of Mr. Winter, Ms. Griffin and Ms. Zarmi was 16,745, 16,745 and 16,745 respectively.

(2)
For 2023, Mr. Winter served as our Audit Committee chair and was appointed Lead Independent Director on September 15, 2023 for which he received a prorated portion of the annual cash retainer that was paid in the first quarter of 2024.

2024 PROXY STATEMENT	59

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

We have a written Related Person Transaction Policy (the “Policy”), which sets forth our policy with respect to the review, approval and disclosure of all related person transactions by our Audit Committee. In accordance with the Policy, our Audit Committee has overall responsibility for administration of and compliance with the Policy. The Audit Committee reviews the Policy from time to time; however, any amendments to the Policy require approval from the full Board of Directors.

For purposes of the Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the Policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our Board of Directors or Compensation Committee.

The Policy requires that notice of a proposed related person transaction be provided to our head of Risk, Governance and Internal Audit prior to entry into such transaction. If it is determined that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration. Under the Policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, the best interests of the Company. In the event that we become aware of a related person transaction that has not been previously reviewed or approved under the Policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it has notice of and an opportunity to rescind or terminate the related person transaction.

The Policy also provides that the Audit Committee review certain previously approved related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and in the best interests of our stockholders. Additionally, we make periodic inquiries of directors and executive officers with respect to any potential related person transaction to which they may be a party or of which they may be aware.

Notwithstanding the foregoing, certain related person transactions including, but not limited to, (i) transactions where the aggregate amount involved does not exceed $120,000, (ii) charitable contributions, grants or endowments where the aggregate amount involved does not exceed the lesser of $200,000 or 5% of the charitable organization’s total annual receipts, (iii) any transaction under the Company’s equity incentive plan, and (iv) certain other de minimis payments and advancement of expenses, will be deemed pre-approved by the Audit Committee.

Limited Partnership Agreement of Prime TopCo LP

On November 7, 2016, Prime Security Services TopCo Parent GP, LLC (“Parent GP”), as the general partner of Prime TopCo LP, certain members of management (the “Management Partners”) and Koch Industries, Inc. (the “Koch Investor”), as warrant holders, entered into the LP Agreement.

Pursuant to the LP Agreement, in exchange for contributing capital to Prime TopCo LP, Apollo was issued Class A-1 Units in Prime TopCo LP, the Management Partners were issued Class A-2 Units in Prime TopCo LP and the Koch Investor was issued warrants. Certain of our current executive officers are party to the LP Agreement and are listed in the table below titled “Units of Prime TopCo LP.”

Additionally, the Management Partners and certain other members of management received awards from an incentive pool in the form of options in the Company and profit interests in Prime TopCo LP.

The LP Agreement provides for customary drag-along rights for Apollo, customary tag-along rights for Class A-2 limited partners and holders of profit interests, and customary preemptive rights for Class A-1 and Class A-2 limited partners. Apollo,

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the Management Partners and the members of management of the Company holding profit interests will receive distributions from the Prime TopCo LP on the Class A-1 Units and Class A-2 Units, as applicable, in accordance with the waterfall provisions in the LP Agreement, which provide for distributions in respect of the Class A-1 Units until contributed capital is returned and, thereafter, distributions to be ratably shared between the Class A-1 Units and one or more tranches of Class A-2 Units, subject to certain return hurdles being achieved by the business.

As of the date of this report, the business and affairs of Prime TopCo LP are managed by Parent GP which is in turn managed by a board of managers that is controlled by affiliates of Apollo.

Apollo

During 2023, the Company paid fees to Apollo of $1 million related to Apollo’s performance of placement agent services related to the Company’s issuance of $600 million of term loans under a senior secured term loan A facility.

On March 6, 2024, the Company and certain entities managed by affiliates of Apollo Global Management, Inc. (the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC (“Morgan Stanley”) and Barclays Capital Inc., as representatives of the underwriters named therein, including Apollo Global Securities, LLC, an affiliate of Apollo (collectively, the “Underwriters”), in connection with the offer and sale by the Selling Stockholders (the “Offering”) of 65 million shares of the Company’s Common Stock, and, at the option of the Underwriters, up to an additional 9.75 million shares of Common Stock. The Offering and the Share Repurchase (as defined below) closed on March 11, 2024. The Company did not pay any underwriting fees in connection with the Share Repurchase, including on behalf of the Selling Stockholders or otherwise.

As part of the Offering, the Company purchased 15 million shares of Common Stock under its Share Repurchase Plan from the Underwriters (the “Share Repurchase”). The Underwriters, including Apollo Global Securities, did not receive any underwriting fees for the shares repurchased by the Company. The Company paid $93,356,250 for the Share Repurchase, which was $6.22375 per share whereas the price paid by the public in the Offering was $6.50 per share. In connection with the Offering, Morgan Stanley exercised an overallotment option on March 19, 2024 to sell an additional 9,750,000 shares to the public at the same price and on the same terms otherwise as the original Offering.

All the shares in the Offering, including those sold in the overallotment option, were sold by the Selling Stockholders. The Company did not receive any of the proceeds from the sale of shares by the Selling Stockholders in the Offering.

State Farm

On September 5, 2022, the Company entered into a securities purchase agreement with State Farm pursuant to which the Company agreed to issue and sell in a private placement to State Farm 133,333,333 shares of Common Stock (the “State Farm Shares”) at a per share price of $9.00 for an aggregate purchase price of $1.2 billion (the “State Farm Strategic Investment”).

On September 12, 2022, and in connection with the State Farm Strategic Investment, the Company commenced a tender offer to purchase up to 133,333,333 shares of Common Stock (including shares issued upon conversion of shares of our Class B Common Stock) at a price of $9.00 per share (the “Tender Offer”) using proceeds from the State Farm Strategic Investment.

The State Farm Strategic Investment closed on October 13, 2022 (the “Closing”), and the Company issued and sold the State Farm Shares at a price of $9.00 per share. After giving effect to the State Farm Strategic Investment and the Tender Offer, State Farm owned approximately 15% of the Company’s issued and outstanding Common Stock (assuming conversion of Class B Common Stock), and as a result, became a related party at the Closing.

At the Closing, the Company and State Farm entered into an Investor Rights Agreement (the “State Farm Investor Rights Agreement”), pursuant to which the Board increased its size by one director and appointed a designee of State Farm as a member of the Board.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Pursuant to the terms of the State Farm Investor Rights Agreement, State Farm will also be bound by customary transfer and standstill restrictions and drag-along rights, and be afforded customary registration rights with respect to the State Farm Shares. In particular, State Farm (a) will be prohibited, subject to certain customary exceptions, from transferring any of the State Farm Shares until the earlier of (i) the three-year anniversary of the Closing and (ii) the date on which the State Farm Development Agreement (as defined below) has been validly terminated, other than in the event of termination by the Company for a material breach thereof by State Farm, and (b) will be subject to certain standstill restrictions, including that State Farm will be restricted from acquiring additional equity securities of the Company if such acquisition would result in State Farm (and its affiliates) acquiring beneficial ownership in excess of 18% of the issued and outstanding Common Stock, taking into account on an as-converted basis the issued and outstanding Class B Common Stock, until five (5) days after the date that no designee of State Farm serves on the Board and State Farm has no rights (or has irrevocably waived its right) to nominate a designee to the Board. Notwithstanding the standstill restrictions described above, State Farm will not be restricted from acquiring shares of Common Stock or other equity securities of the Company from Prime Security Services TopCo Parent, L.P. and its affiliates so long as State Farm and its affiliates would not, subject to certain exceptions, beneficially own in excess of 25% of the issued and outstanding Common Stock, taking into account on an as-converted basis the issued and outstanding Class B Common Stock, as a result of such acquisition.

In addition, under the terms of the State Farm Investor Rights Agreement, in the event that the Company proposes to issue and sell shares of Common Stock, Class B Common Stock, or other equity securities of the Company to certain homeowners’ insurance and reinsurance companies, State Farm will have a right of first refusal with respect to such proposed issuance and sale on the same terms and conditions (the “ROFR”). The ROFR will terminate upon the earliest to occur of (a) State Farm and its permitted transferees no longer collectively owning shares of Common Stock equal to at least 50% of the State Farm Shares, (b) the termination of the State Farm Development Agreement by the Company for a material breach by State Farm and (c) to the extent that the State Farm Development Agreement does not remain in effect on such date, the five (5) year anniversary of the Closing.

At the Closing, the Company, ADT LLC (an indirect wholly owned subsidiary of the Company), and State Farm entered into a Development Agreement (the “State Farm Development Agreement”) pursuant to which State Farm committed up to $300 million to an opportunity fund that will fund certain product and technology innovation, customer growth, and marketing initiatives to be agreed between State Farm and the Company (the “Opportunity Fund”). Additionally at Closing, the Company received $100 million of the Opportunity Fund, which will be restricted until such time as the Company uses the funds in accordance with the State Farm Development Agreement. The Company’s use of the funds is also subject to approval by State Farm.

During 2023, total payments made out of the Opportunity Fund were approximately $11.3 million, including approximately $8.7 million made to State Farm for project initiatives. Interest earned on the Opportunity Fund was approximately $5.3 million.

Beginning in 2023, State Farm customers can receive ADT home security products and professional monitoring at a reduced cost. In connection with this arrangement, the Company receives a subsidy from State Farm for each system. During 2023, the Company received approximately $1.6 million, which is included in total payments made from the Opportunity Fund above.

Sunlight Financial LLC

The solar business has used Sunlight Financial LLC (“Sunlight”), an entity affiliated with Apollo, to access certain loan products for ADT Solar customers. ADT Solar’s relationship with Sunlight began prior to Sunlight’s acquisition by Apollo in July 2021 and was negotiated on an arm’s length basis with no special terms or conditions. Our relationship with Sunlight began at the time of the Sunpro Solar acquisition. During 2023, total loans funded by Sunlight were approximately $78 million of which the Company may be required to repurchase approximately $6 million of such loans, and we incurred approximately $13 million of related financing fees in the ordinary course of business to Sunlight. As of December 2023, Sunlight is no longer affiliated with Apollo, and as a result, is no longer a related party.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Google

In July 2020, we entered into a Master Supply, Distribution, and Marketing Agreement (the “Google Commercial Agreement”) with Google, pursuant to which in September 2020, we issued and sold 54,744,525 shares of our Class B Common Stock for an aggregate purchase price of $450 million in a private placement to Google.

Pursuant to the terms of the Google Commercial Agreement, Google has agreed to supply us with certain Google devices as well as certain Google video and analytics services (“Google Devices and Services”), for sale to our customers. Subject to customary termination rights related to breach and change of control, the Google Commercial Agreement has an initial term of seven years from the date that the Google Devices and Services are successfully integrated into our end-user security and automation platform. Further, subject to certain carve-outs, we have agreed to exclusively sell Google Devices and Services to our customers.

The Google Commercial Agreement also specifies that each party will contribute $150 million toward the joint marketing of devices and services; customer acquisition; training of our employees for the sale, installation, customer service, and maintenance for the product and service offerings; and technology updates for products included in such offerings. Each party is required to contribute such funds in three equal tranches, subject to the attainment of certain milestones.

In June 2022, we executed an amendment to the Google Commercial Agreement to extend the date for the launch of the integrated Google Devices and Services to September 30, 2022. As of September 30, 2022, Google has the contractual right to require us, with certain exceptions, until such integration, to exclusively offer Google Devices and Services without integration for all new professional installations and for existing customers who do not have ADT Pulse or ADT Control interactive services. The Company has already begun providing Google Devices and Services and will continue to do so on a non-integrated basis, and is working closely with Google toward an integrated solution.

In August 2022, we executed an amendment to the Google Commercial Agreement pursuant to which Google has agreed to commit an additional $150 million to fund growth, data and insights, product innovation and technology advancements, customer acquisition, and marketing, as mutually agreed by us and Google. The additional success funds will be funded in three equal tranches, subject to the attainment of certain milestones (together with the initial tranches, the “Google Success Funds”).

During 2023, $40 million of the Google Success Funds were reimbursed to the Company.

In December 2023, the Company and Google entered into an addendum to the Company’s existing agreement with Google for using Google cloud services (the “Google Cloud Agreement Addendum”), pursuant to which Google has agreed to provide certain credits, discounts, and other incentives for use of the Google Cloud Platform to the Company and the Company has committed to purchasing $200 million of Google Cloud Platform services over seven years (through December 2030) of a total of $35 million in the first two years, a total of $65 million in the next two years after that, and a total of $100 million in the last three years of the commitment. The Company may elect to cancel the commitment in return for a cancellation fee of 30% of the total remaining commitment amount and loss of any discounts, remaining credits, or other incentives provided under the Google Cloud Agreement Addendum.

During 2023, we incurred approximately $194 million of fees with Google and had future commitments of $31 million in the ordinary course of business for direct materials, technology, and advertising services. These agreements were negotiated on an arm’s length basis and may pre-date Google’s investment in 2020. We continue to purchase products and services from Google in 2024.

In connection with the issuance of the Class B Common Stock, the Company and Google entered into an Investor Rights Agreement (the “Google Investor Rights Agreement”), pursuant to which Google agreed to be bound by customary transfer restrictions and drag-along rights, and be afforded customary registration rights with respect to shares of Class B Common Stock held directly by Google. Under the terms of the Google Investor Rights Agreement, Google was prohibited, subject to certain exceptions, from transferring any shares of Class B Common Stock or any shares of Common Stock issuable upon conversion of the Class B Common Stock beneficially owned by Google until September 2023, or earlier if certain conditions occurred (the “Google Lock-up Period”).

2024 PROXY STATEMENT	63

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In December 2023, the Company and Google amended the Google Investor Rights Agreement to extend the Google Lock-up Period through June 2025, or earlier if (i) the Google Commercial Agreement has been terminated under certain specified circumstances or (ii) the Google Cloud Master Agreement has been validly terminated for any reason other than Google’s uncured material breach.

Rackspace

During October 2020, we entered into a master services agreement with Rackspace US, Inc. (“Rackspace”), an entity affiliated with Apollo, for the provision of cloud storage, equipment, and services to facilitate the implementation of our cloud migration strategy for certain applications.

The master services agreement included a minimum purchase commitment of $50 million over a seven-year term, which the Company has satisfied through spend with Rackspace as well as other parties. During 2023, the Company incurred fees to Rackspace of approximately $15.4 million. Our relationship with Rackspace began during 2017 and our agreement with Rackspace was done on an arm’s-length basis with no special terms or conditions. We expect our purchases from Rackspace to end during 2024.

Other Transactions

During 2023, we incurred fees of approximately $6.5 million in the ordinary course of business to a provider of cloud communications and workstream collaboration services that is affiliated with Apollo. Our relationship with this provider began prior to its affiliation with Apollo. Our agreement with them was done on an arm’s-length basis with no special terms or conditions.

During 2023, we incurred fees of approximately $851,000 and had future commitments of $2.4 million in the ordinary course of business for transactions with a provider of technology and communications services that is affiliated with Apollo. Our relationship with this provider began during 2012 and our agreement with them was done on an arm’s-length basis with no special terms or conditions.

During 2023, we incurred fees of approximately $2.0 million in the ordinary course of business to a provider of IT products and services that is affiliated with Apollo. Our relationship with this provider began during 2017 and prior to its affiliation with Apollo. Our agreement with them was done on an arm’s length basis with no special terms or conditions. We do not anticipate using this vendor during 2024.

During 2023, we incurred fees of approximately $1.0 million and had future commitments of $900,000 in the ordinary course of business to a provider of IT development testing services that is affiliated with Apollo. Our relationship with this provider began during 2021 and prior to its acquisition by Apollo. Our agreement with them was done on an arm’s-length basis with no special terms or conditions.

During 2023, we incurred fees of approximately $350,000 in the ordinary course of business to a provider of private club and resort services that is affiliated with Apollo. These fees are part of a three-year partnership for the promotion of ADT products and services to club and resort member customers. Our relationship with this provider began during 2023. Our agreement with them was done on an arm’s-length basis and with no special terms or conditions.

During 2023, we incurred fees of approximately $250,000 in the ordinary course of business to a provider of hotel services that is affiliated with Apollo. Our relationship with this provider may pre-date its affiliation with Apollo and the transaction was done on an arm’s-length basis with no special terms or conditions.

During 2023, we sold approximately $466,000, $180,000, and $127,000 in equipment and services in the ordinary course of business to three separate companies affiliated with Apollo.

We continue to purchase equipment and services from, or sell equipment and services to, each of the companies noted above in 2024, unless otherwise noted.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Stockholders Agreement

We are party to an amended and restated Stockholders Agreement (the “Stockholders Agreement”) with Prime TopCo LP and one of the Co-Investors. The Stockholders Agreement gives Apollo the right to nominate a majority of our directors as long as Apollo beneficially owns 50% or more of our outstanding common stock and specifies how Apollo’s nomination rights decrease as Apollo’s beneficial ownership of our Common Stock also decreases. Apollo’s beneficial ownership recently fell to 46.5% and Apollo currently has the right to nominate 50% of the directors on our Board. Additionally, the Stockholders Agreement specifies that Prime TopCo LP has the right, but not the obligation, to nominate one additional designee to the Board, which individual will be identified to Prime TopCo LP by the party set forth in the Stockholders Agreement consistent with the requirements of the Stockholders Agreement. The Stockholders Agreement sets forth certain information rights granted to Prime TopCo LP. It also specifies that we will not take certain significant actions specified therein without the prior consent of Prime TopCo LP. Such specified actions include, but are not limited to:

•	Amendments or modifications to our Company’s or our Company’s subsidiaries’ organizational documents in a manner that adversely affects Prime TopCo LP or Apollo;

•

Issuances of our Company’s or our Company’s subsidiaries’ equity other than pursuant to an equity compensation plan approved by the stockholders or a majority of Prime TopCo LP’s designees on our Board of Directors, or intra-company issuances among our Company and its wholly owned subsidiaries;

•	Making any payment or declaration of any dividend or other distribution on any shares of our common stock;

•

Merging or consolidating with or into any other entity, or transferring all or substantially all of our Company’s or our Company’s subsidiaries’ assets, taken as a whole, to another entity, or undertaking any transaction that would constitute a “Change in Control” as defined in our Company’s or our Company’s subsidiaries’ credit facilities or note indentures;

•

Undertake acquisitions or dispositions, with certain exceptions, in an amount exceeding $25 million in a single transaction or an aggregate amount of $50 million in any series of transactions during a calendar year;

•	Undertake any liquidation, dissolution or winding up of the Company;

•	Incurring, with limited exceptions, financial indebtedness in a single or a series of related transactions aggregating to more than $25 million;

•	Hiring or terminating any Executive Officer of our Company or designating any new Executive Officer of the Company;

•	Effecting any material change in the nature of our business; or

•	Changing the size of the Board of Directors.

Registration Rights Agreement

We are party to a Registration Rights Agreement with Prime TopCo LP (the “Registration Rights Agreement”), pursuant to which each of Prime TopCo LP, Prime TopCo II LP, and their affiliates is entitled to demand the registration of the sale of certain or all of our Common Stock that it beneficially owns. For example, in September 2020, Apollo and certain employees and other stockholders sold shares in a registered offering pursuant to a demand registration request from Apollo. Among other things, under the terms of the Registration Rights Agreement:

•

If we propose to file certain types of registration statements under the Securities Act with respect to an offering of equity securities, we will be required to use our reasonable best efforts to offer the other parties to the Registration Rights Agreement, if any, the opportunity to register the sale of all or part of their shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”); and

•

Prime TopCo LP has the right, subject to certain conditions and exceptions, to request that we file registration statements with the SEC for one or more underwritten offerings of all or part of our Common Stock that it beneficially owns and the Company is required to cause any such registration statements (a) to be filed with the SEC promptly and, in any event, on or before the date that is 90 days, in the case of a registration statement on Form S-1, or 45 days, in the case of a

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

registration statement on Form S-3, after we receive the written request to effectuate such demand registration and (b) to become effective as promptly as reasonably practicable and in any event no later than 90 days after it is initially filed.

All expenses of registration under the Registration Rights Agreement, including the legal fees of one counsel retained by or on behalf of Prime TopCo LP, will be paid by us.

The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as minimums, blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter. The Registration Rights Agreement also contains customary indemnification and contribution provisions. The Registration Rights Agreement is governed by New York law.

Management Investor Rights Agreement

Prior to the consummation of our IPO, we entered into an Amended and Restated Management Investor Rights Agreement among Prime Security Services TopCo Parent, L.P. (“TopCo Parent”), the Company, and certain Holders (as defined therein) (the “MIRA”). Each holder of our shares of Common Stock issued upon exercise of options that had been issued under our 2016 Equity Incentive Plan automatically becomes a party to the MIRA. Additionally, each individual who received Distributed Shares in redemption of his Class B Units in connection with our IPO executed a joinder to the MIRA. The MIRA provides that all shares of our Common Stock governed thereunder are generally subject to transfer restrictions, repurchase rights, and piggyback registration rights in connection with certain offerings of our Common Stock.

MIRA Amendment

On December 9, 2022, after discussions between TopCo Parent and certain officers of the Company, Topco Parent entered into Amendment No. 1 to the Amended and Restated Management Investor Rights Agreement (the “MIRA Amendment”).

The MIRA Amendment, (a) clarifies that the holders of all Subject Shares (as defined in the MIRA Amendment) have Piggy-Back Registration Rights (as defined in the MIRA) without regard to further proceeds received or consideration paid for Common Stock by TopCo Parent, (b) clarifies that only Subject Shares are subject to the MIRA, (c) clarifies that holders of Subject Shares may Dispose (as defined in the MIRA) of vested Subject Shares in proportion to the Apollo Sale Percentage (as defined in the MIRA Amendment), and (d) provides that the MIRA will be terminated upon such time as the Majority Stockholders (as defined in the MIRA Amendment) no longer collectively beneficially own at least 25% of the outstanding shares of Common Stock on an as-converted basis or upon the consummation of a Control Disposition (as defined in the MIRA).

66	2024 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with the Company’s management and with PwC the audited financial statements of the Company for the fiscal year ended December 31, 2023. The Audit Committee has discussed with PwC the matters required to be discussed under the standards of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has also received the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independence of PwC with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

The Audit Committee and the Board of Directors have also recommended the appointment of PwC as the Company’s independent auditors for the fiscal year ending December 31, 2024.

Members of the Audit Committee:

Matthew E. Winter, Chair

Tracey R. Griffin

Sigal Zarmi

The Report of the Audit Committee is not to be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any filing under the Securities Act or the Exchange Act.

2024 PROXY STATEMENT	67

AUDIT-RELATED FEES, TAX FEES AND ALL OTHER FEES

AUDIT FEES, AUDIT-RELATED FEES, TAX FEES, AND ALL OTHER FEES

Fees paid or accrued for professional services provided by our independent auditors in each of the categories listed are as follows for the periods presented. All such fees are in accordance with our approval policies described below.

	Fiscal Year Ending:
(in thousands)	December 31, 2023	December 31, 2022

Audit Fees	$6,351	$6,115

Audit-Related Fees	2,605	1,909

Tax Fees	647	235

All Other Fees	—	—

Total	$9,603	$8,259

Audit Fees—primarily represent amounts for services related to the integrated audit of our consolidated financial statements and related controls, reviews of our interim condensed consolidated financial statements, and the issuance of consents and comfort letters for other periodic reports or documents filed with the SEC, as well as carve-out procedures related to the divestiture of our commercial business.

Audit-Related Fees—represent amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. These services include accounting consultations related to the evaluation of new accounting standards, non-routine transactions, and non-audit due diligence procedures in connection with our mergers and acquisitions, as well as divestitures.

Tax Fees—represent amounts for tax compliance, tax advice, and tax planning services.

All Other Fees—consist of all other fees for services other than those in the above categories.

The Board of Directors adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax, and other permissible non-audit services that may be provided by the independent auditors. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditors’ independence is not impaired. Under the policy, the Audit Committee annually, and from time to time, pre-approves the audit engagement fees and terms of all audit and permitted non-audit services to be provided by the independent auditors.

68	2024 PROXY STATEMENT

PROPOSAL 2 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 2

Advisory Vote to Approve the Compensation of our NEOs

The Board of Directors recommends that the stockholders vote FOR the approval, on an advisory basis, of the compensation paid by the Company to the NEOs as disclosed in this proxy statement.

In accordance with Section 14A of the Exchange Act and the related rules of the SEC and as a matter of good corporate governance, a proposed resolution will be presented at the Annual Meeting asking our stockholders to approve, on an advisory basis, the compensation of the Company’s NEOs as disclosed in the CD&A, the Summary Compensation Table, and the related compensation tables, notes and narrative in the proxy statement for the Company’s 2024 Annual Meeting.

As set forth in the CD&A section beginning on page 23, the Company has designed its compensation programs to: (a) align executives’ pay with the Company’s performance and focus on producing sustainable long-term growth, (b) attract and retain executives with the experience necessary to achieve our business goals, and (c) align executives’ interests with those of the stockholders and to encourage the creation of long-term value. Although the vote to approve executive compensation is purely advisory and non-binding, the Board of Directors values the opinions of our stockholders and will consider the results of the vote in determining the compensation of the NEOs and the Company’s compensation programs generally. The vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the policies and practices described in this proxy statement. If any stockholder wishes to communicate with the Board of Directors regarding executive compensation, the Board of Directors can be contacted using the procedures outlined in the section titled “Communications with the Board of Directors” set forth in this proxy statement.

Accordingly, we are asking for stockholder approval, on an advisory basis, of the following resolution:

“RESOLVED, that the compensation of the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion associated with the compensation tables in the Company’s proxy statement for its 2024 Annual Meeting, is hereby APPROVED.”

The proposal will be approved by the affirmative vote of a majority of the shares of our Common Stock and Class B Common Stock, voting together, present in person or by proxy at the Annual Meeting and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers do not have discretion to vote any uninstructed shares over the advisory vote to approve the compensation of our NEOs.

Because the required vote is advisory, it will not be binding on the Board. The Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions.

We currently provide our stockholders with this advisory vote to approve executive compensation on an annual basis. We expect that the next such vote will occur at the 2025 annual meeting of stockholders.

2024 PROXY STATEMENT	69

PROPOSAL 3 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES

PROPOSAL 3

Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of our NEOs (Say on Frequency)

The Board of Directors recommends that the stockholders vote FOR the approval, on a nonbinding, advisory basis, on the frequency of future advisory votes to approve the compensation of our NEOs, as set forth in this proxy statement.

The Board of Directors recommends that you vote for the option of ONCE EVERY YEAR as the preferred frequency for future advisory votes to approve the compensation of our NEOs.

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote, on a nonbinding, advisory basis, on the frequency of future advisory votes to approve the compensation of our named executive officers as reflected in Proposal 2 above. Stockholders may indicate whether they prefer that we conduct future advisory votes to approve the compensation of our NEOs once every year, once every two years or once every three years.

The Board of Directors has determined that holding an advisory vote to approve the compensation of our NEOs once every year is the most appropriate frequency at this time.

Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Although this advisory vote on the frequency of future advisory votes to approve the compensation of our NEOs is nonbinding, the Board of Directors and the Compensation Committee will carefully review and consider the voting results when determining the frequency of future advisory votes to approve the compensation of our NEOs.

The voting frequency option that receives the highest number of votes cast by stockholders will be deemed the frequency for the advisory vote on executive compensation that has been selected by stockholders. Brokers do not have discretion to vote any uninstructed shares on this advisory vote on the frequency of future say-on-pay votes. Abstentions and broker non-votes will have no effect on determining the frequency for the advisory vote on executive compensation that has been selected by stockholders.

We are required to provide stockholders with an advisory vote on the frequency of future say-on-pay votes at least once every six years. We currently expect that the next such vote will occur at the 2030 annual meeting of stockholders.

70	2024 PROXY STATEMENT

PROPOSAL 4 — APPROVAL OF AN AMENDMENT TO THE OMNIBUS INCENTIVE PLAN

PROPOSAL 4

Approval of an Amendment to the Omnibus Incentive Plan to Increase the Number of Shares of Common Stock Authorized for Issuance Thereunder and Extend the Term

The Board of Directors recommends that the stockholders vote FOR the approval of this amendment.

We are seeking the approval of our stockholders for an amendment to the Company’s Omnibus Incentive Plan, to (i) increase the number of shares of Common Stock authorized for issuance thereunder by 50,000,000 shares to 137,545,456 shares and (ii) extend the term of the Omnibus Incentive Plan through February 22, 2034 (the “2024 Plan Amendment”). The 2024 Plan Amendment was recommended by the Compensation Committee and approved by the Board of Directors on February 22, 2024, subject to stockholder approval at the 2024 Annual Meeting of Stockholders. The Company has not approved any awards that are conditioned upon stockholder approval of the 2024 Plan Amendment.

Our Board of Directors believes that it is critical that the stockholders approve the 2024 Plan Amendment, so that the Company will continue to have the ability to grant equity awards under the Omnibus Incentive Plan to (i) attract and retain key officers, employees and directors, and (ii) utilize awards under the Omnibus Incentive Plan to provide compensation that aligns the interests of those persons with stockholders and appropriately rewards those persons for contributing to the success of the Company. This is particularly important as the Company executes on its long-term strategy of advancing our business from a traditional security company towards an innovative business poised to expand into adjacent markets.

If the 2024 Plan Amendment is not approved by the stockholders, we will continue to make equity-based grants from the Omnibus Incentive Plan as it is critical to our compensation philosophy and to incentivize the achievement of our strategic business objectives. In the event there are insufficient available shares remaining under the Omnibus Incentive Plan to provide equity-based compensation, we may be required to consider using alternative forms of compensation such as cash. The use of cash in place of compensation that would typically be delivered in the form of equity-based grants could have an adverse impact on our recruitment and retention efforts as well as on our financials.

Our Board of Directors unanimously recommends that the stockholders approve the 2024 Plan Amendment.

Why Stockholders Should Vote to Approve the 2024 Plan Amendment

•

We must attract, retain and motivate talent at all levels. The ability to issue equity is fundamental to our compensation strategy and our ability to attract and retain top talent. Our continued success is dependent, in large part, on our ability to deliver market-relevant compensation to a highly motivated and mobile employee base with unique expertise.

•

We use equity compensation to align employee and stockholder interests. Equity compensation is a critical means of aligning the interests of our employees with those of our stockholders. Our employees, particularly our senior executives, are motivated under our current equity compensation programs to drive the business to maximize returns over the long-term.

•

Granting equity awards allows us to utilize cash more effectively. As described above, we compete for critical talent in a very competitive labor market. As a result, if we were not able to offer equity compensation, we will have to increase our cash compensation in order to continue to attract and retain employees who are critical to our business and creating stockholder value. Cash compensation would not provide the same benefits as equity compensation and would limit cash available for other purposes.

•	The Omnibus Incentive Plan reflects best practices in equity compensation.

•	No evergreen provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Omnibus Incentive Plan can be automatically replenished.

2024 PROXY STATEMENT	71

PROPOSAL 4 — APPROVAL OF AN AMENDMENT TO THE OMNIBUS INCENTIVE PLAN

•

No repricing or backdating of stock options or stock appreciation rights. The Omnibus Incentive Plan prohibits granting stock options at an exercise price less than fair market value or granting SARs with a strike price less than the fair market value on the date of grant.

•

No liberal share recycling. Shares tendered in payment of an award’s exercise price and shares withheld to pay taxes due on an award are counted against the share limit under the Omnibus Incentive Plan, and the gross number of shares covered by stock appreciation rights count against the shares remaining available for grant under the Omnibus Incentive Plan

•

No single-trigger acceleration on a change in control. The Omnibus Incentive Plan includes a double-trigger change in control provision, such that awards will only accelerate vesting if there is both (i) a change in control and (2) the award holder incurs a qualifying termination following the change in control.

•	No dividends on unearned or unvested awards. The Omnibus Incentive Plan prohibits the payment of dividends or dividend equivalents on awards subject to vesting criteria that have not yet been met.

•	No tax gross-ups. The Omnibus Incentive Plan does not provide for any tax gross-ups.

•

Clawback. The Omnibus Incentive Plan provides that any awards may be subject to clawback in the event the holder engages in certain activities that are detrimental to the Company. Awards are also subject to clawback in accordance with the Company’s Incentive Compensation Clawback Policy.

•

Non-employee director pay limit. Other than for one-time appointment awards, the Omnibus Incentive Plan provides that non-employee directors may not receive awards to the extent their total compensation, including cash compensation, would exceed $400,000.

Summary of the Omnibus Incentive Plan

The following is a summary of certain terms and conditions of the Omnibus Incentive Plan, as amended by the 2024 Plan Amendment. This summary is qualified in its entirety by reference to the Omnibus Incentive Plan, as amended by the 2024 Plan Amendment, attached as Appendix A. You are encouraged to read the full Omnibus Incentive Plan and the 2024 Plan Amendment.

72	2024 PROXY STATEMENT

PROPOSAL 4 — APPROVAL OF AN AMENDMENT TO THE OMNIBUS INCENTIVE PLAN

Historical Award Information. There are 87,545,456 shares of Common Stock reserved under our Omnibus Incentive Plan, of which 7,136,875 shares remain available as of March 25, 2024 and 45,034,016 shares were subject to outstanding awards under the Omnibus Incentive Plan. Assuming the 2024 Plan Amendment was currently effective, as of March 25, 2024, there would have been 57,136,875 shares available for equity grant under the Omnibus Incentive Plan, representing 5.7% of our Common Stock (on a fully diluted basis). The closing price of our Common Stock as of March 25, 2024 was $6.52 per share, as reported by the NYSE. If our stockholders approve the 2024 Plan Amendment, the increase in share limits will be immediately effective. The following table sets forth information with respect to awards previously granted under the Omnibus Incentive Plan as of March 27, 2024:

Name and Position(1)	Number of Shares Covered by Awards

James D. DeVries	9,665,170

Jeffrey A. Likosar	4,059,965

David W. Smail	1,050,508

Wayne D. Thorsen	760,615

Donald M. Young	3,469,125

Kenneth J. Porpora	199,206

Daniel M. Bresingham	2,708,030

Harriet K. Harty	33,025

All current executive officers as a group	24,612,147

All current non-employee directors as a group	50,505

Nicole Bonsignore	—

Marques Coleman	—

Stephanie Drescher	—

Tracey R. Griffin	16,835

Benjamin Honig	—

William M. Lewis, Jr.	—

Reed B. Rayman	—

Paul J. Smith	—

Lee J. Solomon	—

Matthew E. Winter	16,835

Sigal Zarmi	16,835

All employees as a group (excluding executive officers)	22,650,007

(1)

No awards have been granted under the Omnibus Incentive Plan to any associate of any of our directors, nominees for directors or executive officers and no person received 5% or more of the total awards granted under the Omnibus Incentive Plan since its inception (other than certain individuals already disclosed in the table above).

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PROPOSAL 4 — APPROVAL OF AN AMENDMENT TO THE OMNIBUS INCENTIVE PLAN

The following table provides information regarding historical awards granted and earned under the Omnibus Incentive Plan and gross burn rate for each of the past three fiscal years.

Fiscal Year	Granted Time- based Restricted Stock Units(2)	Weighted Average Common Shares Outstanding(5)	Gross Burn Rate(6)

2023	7,632,456	867,432,337	0.88%

2022	8,207,883	862,098,041	0.95%

2021	6,616,837	846,825,868	0.78%

(1)	Reflects number of shares used based on the awards granted. Does not reflect subsequent forfeitures or cancellations.

(2)	As reported in our Annual Report on Form 10-K for the respective fiscal year.

(3)

Burn rate is calculated as the total number of shares granted as stock options and RSUs throughout the year divided by weighted-average common shares outstanding at fiscal year-end. The burn rate is not adjusted for forfeitures and expirations of awards or to only reflect earned RSUs, which, in each case, would reduce the burn rate if taken into account.

The potential dilution (or overhang) from the 2024 Plan Amendment, which would be 5.74% (or 12.02% on a diluted basis), assumes that the 2024 Share Reserve increase (defined below) is available to grant, and is calculated as of March 27, 2024, as follows.

Shares Available and Outstanding	Weighted-Average Exercise Price	Shares

New shares authorized under the 2024 Plan Amendment (“2024 Share Reserve”)	—	50,000,000

Shares remaining under shareholder approved Omnibus Incentive Plan	—	7,136,875

Total Shares Available for Grant (A)	—	57,136,875

Shares underlying previously granted outstanding stock options(1)	$8.69	35,006,650

Shares underlying previously granted outstanding full-value awards(2)	—	10,027,366

Total Outstanding stock options and full-value awards (B)	—	45,034,016

Common Shares Outstanding as of March 27, 2024 (C)	—	855,629,403

Overhang (A+B) / C(3)	—	11.9%

Diluted overhang (A+B) / (A+B+C)	—	10.7%

(1)	Weighted average term remaining of outstanding stock options is 5.7 years.

(2)	Full-value awards granted in conjunction with our annual compensation cycle in Q1 2024.

(3)	Overhang and diluted overhang are calculated as counting all awards on a 1-to-1 basis.

Administration. The Compensation Committee administers the Omnibus Incentive Plan and has the authority to determine the terms and conditions of any agreements evidencing any awards granted under the Omnibus Incentive Plan and to adopt, alter and repeal rules, guidelines and practices relating to the Omnibus Incentive Plan. The Compensation Committee has full discretion to administer and interpret the Omnibus Incentive Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable and to determine, among other things, the time or times at which the awards may be exercised and whether and under what circumstances an award may be exercised.

Eligibility. Any current or prospective employees, directors, officers, consultants or advisors of the Company or its affiliates who are selected by the Compensation Committee will be eligible for awards under the Omnibus Incentive Plan. The Compensation Committee has the sole and complete authority to determine who will be granted an award under the Omnibus Incentive Plan. As of March 27, 2024, the Company and its affiliates had approximately 424 employees and 3 non-employee directors eligible to receive awards under the Omnibus Incentive Plan.

74	2024 PROXY STATEMENT

PROPOSAL 4 — APPROVAL OF AN AMENDMENT TO THE OMNIBUS INCENTIVE PLAN

Number of Shares Authorized. There will be an aggregate of 137,545,456 shares of our Common Stock for issuance of awards to be granted under the Omnibus Incentive Plan. No more than 137,545,456 shares of our Common Stock may be issued with respect to incentive stock options under the Omnibus Incentive Plan. The maximum grant date fair value of cash and equity awards that may be awarded to a non-employee director under the Omnibus Incentive Plan during any one fiscal year, taken together with any cash fees paid to such non-employee director during such fiscal year, will be $400,000. If any award granted under the Omnibus Incentive Plan expires, terminates or is canceled or forfeited without being settled, vested or exercised, shares of our Common Stock subject to such award will again be made available for future grants. Any shares that are surrendered or tendered to pay the exercise price of an award or to satisfy withholding taxes owed, or any shares reserved for issuance, but not issued, with respect to settlement of a stock appreciation right, will not again be available for grants under the Omnibus Incentive Plan.

Change in Capitalization. If there is a change in our capitalization in the event of a stock or extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of our Common Stock or other relevant change in capitalization or applicable law or circumstances, such that the Compensation Committee determines that an adjustment to the terms of the Omnibus Incentive Plan (or awards thereunder) is necessary or appropriate, then the Compensation Committee shall make adjustments in a manner that it deems equitable. Such adjustments may be to the number of shares reserved for issuance under the Omnibus Incentive Plan, the number of shares covered by awards then outstanding under the Omnibus Incentive Plan, the limitations on awards under the Omnibus Incentive Plan, the exercise price of outstanding options or such other equitable substitution or adjustments as the Compensation Committee may determine appropriate.

Awards Available for Grant. The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, RSUs, other stock-based awards or any combination of the foregoing. Awards may be granted under the Omnibus Incentive Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines, which are referred to herein as “Substitute Awards.”

Stock Options. The Compensation Committee will be authorized to grant options to purchase shares of our Common Stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the Omnibus Incentive Plan shall be non-qualified unless the applicable award agreement expressly states that the option is intended to be an incentive stock option. Options granted under the Omnibus Incentive Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the Omnibus Incentive Plan, the exercise price of the options will not be less than the fair market value (or 110% of the fair market value in the case of a qualified option granted to a 10% stockholder) of our Common Stock at the time of grant (except with respect to Substitute Awards). Options granted under the Omnibus Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee and specified in the applicable award agreement. The maximum term of an option granted under the Omnibus Incentive Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder), provided that if the term of a non-qualified option would expire at a time when trading in the shares of our Common Stock is prohibited by the Company’s insider trading policy, the option’s term shall be extended automatically until the 30th day following the expiration of such prohibition (as long as such extension shall not violate Section 409A of the Code). Payment in respect of the exercise of an option may be made in cash, by check, by cash equivalent and/or by delivery of shares of our Common Stock valued at the fair market value at the time the option is exercised, or any combination of the foregoing, provided that such shares are not subject to any pledge or other security interest, or by such other method as the Compensation Committee may permit in its sole discretion, including (i) by delivery of other property having a fair market value equal to the exercise price and all applicable required withholding taxes, (ii) if there is a public market for the shares of our Common Stock at such time, by means of a broker-assisted cashless exercise mechanism or (iii) by means of a “net exercise” procedure effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price and all applicable required withholding taxes. In all events of cashless or net exercise, any fractional shares of Common Stock will be settled in cash.

2024 PROXY STATEMENT	75

PROPOSAL 4 — APPROVAL OF AN AMENDMENT TO THE OMNIBUS INCENTIVE PLAN

Stock Appreciation Rights. The Compensation Committee will be authorized to award stock appreciation rights (“SARs”) under the Omnibus Incentive Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, in the form of either cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the Omnibus Incentive Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs, including with respect to vesting and expiration. Except as otherwise provided by the Compensation Committee (in the case of Substitute Awards or SARs granted in tandem with previously granted options), the strike price per share of our Common Stock underlying each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant and the maximum term of a SAR granted under the Omnibus Incentive Plan will be ten years from the date of grant.

Restricted Stock. The Compensation Committee will be authorized to grant restricted stock under the Omnibus Incentive Plan, which will be subject to the terms and conditions established by the Compensation Committee. Restricted stock is Common Stock that is generally non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Any accumulated dividends will be payable at the same time that the underlying restricted stock vests.

Restricted Stock Unit Awards. The Compensation Committee will be authorized to grant RSU awards, which will be subject to the terms and conditions established by the Compensation Committee. A restricted stock unit award, once vested, may be settled in a number of shares of our Common Stock equal to the number of units earned, in cash equal to the fair market value of the number of shares of our Common Stock earned in respect of such restricted stock unit award or in a combination of the foregoing, at the election of the Compensation Committee. RSUs may be settled at the expiration of the period over which the units are to be earned or at a later date selected by the Compensation Committee. To the extent provided in an award agreement, the holder of outstanding RSUs shall be entitled to be credited with dividend equivalent payments upon the payment by us of dividends on shares of our Common Stock, either in cash or, at the sole discretion of the Compensation Committee, in shares of our Common Stock having a fair market value equal to the amount of such dividends (or a combination of cash and shares), and interest may, at the sole discretion of the Compensation Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Compensation Committee, which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time that the underlying RSUs are settled.

Other Stock-Based Awards. The Compensation Committee will be authorized to grant awards of unrestricted shares of our Common Stock, rights to receive grants of awards at a future date, other awards denominated in shares of our Common Stock, or awards that provide for cash payments based in whole or in part on the value of our Common Stock under such terms and conditions as the Compensation Committee may determine and as set forth in the applicable award agreement.

Effect of a Change in Control. Unless otherwise provided in an award agreement, or any applicable employment, consulting, change in control, severance or other agreement between us and a participant, in the event of a change in control (as defined in the Omnibus Incentive Plan), if a participant’s employment or service is terminated by us other than for cause (and other than due to death or disability) within the 12-month period following a change in control, then the Compensation Committee may provide that (i) all then-outstanding options and SARs held by such participant will become immediately exercisable as of such participant’s date of termination with respect to all of the shares subject to such option or SAR; and/or (ii) the restricted period (and any other conditions) shall expire as of such participant’s date of termination with respect to all of the then-outstanding shares of restricted stock or RSUs held by such participant (including without limitation a waiver of any applicable performance goals); provided that with respect to any award whose vesting or exercisability is otherwise subject to the achievement of performance conditions, the portion of such award that shall become fully vested and immediately exercisable shall be based on the assumed achievement of actual or target performance as determined by the Compensation Committee and, unless otherwise determined by the Compensation Committee, prorated for the number of days elapsed from the grant date of such award through the date of termination. In addition, the Compensation Committee may in its discretion and upon at least ten days’ notice to the affected persons, cancel any outstanding award and pay the holders, in cash, securities or other property (including of the acquiring or successor company), or any combination thereof,

76	2024 PROXY STATEMENT

PROPOSAL 4 — APPROVAL OF AN AMENDMENT TO THE OMNIBUS INCENTIVE PLAN

the value of such awards based upon the price per share of the Company’s Common Stock received or to be received by other stockholders of the Company in connection with the transaction (it being understood that any option or SAR having a per-share exercise price or strike price equal to, or in excess of, the fair market value (as of the date specified by the Compensation Committee) of a share of the Company’s Common Stock subject thereto may be canceled and terminated without payment or consideration therefor). Notwithstanding the above, the Compensation Committee shall exercise such discretion over the timing of settlement of any award subject to Section 409A of the Code at the time such award is granted.

Nontransferability. Each award may be exercised during the participant’s lifetime by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative. No award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution unless the Compensation Committee permits the award to be transferred to a permitted transferee (as defined in the Omnibus Incentive Plan).

Amendment. The term of the Omnibus Incentive Plan will expire on February 22, 2034. The Board of Directors may amend, suspend or terminate the Omnibus Incentive Plan at any time, subject to stockholder approval if necessary to comply with any tax, exchange rules, or other applicable regulatory requirement. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of such participant or recipient.

The Compensation Committee may, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any participant with respect to any award theretofore granted will not to that extent be effective without the consent of the affected participant; and provided further that, without stockholder approval, (i) no amendment or modification may reduce the exercise price of any option or the strike price of any SAR, (ii) the Compensation Committee may not cancel any outstanding option and replace it with a new option (with a lower exercise price) or cancel any SAR and replace it with a new SAR (with a lower strike price) or, in each case, with another award or cash in a manner that would be treated as a repricing (for compensation disclosure or accounting purposes), (iii) the Compensation Committee may not take any other action considered a repricing for purposes of the stockholder approval rules of the applicable securities exchange on which our common shares are listed and (iv) the Compensation Committee may not cancel any outstanding option or SAR that has a per-share exercise price or strike price (as applicable) at or above the fair market value of a share of our Common Stock on the date of cancellation and pay any consideration to the holder thereof. However, stockholder approval is not required with respect to clauses (i), (ii), (iii) and (iv) above with respect to certain adjustments on changes in capitalization.

Clawback/Forfeiture. Awards are subject to clawback or forfeiture to the extent required by our Incentive Compensation Clawback Policy, which is intended to meet the requirements of the NYSE and the Dodd-Frank Act relating to the recoupment of incentive compensation. The Omnibus Incentive Plan also provides that awards may be subject to clawback or forfeiture if the holder engages in certain actions adverse to the interests of the Company, is terminated for “cause” or violates the terms of a restrictive covenant agreement.

U.S. Federal Income Tax Consequences

The following is a general summary of the material U.S. federal income tax consequences of the grant, exercise and vesting of awards under the Omnibus Incentive Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards and is intended to reflect the current provisions of the Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local or payroll tax considerations. This summary assumes that all awards described in the summary are exempt from, or comply with, the requirement of Section 409A of the Code. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.

Stock Options. Holders of incentive stock options will generally incur no federal income tax liability at the time of grant or upon vesting or exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not

2024 PROXY STATEMENT	77

PROPOSAL 4 — APPROVAL OF AN AMENDMENT TO THE OMNIBUS INCENTIVE PLAN

dispose of the shares before the later of two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming the holding period is satisfied, no deduction will be allowed to us for federal income tax purposes in connection with the grant or exercise of the incentive stock option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Code for compensation paid to executives designated in those Sections. Finally, if an incentive stock option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the incentive stock option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

No income will be realized by a participant upon grant or vesting of an option that does not qualify as an incentive stock option (“a non-qualified stock option”). Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the underlying exercised shares over the option exercise price paid at the time of exercise, and the participant’s tax basis will equal the sum of the compensation income recognized and the exercise price. We will be able to deduct this same excess amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections. In the event of a sale of shares received upon the exercise of a non-qualified stock option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term gain or loss if the holding period for such shares is more than one year.

SARs. No income will be realized by a participant upon grant or vesting of a SAR. Upon the exercise of a SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR. We will be able to deduct this same amount for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture (i.e., the vesting date), the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to us. (Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act). We will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for U.S. federal income tax purposes, but such deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Restricted Stock Units. A participant will not be subject to tax upon the grant or vesting of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award. We will be able to deduct the amount of taxable compensation to the participant for U.S. federal income tax purposes, but the deduction may be limited under Sections 280G and 162(m) of the Code for compensation paid to certain executives designated in those Sections.

Section 162(m). In general, Section 162(m) of the Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to certain covered employees designated in

78	2024 PROXY STATEMENT

PROPOSAL 4 — APPROVAL OF AN AMENDMENT TO THE OMNIBUS INCENTIVE PLAN

Section 162(m) of the Code, including, but not limited to, its chief executive officer, chief financial officer, and the next three highly compensated executives of such corporation whose compensation is required to be disclosed in its proxy statement.

New Plan Benefits

The types and amounts of benefits that will be awarded under the Omnibus Incentive Plan, as amended by the 2024 Plan Amendment are not currently determinable. Awards granted under the Omnibus Incentive Plan, as amended by the 2024 Plan Amendment, are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. Information on equity-based awards recently granted under the Omnibus Incentive Plan to each of our NEOs is provided above under the headings “Summary Compensation Table” and “Grants of Plan-Based Awards in Fiscal 2023 Table.”

The proposal will be approved by the affirmative vote of a majority of the shares of our Common Stock present in person or by proxy at the 2024 Annual Meeting of Stockholders and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers do not have discretion to vote any uninstructed shares over the vote to approve the 2024 Plan Amendment.

The Board of Directors recommends that the stockholders vote FOR the approval of the 2024 Plan Amendment.

2024 PROXY STATEMENT	79

PROPOSAL 5 — APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION FOR EXCULPATION OF OFFICERS

PROPOSAL 5 Approval of an Amendment to the Certificate of Incorporation for Exculpation of Officers The Board of Directors recommends that the stockholders vote FOR the approval of this amendment.

The Board has unanimously approved and declared advisable, and recommends that our stockholders adopt, a proposed amendment to our Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation (the “Proposed Amendment”).

The below discussion is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Appendix B.

Background

Article VIII of our Amended and Restated Certificate of Incorporation currently includes a provision, authorized under the Delaware General Corporation Law (“DGCL”), that exculpates, or eliminates the personal liability of, Directors for breach of certain fiduciary duties as a Director to the fullest extent permitted by the DGCL.

Effective August 1, 2022, the State of Delaware, which is the Company’s state of incorporation, adopted amendments to Section 102(b)(7) of the DGCL to enable Delaware corporations to exculpate certain officers from direct claims for a breach of duty of care (the “Section 102(b)(7) Amendment”). The Section 102(b)(7) Amendment was adopted to address inconsistent treatment between officers and directors and address rising litigation and insurance costs. Specifically, the amendments to the DGCL allow Delaware corporations to exculpate their officers for personal liability for breaches of the duty of care in certain circumstances. The liability limitation does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law, or any transaction in which the director or officer derived an improper personal benefit. In addition, the Section 102(b)(7) Amendment permits officer exculpation only for direct claims brought by stockholders, as opposed to claims brought by or on behalf of the Company (e.g., derivative claims).

Reasoning of the Proposal

The Board believes that it is appropriate for directors and officers to remain free of the risk of financial ruin as a result of an unintentional misstep. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges in an evolving macroeconomic and regulatory environment, without the benefit of hindsight. The Board believes that exculpation provisions empower both directors and officers to exercise their best judgment in furtherance of stockholder interests. In addition, the Board believes treating officers and directors equitably in this regard is in the best interest of the Company and our stockholders and may help to limit frivolous litigation against our officers.

Other public companies, including some of our peers and competitors, have updated their governing documents to align with the Section 102(b)(7) Amendment, and the Board expects this practice to continue and become more widespread. Therefore, the Board believes that our ability to attract and retain highly qualified officer candidates may be adversely impacted if we do not implement the expanded protections now offered under Delaware law. Additionally, the Section 102(b)(7) Amendment will align the protections for our officers with those protections already afforded to our Directors. For these reasons, the Board unanimously approved the Proposed Amendment within the limits of the Section 102(b)(7) Amendment described in this proposal, subject to approval by stockholders.

As noted above, the new Delaware legislation only permits, and our Proposed Amendment would only permit, exculpation of certain officers of the Company for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions. The Proposed Amendment would not eliminate any officer’s monetary liability:

•	For breach of the officer’s duty of loyalty to the Company or its stockholders,

•	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

80	2024 PROXY STATEMENT

PROPOSAL 5 — APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION FOR EXCULPATION OF OFFICERS

•	For any transaction from which the officer derived an improper personal benefit, or

•	For claims brought by ADT itself or for derivative claims brought by stockholders in the name of ADT.

The rationale for so limiting the scope of liability is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on its behalf and who will be able to exercise their best judgment in furtherance of stockholder interests. For these reasons, our Board has unanimously determined that it is in the best interests of the Company and its stockholders to seek to update the exculpation provision to include officers of the Company.

Proposed Amendment

If approved, the Section 102(b)(7) Amendment would modify our Amended and Restated Certificate of Incorporation by amending Article VIII to read as follows:

To the fullest extent permitted by the DGCL, as it now exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders. Any repeal or amendment or modification of this Article VIII (including by changes in applicable law), or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VIII, shall, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide a broader limitation on a retroactive basis than permitted prior thereto), and shall not adversely affect any limitation on the personal liability of any director of the Corporation with respect to acts or omissions occurring prior to the time of such repeal or amendment or modification or adoption of such inconsistent provision. If any provision of the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of directors or officers shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The officers that would be covered by this provision would be our president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, and chief accounting officer who served at any time during the course of conduct alleged in the action or proceeding to be wrongful, any other officer identified in our public filings with the SEC as one of our most highly compensated executive officers, that is, our NEOs, and any individual who, by written agreement with the Company, has consented to be identified as an officer for purposes of accepting service of process, at any time during the course of conduct alleged in the action or proceeding to be wrongful.

Set forth in Appendix B to this Proxy Statement is a form of the Proposed Amendment that would be adopted should this proposal be approved by stockholders at the 2024 Annual Meeting. If stockholders approve this proposal, the changes described above will become legally effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which is expected to occur shortly following the 2024 Annual Meeting. However, even if stockholders approve this proposal, the Board may, in its sole discretion, abandon this Proposed Amendment to reflect new Delaware law provisions regarding officer exculpation without further stockholder action prior to the effectiveness of the filing of the Certificate of Amendment relating to such amendment and, if abandoned, this Proposed Amendment to reflect new Delaware law provisions regarding officer exculpation will not become effective. If stockholders do not approve this proposal, the changes described above will not be made and the Proposed Amendment described above will not take effect.

2024 PROXY STATEMENT	81

PROPOSAL 6— RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 6 Ratification of Appointment of Independent Registered Public Accounting Firm The Board of Directors recommends that the stockholders vote FOR such ratification.

The Audit Committee has appointed PricewaterhouseCoopers LLP to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. PricewaterhouseCoopers LLP has served as the Company’s or its predecessors’ independent registered public accounting firm since fiscal year 2010 and is considered by the Audit Committee and the Board of Directors to be well qualified. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The proposal will be approved by the affirmative vote of a majority of the shares of our Common Stock and Class B Common Stock, voting together, present in person or by proxy at the 2024 Annual Meeting and entitled to vote. Abstentions will have the effect of voting “against” the proposal. Brokers have discretion to vote any uninstructed shares over the ratification of appointment of accountants.

While stockholder ratification of the selection of PricewaterhouseCoopers LLP is not required by the Company’s Bylaws or other governing documents or law and is not binding on the Audit Committee, the Board is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as the Board believes it is a matter of good corporate governance. If stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP but may choose to continue the engagement. Even if the selection is ratified, the Audit Committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

82	2024 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our Common Stock and Class B Common Stock

The following table sets forth the beneficial ownership of our Common Stock and Class B Common Stock as of March 27, 2024 by:

•	Each person, or group of affiliated persons, who we know to beneficially own more than 5% of our Common Stock or of our Class B Common Stock;

•	Each of our NEOs;

•	Each of our directors; and

•	All of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is 1501 Yamato Road, Boca Raton, FL 33431.

	Vested Options (convertible into Common Stock on a 1:1 basis)	Common Stock Beneficially Owned		Class B Common Stock Beneficially Owned		Total Common Stock and Class B Common Stock Beneficially Owned
		Total	%	Total	%	Total	% (1)

More than 5% Stockholders

Apollo Funds(2)	—	423,550,366	49.5%	—	—	423,550,366	46.5%

State Farm Fire & Casualty Company(3)	—	133,333,333	15.6%	—	—	133,333,333	14.6%

Google LLC(4)	—	—	—	54,744,525	100%	54,744,525	6.0%

NEOs and Directors(5)

James D. DeVries(6)	4,343,585	3,525,526	*	—	—	7,869,111	*

Kenneth J. Porpora	145,684	133,102	*	—	—	278,786	*

Jeffrey A. Likosar(7)	2,397,120	1,899,274	*	—	—	4,296,394	*

Daniel M. Bresingham	1,916,930	1,412,816	*	—	—	3,329,746	*

David W. Smail	489,413	322,790	*	—	—	812,203	*

Donald M. Young(8)	2,195,711	1,824,663	*	—	—	4,020,374	*

Wayne D. Thorsen	—	105,101	*	—	—	105,101	*

Harriet K. Harty	—	145,623	*	—	—	145,623	*

Stephanie Drescher	—	—	—	—	—	—	—

Tracey R. Griffin	—	87,421	*	—	—	87,421	*

Benjamin Honig	—	—	—	—	—	—	—

William M. Lewis, Jr.	—	—	—	—	—	—	—

Nicole Bonsignore	—	—	—	—	—	—	—

Marques Coleman	—	—	—	—	—	—	—

Reed B. Rayman	—	—	—	—	—	—	—

Paul J. Smith	—	—	—	—	—	—	—

Lee J. Solomon	—	—	—	—	—	—	—

Matthew E. Winter	—	86,650	*	—	—	86,650	*

Sigal Zarmi	—	41,889	*	—	—	41,889	*

All current directors and executive officers as a group (19 persons)	10,475,476	9,271,988	1.1%	—	—	19,747,464	2.2%

2024 PROXY STATEMENT	83

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

*	Represents less than one percent of shares outstanding.

(1)

Percentage of shares beneficially owned is based on 910,373,928 shares of Common Stock, which includes 855,629,403 shares of Common Stock and 54,744,525 shares of Class B Common Stock, as converted to Common Stock on a one-to-one basis, outstanding as of March 27, 2024, which assumes no options are exercised by any holder in accordance with Rule 13d-3(d)(1)(i) of the Exchange Act.

(2)

Represents shares of our Common Stock held of record by Prime Security Services TopCo (ML), L.P. (“TopCo ML LP”) and Prime Security Services TopCo (ML II), L.P. (“TopCo ML II LP”). Prime Security Services TopCo (ML), LLC (“Prime TopCo ML”) serves as the general partner of TopCo ML LP, and Prime Security Services TopCo (ML II), LLC (“Prime TopCo ML II”) serves as the general partner of TopCo ML II LP. Prime Security Services TopCo Parent GP, LLC (“TopCo Parent GP”) serves as the sole member of Prime TopCo ML. AP VIII Prime Security Services Holdings, L.P. (“AP VIII Prime Security LP”) serves as the sole member of TopCo Parent GP. Prime Security Services GP, LLC (“Prime GP”) serves as the general partner for AP VIII Prime Security LP and as the sole member for Prime TopCo ML II. AP VIII Prime Security Services Management, LLC (“AP VIII Prime Security Management”) is the investment manager of AP VIII Prime Security LP and Prime GP. Apollo Management, L.P. (“Apollo Management”) is the sole member-manager of AP VIII Prime Security Management, and Apollo Management GP, LLC (“Management GP”) is the general partner of Apollo Management. Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Management GP. Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings. The address of TopCo ML LP, TopCo ML II LP, Prime TopCo ML LP, Prime TopCo ML II LP, TopCo Parent GP, Prime GP and AP VIII Prime Security LP is 100 West Putnam Avenue, Greenwich, CT 06830. The address of each of AP VIII Prime Security Management, Apollo Management, Management GP, Management Holdings and Management Holdings GP is 9 West 57th Street, 43rd Floor, New York, NY 10019.

(3)

State Farm and its parent State Farm Mutual Automobile insurance Company share voting and dispositive power over the 133,333,333 shares of Common Stock. The address of the principal business office of State Farm is One State Farm Plaza, Bloomington, IL 61710.

(4)

Google LLC owns 54,744,525 shares of Class B Common Stock, which is all of the outstanding shares of our Class B Common Stock. The amount shown in the total column assumes an as-converted to Common Stock basis. Each of Google LLC, XXVI Holdings Inc. and Alphabet Inc. may be deemed to have sole power to vote or sole power to dispose of the securities owned directly by Google LLC. The address of each of Google LLC, XXVI Holdings Inc. and Alphabet Inc. is 1600 Amphitheatre Parkway, Mountain View, CA 94043.

(5)

Except for shares issuable upon exercise of options listed in the table above under the heading “Vested Options,” none of our NEOs and directors beneficially own shares of Common Stock issuable upon the vesting of RSUs or upon the exercise of options within 60 days, except directors Winter, Griffin and Zarmi who each have 16,835 RSUs vesting on May 24, 2024.

(6)	2,446,743 shares are held indirectly by Bethel Ventures LLC, of which Mr. DeVries is the manager and a member.

(7)	1,464,837 shares are held indirectly by JSKC LLC, of which Mr. Likosar is a manager and a member.

(8)	1,718,067 shares are held indirectly by Sweet Yourself LLC, of which Mr. Young is the manager and sole member.

As of October 3, 2019, certain investment funds directly or indirectly managed by Apollo (the “Apollo Funds”) informed the Company that they have pledged all of their shares of the Company’s Common Stock, which as of March 19, 2024 amounted to 423,550,366 shares, pursuant to a margin loan agreement and related documentation, as thereafter amended from time to time, on a non-recourse basis. Apollo has informed the Company that the loan to value ratio of the margin loan on March 19, 2024 was equal to approximately 39.32%. Apollo has also informed the Company that the margin loan agreement contains customary default provisions and that in the event of a default under the margin loan agreement the secured parties may foreclose upon any and all shares of the Company’s Common Stock pledged to them.

Certain members of the Company’s executive team and certain employees of the Company were entitled to receive their share of the margin loan proceeds (based on their share ownership of the Apollo Funds) at such times as Apollo received its proceeds. Such persons had the option to either (a) receive such proceeds as distributed or (b) to defer receipt of such proceeds until their attributable share of the obligations under the margin loan have been satisfied in full. In the case of elections to receive such proceeds as distributed, such proceeds remain subject to recall until such time as all obligations under the margin loan agreement and related documentation are satisfied in full.

The Company has not independently verified the foregoing disclosure. When the margin loan agreement was entered into, and as requested when amended, the Company delivered customary letter agreements to the secured parties in which it has, among other things, agreed, subject to applicable law and stock exchange rules, not to take any actions that are intended to hinder or delay the exercise of any remedies by the secured parties under the margin loan agreement and related documentation, as amended. Except for the foregoing, the Company is not a party to the margin loan agreement and related documentation and does not have, and will not have, any obligations thereunder.

Units of Prime TopCo LP

The equity interests of Prime TopCo LP consist of Class A-1 Units and Class A-2 Units. Certain investment funds directly or indirectly managed by Apollo beneficially own 100% of the 346,416,667 issued and outstanding Class A-1 Units of Prime

84	2024 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

TopCo LP, and the Koch Investor beneficially owns detachable warrants for the purchase of 7,620,730 Class A-1 Units in Prime TopCo LP. There are 2,351,282 issued and outstanding Class A-2 Units. The following table sets forth the beneficial ownership as of March 27, 2024 of the Class A-2 Units of Prime TopCo LP by:

•	Each of our NEOs;

•	Each of our directors; and

•	All of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the Class A-2 Units beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is 1501 Yamato Road, Boca Raton, FL 33431.

Class A-2 Units Beneficially Owned(1)
	Number	Percent

NEOs and Directors(2)

James D. DeVries(3)	100,904	4.29%

Jeffrey A. Likosar(4)	88,795	3.78%

David W. Smail	—	—%

Wayne D. Thorsen	—	—%

Donald M. Young(5)	436,428	18.56%

Kenneth J. Porpora	—	—%

Daniel M. Bresingham	196,613	8.36%

Harriet K. Harty	—	—%

Nicole Bonsignore	—	—%

Marques Coleman	—	—%

Stephanie Drescher	—	—%

Tracey R. Griffin	—	—%

Benjamin Honig	—	—%

William M. Lewis, Jr.	—	—%

Eric L. Press	—	—%

Reed B. Rayman	—	—%

Paul J. Smith	—	—%

Lee J. Solomon	—	—%

Matthew E. Winter	—	—%

Sigal Zarmi	—	—%

All current directors and executive officers as a group (20 persons)	822,740	34.99%

(1)	Percentage of shares beneficially owned is calculated using 2,351,282 Class A-2 Units outstanding.

(2)	None of our NEOs and directors beneficially own Class A-2 Units issuable upon the exercise of options.

(3)	All such shares are held indirectly by Bethel Ventures LLC, of which Mr. DeVries is a manager and a member.

(4)	All such shares are held indirectly by JSKC LLC, of which Mr. Likosar is a manager and a member.

(5)	All such shares are held indirectly by Sweet Yourself LLC, of which Mr. Young is the manager and sole member.

2024 PROXY STATEMENT	85

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities (the “10% Stockholders”) to file reports of ownership and changes of ownership with the SEC. The Company may assist its directors, officers and certain 10% Stockholders in the completion of such Section 16 reports and in filing these reports on their behalf. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, the Company believes that, during fiscal year 2023, all filing requirements applicable to executive officers, directors and 10% Stockholders were complied with in a timely manner, with the exception of one late filing on Form 3 to report the initial holdings of Marques Coleman upon his appointment as a director of the Company in September 2023.

86	2024 PROXY STATEMENT

STOCKHOLDER PROPOSALS

STOCKHOLDER PROPOSALS

To be considered for inclusion in next year’s proxy statement and form of proxy, stockholder proposals for the 2025 Annual Meeting of Stockholders must be received at our principal executive offices no later than the close of business on December 9, 2024, unless the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or after May 22, 2025, in which case the proposal must be received within a reasonable time before we begin to print and mail our proxy materials.

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2025 Annual Meeting of Stockholders, stockholders are advised to review our Bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, in accordance with our Bylaws, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any such stockholder proposal or director nomination must be received between January 22, 2025 and February 21, 2025 for the 2025 Annual Meeting of Stockholders. In the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 22, 2025, notice by the stockholder, to be timely, must be so delivered not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting of Stockholders and no later than the close of business on the 90th day prior to the date of such annual meeting. If the public announcement of the date of the 2025 Annual Meeting of Stockholders is less than 100 days prior to such meeting, then to be timely, the notice by the stockholder must be received by us not later than the close of business on the tenth day following the day on which the first public announcement of the date of the 2025 Annual Meeting of Stockholders is made by the Company. All such proposals should be sent to our Secretary at ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431.

We advise you to review our Bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent Bylaw provisions are available on request to our Secretary at the address set forth above.

2024 PROXY STATEMENT	87

SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

Q:	Who is receiving these proxy materials?

A:

Holders of the Common Stock and holders of Class B Common Stock of the Company are receiving these proxy materials. We refer to the holders of Common Stock as our Common Stockholders. We refer to our holders of Class B Common Stock as our Class B Common Stockholders. We refer to all of our holders of Common Stock and Class B Common Stock together as “stockholders” in the proxy materials.

Q:	Why did I receive these proxy materials?

A:

The Board of Directors of the Company is soliciting proxies for our 2024 Annual Meeting of Stockholders. The Company will conduct its Annual Meeting on Wednesday, May 22, 2024, beginning at 8:30 a.m. EDT, by live audio webcast in lieu of an in-person meeting.

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid executive officers, and other required information. Our annual report to stockholders for the fiscal year ended December 31, 2023 is available to review with this proxy statement. We are mailing a notice of the Annual Meeting (and, for those who request it, a paper copy of this proxy statement and the enclosed form of proxy) to our stockholders on or about April 8, 2024.

Q:	Who can vote at the Annual Meeting?

A:

All stockholders of record at the close of business on March 27, 2024, the record date for this year’s Annual Meeting, are entitled to attend and to vote on all items properly presented at the Annual Meeting, except that Class B Common Stockholders are not entitled to vote on the election of directors.

Q:	How can I vote my shares in person and participate at the Annual Meeting?

A:

You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting https://www.proxydocs.com/ADT and entering the control number included in our Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials. Online voting can be submitted at https://www.proxypush.com/ADT.

Q:	What are my voting rights?

A:

Each share of Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting. Each share of Class B Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting, except for the election of directors. Shares of Class B Common Stock are voted on a one-to-one as-converted to Common Stock basis on the matters upon which the Class B Common Stockholders are entitled to vote at the Annual Meeting. At the close of business on March 27, 2024, the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting, there was an aggregate of 910,373,928 shares of common stock outstanding consisting of 855,629,403 shares of Common Stock and 54,744,525 shares of Class B Common Stock. A list of all stockholders as of the record date will be available during ordinary business hours at the Company’s principal place of business located at 1501 Yamato Road, Boca Raton, FL 33431, from the Secretary of the Company, at least 10 days before the Annual Meeting, and will also be available at the Annual Meeting.

You are not entitled to appraisal or dissenters’ rights for any matter being voted on at the 2024 Annual Meeting.

Q:	Who is asking me for my vote?

A:

The Company is soliciting your proxy on behalf of the Board of Directors. We will pay the entire cost of this proxy solicitation, including the cost of preparing and mailing the Notice of Internet Availability of Proxy Materials and the proxy statement.

88	2024 PROXY STATEMENT

SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

Q:	What proposals will be voted on at the Annual Meeting?

A:	The six matters scheduled to be voted on at the Annual Meeting are:

1.

The election of James D, DeVries, Tracey R. Griffin, Benjamin Honig and Lee J. Solomon to the Board of Directors as Class I directors, in each case, for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2027;

2.	An advisory vote to approve the compensation of the Company’s NEOs;

3.	An advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s NEOs;

4.	An amendment to the Company’s Omnibus Incentive Plan to increase the number of shares of Common Stock for issuance thereunder;

5.	An amendment to the Company’s Certificate of Incorporation to reflect the Delaware law provisions regarding officer exculpation; and

6.

The ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. In addition, such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof may be voted on. Class B Common Stockholders are not entitled to vote upon the election of directors.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors recommends that you vote:

•	FOR the re-election of each of the director nominees, if you are a Common Stockholder;

•	FOR the approval of, on an advisory basis, the compensation of the Company’s NEOs;

•	FOR the option of ONCE EVERY YEAR as the preferred frequency of advisory votes to approve the compensation of the Company’s NEOs;

•	FOR the approval of an amendment to our Omnibus Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder;

•	FOR the approval of an amendment to our Certificate of Incorporation to reflect Delaware law provisions regarding officer exculpation;

•	FOR the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

•	In your discretion on such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof, where no choice is specified.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full printed set?

A:

In accordance with the rules of the SEC, the Company is providing access to its proxy materials via the Internet. Accordingly, the Company is mailing a Notice of Internet Availability of Proxy Materials to stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the Internet or to request a printed set may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:	Where can I view the proxy materials on the Internet?

A:	The Notice provides you with instructions on how to:

•	View proxy materials for the Annual Meeting via the Internet;

•	Attend the live webcast of the Annual Meeting; and

•	Instruct the Company to send future proxy materials to you by email.

2024 PROXY STATEMENT	89

SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

You can view the proxy materials for the Annual Meeting online at https://investor.adt.com by clicking on the dropdown menu entitled “Financials” and selecting “Annual Reports.”

Q:	How do I vote?

A:

If you are a stockholder on the record date, you may vote by following the instructions for voting in the Notice. If you receive paper copies of these proxy materials, you can vote by completing, signing and dating the proxy card you received from us and returning it in the enclosed envelope. You may also vote via the Internet by following the instructions for voting in the Notice.

If you vote online, by phone or by mailing in a proxy card, you or your legally appointed proxy may still attend the Annual Meeting.

Q:	Can I change my vote after I have delivered my proxy?

A:

Yes. You may change your vote at any time before voting concludes at the Annual Meeting by: Providing another proxy, or using any of the available methods for voting, with a later date; notifying the Company’s Secretary in writing before the Annual Meeting that you wish to revoke your proxy; or voting during the live webcast of the meeting by visiting https://www.proxypush.com/ADT and entering the control number included in our Notice of Internet Availability of Proxy Materials, on your proxy card or in the instructions that accompanied your proxy materials.

Q:	What is a quorum?

A:

For the purposes of the Annual Meeting, a “quorum” is a majority in voting power of the combined outstanding shares of Common Stock and Class B Common Stock owned by stockholders on the record date entitled to vote at the meeting, represented in person or by proxy. Broker non-votes (as further described below) and abstentions are counted for purposes of determining whether a quorum is present.

Q:	What is broker “discretionary” voting?

A:

Under the rules of the NYSE, brokers who have transmitted proxy materials to customers may vote the shares of customers who fail to provide voting instructions on “routine matters,” but not on “non-routine matters.” When a broker’s customer does not provide the broker with voting instructions on non-routine matters, the broker cannot vote on those matters and instead reports the number of such shares as broker “non-votes.” Broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business, but they are not counted as shares voting. Thus, broker non-votes can have the effect of preventing approval of certain proposals where the number of affirmative votes, although a majority of the votes cast, does not constitute a majority of the voting power present.

Non-routine matters include the election of directors (Proposal 1), the advisory vote to approve the compensation of the Company’s NEOs (Proposal 2) (say on pay),and to approve of the frequency of the advisory vote to approve such compensation (Proposal 3) (say on frequency), the amendment to the Company’s Omnibus Incentive Plan (Proposal 4), and the amendment to the Company’s Certificate of Incorporation (Proposal 5). Therefore, if you hold your shares in street name through a broker, you must cast your vote if you want it to count in respect of these non-routine matters. The ratification of the appointment of the Company’s independent registered public accounting firm is a routine matter, so brokers will have discretion to vote any uninstructed shares on that proposal (Proposal 6).

Q:	How are matters presented at the Annual Meeting approved?

A:	Directors are elected by a plurality of the votes cast by our Common Stockholders at the Annual Meeting (Proposal 1). Class B Common Stockholders are not entitled to vote on the election of directors.

The affirmative vote of the holders of a majority in voting power of the shares of Common Stock and Class B Common Stock, voting together as a single class, present in person or represented by proxy and entitled to vote at the Annual Meeting is needed to approve the proposals to: (i) approve, on an advisory basis, the compensation of the Company’s NEOs (Proposal 2), (ii) approve the amendment to the Company’s Omnibus Incentive Plan (Proposal 4), (iii) approve the amendment to the Company’s Certificate of Incorporation (Proposal 5), and (iv) ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 6).

With respect to Proposal 3, the frequency of the advisory vote to approve the compensation of NEOs, we will consider the alternative receiving the greatest number of votes—once every year, once every two years or once every three years—to be the frequency that stockholders approve.

90	2024 PROXY STATEMENT

SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

With respect to all of the aforementioned proposals, abstentions and broker non-votes will be counted as present for purposes of establishing a quorum.

Abstentions and broker non-votes will have no effect on the election of directors (Proposal 1). or the frequency of the advisory vote to approve the compensation of the NEOs (Proposal 3) However, abstentions and broker non-votes will have the effect of votes “against” (i) the proposal to approve, on an advisory basis, the compensation of the Company’s NEOs (Proposal 2), (ii) the proposal to approve an amendment to the Company’s Omnibus Incentive Plan (Proposal 4), (iii) the proposal to approve an amendment to the Company’s Certificate of Incorporation (Proposal 5), and (iv) the proposal to ratify the appointment of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 6).

Q:	May I vote confidentially?

A:	Yes. Our policy is to keep your vote confidential, except as otherwise legally required, to allow for the tabulation and certification of votes and to facilitate proxy solicitation.

Q:	Who will count the votes?

A:	A representative of Mediant will count the votes and act as the inspector of election for the Annual Meeting.

Q:	What if additional matters are presented at the Annual Meeting?

A:

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. If any other business is presented at the Annual Meeting, your properly executed proxy gives authority to David Smail, our Executive Vice President, Chief Legal Officer and Secretary, and to Jeffrey Likosar, our President, Corporate Development, Chief Transformation Officer and Interim Chief Financial Officer, to vote on such matters at their discretion.

Q:	Where can I find the voting results from the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K that we will file with the SEC after the date of the Annual Meeting.

Q:	How can I obtain information about the Company?

A:

A copy of our fiscal 2023 Annual Report on Form 10-K is available on our website at https://investor.adt.com by clicking on the dropdown menu entitled “Financials” and selecting “Annual Reports.” Stockholders may also obtain a free copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including the financial statements and the financial statement schedules, by visiting our website or by sending a request in writing to our Secretary at ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431. Capitalized terms used in, but not defined in, this proxy statement have meanings as defined in our fiscal 2023 Annual Report on Form 10-K.

Q:	When are stockholder proposals due for consideration at next year’s annual meeting?

A:

Under SEC rules, for stockholder proposals to be considered for inclusion in the proxy statement for the 2025 Annual Meeting of Stockholders, they must be submitted in writing to our Secretary at ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431, on or before December 9, 2024. In addition, our Bylaws provide that for directors to be nominated or other proposals to be properly presented at the 2025 Annual Meeting of Stockholders, an additional notice of any nomination or proposal must be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, any such notice by the stockholder to be timely must be received by us not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting of Stockholders or, if the first public announcement of the date of the 2025 Annual Meeting of Stockholders is less than 100 days prior to such meeting, the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting of Stockholders is first made by the Company.

2024 PROXY STATEMENT	91

HOUSEHOLDING MATTERS

HOUSEHOLDING MATTERS

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability of Proxy Materials or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Annual Report, this proxy statement and Notice may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials and/or proxy statement, either now or in the future, please contact our Secretary by mailing a request to ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431, or by calling our main telephone number at (561) 988-3600 and requesting to be connected to the office of our Secretary. Upon written or oral request to the Secretary, we will promptly provide a separate copy of the Annual Report and this proxy statement and Notice. In addition, stockholders at a shared address who receive multiple Notices of Internet Availability of Proxy Materials or multiple copies of proxy statements may request to receive a single Notice of Internet Availability of Proxy Materials or a single copy of proxy statements in the future in the same manner as described above.

92	2024 PROXY STATEMENT

OTHER MATTERS

OTHER MATTERS

The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the Annual Meeting other than that referred to herein. If any other business should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the enclosed proxy will have authority to vote, in their discretion, all shares represented by such proxies that have been received and not theretofore properly revoked.

We file our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements, and other documents electronically with the SEC under the Exchange Act. You may obtain such reports from the SEC’s website at www.sec.gov.

Our Investor Relations website address is https://investor.adt.com/. We make available, free of charge through our Investor Relations website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on those websites is not incorporated by reference or otherwise part of this proxy statement.

Upon the written request of any record holder or beneficial owner of Common Stock or our Class B Common Stock entitled to vote at the 2024 Annual Meeting of Stockholders, we will, without charge, provide a copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, for the fiscal year ended December 31, 2023, as filed with the SEC. Requests should be directed to our Secretary at ADT Inc., 1501 Yamato Road, Boca Raton, FL 33431.

2024 PROXY STATEMENT	93

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain information that may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. While we have specifically identified certain information as being forward-looking in the context of its presentation, we caution you that all statements contained in this proxy statement that are not clearly historical in nature, including statements regarding the planned ADT Solar restructuring activities and our subsequent announcement to exit the solar business entirely (the “ADT Solar Exit”); the Commercial Transaction between ADT and GTCR; the expected timetable for realizing expected benefits and synergies of the Commercial Transaction; the strategic investment by and long term partnership with State Farm Fire & Casualty Company (“State Farm”); anticipated financial performance, including the Company’s ability to achieve its stated guidance metrics and its progress toward its medium-term targets; management’s plans and objectives for future operations; the successful development, commercialization, and timing of new or joint products; the expected timing of product commercialization with State Farm or any changes thereto, including the ADT home security program for State Farm; business prospects; outcomes of regulatory proceedings; market conditions; our ability to deploy our business continuity and disaster plans and procedures to successfully respond to catastrophic events; our strategic partnership and ongoing relationship with Google LLC (“Google”); the expected timing of product commercialization with Google or any changes thereto; the successful internal development, commercialization, and timing of our next generation platform and innovative offerings; the successful conversion of customers who continue to utilize outdated technology; the current and future market size for existing, new, or joint products; any stated or implied outcomes with regards to the foregoing; and other matters. Any stated or implied outcomes with regards to the foregoing are forward-looking.

Without limiting the generality of the preceding sentences, any time we use the words “ expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and, in each case, their negative or other various or comparable terminology, and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. For ADT, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, without limitation:

•

our ability to effectively implement our strategic partnership with, commercialize products with, or utilize any of the amounts invested in us by State Farm or provided by State Farm for research and development or other purposes;

•	our ability to keep pace with rapid technological changes, including the development of our next-generation platform, and industry changes;
•	our ability to effectively implement our strategic partnership with or utilize any of the amounts invested in us by Google;
•	the impact of supply chain disruptions;
•	our ability to maintain and grow our existing customer base;
•

our ability to sell our products and services or launch new products and services in highly competitive markets, including the home security and automation market, the commercial fire and security markets, and the solar market, and to achieve market acceptance with acceptable margins;

•	our ability to successfully upgrade obsolete equipment installed at our customers’ premises in an efficient and cost-effective manner;
•

changes in law, economic and financial conditions, including tax law changes, changes to privacy requirements, changes to telemarketing, email marketing and similar consumer protection laws, interest volatility, and trade tariffs and restrictions applicable to the products we sell;

94	2024 PROXY STATEMENT

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

•	any material changes to the valuation allowances we take with respect to our deferred tax assets;
•	the impact of potential information technology, cybersecurity, or data security breaches;
•	our dependence on third-party providers, suppliers, and dealers to enable us to produce and distribute our products and services in a cost-effective manner that protects our brand;
•

our ability to successfully implement an equipment ownership model that best satisfies the needs of our customers and to successfully implement and maintain our receivables securitization financing agreement or similar arrangements;

•	our ability to successfully pursue alternate business opportunities and strategies;
•	our ability to integrate various companies we have acquired in an efficient and cost-effective manner;
•	the amount and timing of our cash flows and earnings, which may be impacted by customer, competitive, supplier and other dynamics and conditions;
•	our ability to maintain or improve margins through business efficiencies; and
•	the other factors that are described under the heading “Risk Factors” in our last Annual Report on Form 10-K for the year ended December 31, 2023.

Forward-looking statements and information involve risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements, including without limitation, the risks and uncertainties disclosed or referenced in Part I Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 under the heading “Risk Factors.” Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. Much of the information in this proxy statement that looks toward future performance is based on various factors and important assumptions about future events that may or may not actually occur. As a result, our operations and financial results in the future could differ materially and substantially from those we have discussed in the forward-looking statements included in this proxy statement. Additional information regarding risks and uncertainties and other factors that could cause actual results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including the Company’s Current Reports on Form 8-K, Quarterly Reports on Form 10-Q, and Annual Reports on Form 10-K, including the annual report filed with the SEC for the year ended December 31, 2023 (including under the headings “Cautionary Statements Regarding Forward-Looking Statements” and “Risk Factors”). We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

April 8, 2024

2024 PROXY STATEMENT	95

APPENDIX A

PROPOSED AMENDMENTS TO ADT INC 2018 OMNIBUS INCENTIVE PLAN

The following are proposed changes to our 2018 Omnibus Incentive Plan as described in Proposal 4

SECOND AMENDMENT

TO ADT INC.

2018 OMNIBUS

INCENTIVE PLAN

The ADT Inc. 2018 Omnibus Incentive Plan (as amended, the “Plan”) is hereby amended, effective as of February 22, 2024 (the “Effective Date”), as follows:

1. Amendment to Section 2 of the Plan. Section 2 of the Plan is hereby amended by deleting the second sentence in its entirety and replacing it with the following:

“The expiration date of the Plan, on and after which date no Awards may be granted, shall be February 22, 2034; provided, however, that such expiration shall not affect awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.”

2. Amendment to Section 5(b) of the Plan. Section 5(b) of the Plan is hereby amended and restated in its entirety as follows:

“(b) Share Limits. Subject to Section 11 of the Plan and subsection (e) below, the following limitations apply to the grant of Awards: (i) no more than 137,545,456 shares of Common Stock may be reserved for issuance and delivered in the aggregate pursuant to Awards granted under the Plan (the “Share Pool”); (ii) no more than 137,545,456 shares of Common Stock may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan; and (iii) the maximum amount (based on the Fair Market Value of shares of Common Stock on the date of grant as determined in accordance with applicable financial accounting rules) of Awards that may be granted in any single fiscal year to any non-employee member of the Board, taken together with any cash fees paid to such non-employee member of the Board during such fiscal year, shall be $400,000; provided, that the foregoing limitation shall not apply in respect of any Awards issued to a non-employee director in respect of any one-time initial equity grant upon a non-employee director’s appointment to the Board.”

3. Effectiveness. In accordance with Section 13(a) of the Plan, the effectiveness of this Amendment is subject to the approval of the Company’s stockholders at the Company’s 2024 annual general meeting of stockholders. For the avoidance of doubt, if stockholder approval is not obtained, then this Amendment shall be void ab initio and of no force and effect.

4. Effect on the Plan. This Amendment shall not constitute a waiver, amendment or modification of any provision of the Plan not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Plan are and shall remain in full force and effect and are hereby ratified and confirmed. On and after the Effective Date, each reference in the Plan to “this Plan,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Plan as amended hereby. To the extent that a provision of this Amendment conflicts with or differs from a provision of the Plan, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

2024 PROXY STATEMENT	A-1

APPENDIX B

PROPOSED AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION

The following are proposed changes to our amended and restated certificate of incorporation as described in Proposal 5

CERTIFICATE OF AMENDMENT TO

THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

ADT INC.

ADT Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: That Article VIII of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows (the “Amendment”):

“To the fullest extent permitted by the DGCL, as it now exists or may hereafter be amended, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders. Any repeal or amendment or modification of this Article VIII (including by changes in applicable law), or the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VIII, shall, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide a broader limitation on a retroactive basis than permitted prior thereto), and shall not adversely affect any limitation on the personal liability of any director or officer of the Corporation with respect to acts or omissions occurring prior to the time of such repeal or amendment or modification or adoption of such inconsistent provision. If any provision of the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of directors or officers shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.”

SECOND: The Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

THIRD: All other provisions of the Amended and Restated Certificate of Incorporation of the Corporation shall remain in full force and effect.

FOURTH: The Amendment shall become effective upon filing of this Certificate of Amendment with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed on _________________, 2024.

ADT INC.

By: _____________________________________
Name: Title:

2024 PROXY STATEMENT	B-1

P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting by tablet or smartphone ADT Inc. Annual Meeting of Stockholders For Stockholders of record as of March 27, 2024 Wednesday, May 22, 2024 8:30 AM, Eastern Time Annual Meeting to be held live via the Internet—please visit www.proxydocs.com/ADT for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 8:30 AM, Eastern Time, May 22, 2024. This proxy is being solicited on behalf of the Board of Directors Internet: www.proxypush.com/ADT Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-390-9971 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/ADT The stockholder(s) hereby appoint(s) David Smail and Jeffrey Likosar, or either of them, (the “Named Proxies”)as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ADT INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, EDT on May 22, 2024, and any adjournments or postponements thereof, held live via the Internet. Please visit www.proxydocs.com/ADT for more details. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

ADT Inc. Annual Meeting of Stockholders Proxy Card Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2, 4, 5 AND 6 FOR “1 YEAR” ON PROPOSAL 3 ADT Inc. Annual Meeting of Stockholders Proxy Card PROPOSAL YOUR VOTE 1. Election of Class I Directors for a term that will expire at the 2027 Annual Meeting of Stockholders and until each of their successors has been duly elected and qualified. BOARD OF DIRECTORS RECOMMENDS FOR WITHHOLD 1.01 James D. DeVries FOR 1.02 Tracey R. Griffin FOR 1.03 Benjamin Honig FOR 1.04 Lee J. Solomon FOR FOR AGAINST ABSTAIN 2. Advisory vote to approve the compensation of our named executive officers FOR 3. Advisory vote on the frequency of future advisory votes to approve the compensation of our named executive officers 1YR 2YR 3YRABSTAIN 1 YEAR 4. Approval of an amendment to the omnibus incentive plan to increase the number of shares of common stock authorized for issuance thereunder and extend the term FOR AGAINST ABSTAIN FOR 5. Approval of an amendment to the articles of incorporation for the exculpation of officers FOR 6. Ratification of appointment of independent registered public accounting firm FOR 7. To transact such other business as may properly come before ADT Inc. at its Annual Meeting of Stockholders, or any postponement or adjournment thereof You must register to attend the meeting online and/or participate at www.proxydocs.com/ADT Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date